PROSPECTUS                                          Filed Pursuant to Rule 424B3
                                                     Registration Nos. 333-90590
                                                                    333-90590-01
                             AIMCO PROPERTIES, L.P.
   IS OFFERING TO ACQUIRE UP TO 270 UNITS OF LIMITED PARTNERSHIP INTEREST OF

                      VMS NATIONAL RESIDENTIAL PORTFOLIO I
            (A PARTICIPANT IN VMS NATIONAL PROPERTIES JOINT VENTURE)
                    IN EXCHANGE FOR YOUR CHOICE PER UNIT OF:
                   64.50 OF OUR PARTNERSHIP COMMON UNITS; OR
                                $3,000 IN CASH.

     Generally, you will not recognize any immediate taxable gain or loss if you exchange your units solely for our securities. However, you will recognize taxable gain or loss if you exchange your units for cash.

     Our offer consideration will be reduced for any distributions subsequently made or declared by your partnership prior to the expiration of our offer.

     We will only accept a maximum of 270 units in response to our offer. If more units are tendered to us, we will generally accept units on a pro rata basis according to the number of units tendered by each person. Our offer is not subject to any minimum number of units being tendered. In addition, if units are validly tendered and not properly withdrawn prior to the expiration date and the purchase of all such units would result in there being fewer than 320 unitholders, we will not purchase any units tendered in the offer.

     You will not pay any fees or commissions if you tender your units.

     Our offer and your withdrawal rights will expire at midnight, New York City time, on October 21, 2002, unless we extend the deadline. You may withdraw any tendered units at any time before we have accepted them for payment.

     SEE "RISK FACTORS" BEGINNING ON PAGE 29 OF THIS PROSPECTUS FOR A DESCRIPTION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OUR OFFER, INCLUDING THE FOLLOWING:

     - We determined the offer consideration of $3,000 per unit without any arms-length negotiations. Our offer consideration is near the low end of the range of our estimated liquidation values of your partnership ($0 to $20,714), and is less than our estimated going concern value of your partnership of $12,438 per unit. Accordingly, our offer consideration may not reflect the fair market value of your units.

     - A sale of your units for cash may result in a tax liability that exceeds the amount of cash you receive from us.

     - If AIMCO fails to qualify as a REIT, it may have a material adverse effect on the value of our units.

     - Your general partner is a subsidiary of ours and, therefore, has substantial conflicts of interest with respect to our offer.

     - We are making this offer with a view to making a profit and there is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     - Continuation of your partnership will result in our affiliates continuing to receive management fees from your partnership which would not be payable if your partnership was liquidated.

     - It is possible that we may conduct a subsequent offer at a higher price after expiration of this offer.

     - Unlike your partnership, our policy is to reinvest proceeds from the sale of our properties or refinancing of our indebtedness.

     - We may change our investment, acquisition or financing policies without a vote of our security holders.

     - If you acquire our securities, your investment will change from holding an interest in a few properties to holding an interest in our large portfolio of properties, thereby fundamentally changing the nature of your investment.

     - We cannot predict when the properties owned by your partnership may be sold. Your partnership will be required to sell such properties and liquidate if your partnership cannot refinance or repay its indebtedness at maturity in 2008.

     - There is currently no market for our units.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                        (Continued on next page)

                                August 22, 2002

                                                     (Continued from prior page)

     IF YOU ARE A RESIDENT OF ONE OF THE FOLLOWING STATES, YOU ARE ENTITLED TO EXCHANGE YOUR UNITS FOR OP UNITS, CASH OR A COMBINATION OF CASH AND OP UNITS:

COLORADO                                        MINNESOTA
CONNECTICUT                                     NEVADA
DELAWARE                                        NEW MEXICO
FLORIDA                                         OKLAHOMA
GEORGIA                                         RHODE ISLAND
ILLINOIS                                        UTAH
KANSAS                                          VIRGINIA
LOUISIANA                                       WEST VIRGINIA

IF YOU ARE NOT A RESIDENT OF ONE OF THESE STATES, YOU MAY EXCHANGE YOUR UNITS ONLY FOR CASH, AND NOT OP UNITS UNLESS THE STATE SECURITIES COMMISSION OF YOUR STATE APPROVES OUR OFFERING OF SUCH UNITS. WE HAVE MADE AN APPLICATION WITH YOUR STATE SECURITIES COMMISSION FOR THE APPROVAL OF THE OFFERING OF THE OP UNITS PURSUANT TO THIS PROSPECTUS. IF WE RECEIVE SUCH APPROVAL PRIOR TO THE EXPIRATION OF OUR OFFER, WE WILL SO ADVISE YOU.

     IF YOU ARE A RESIDENT OF THE STATE OF INDIANA, SOUTH DAKOTA OR WASHINGTON, THE STATE SECURITIES COMMISSION IN YOUR STATE HAS NOT APPROVED THE OFFERING OF OP UNITS PURSUANT TO THIS PROSPECTUS. ACCORDINGLY, YOU ARE ONLY ENTITLED TO EXCHANGE YOUR UNITS FOR CASH.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offer. Any representation to the contrary is unlawful.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
AIMCO AND THE AIMCO OPERATING PARTNERSHIP...................   27
RECENT DEVELOPMENTS.........................................   28
RISK FACTORS................................................   29
  Risks to Unitholders Who Tender Their Units in the
     Offer..................................................   29
  Risks to Unitholders Exchanging Units for OP Units in the
     Offer..................................................   31
  Risks Associated with Investing in AIMCO..................   38
  Risks to Unitholders Who Do Not Tender Their Units in the
     Offer..................................................   44
SPECIAL FACTORS TO CONSIDER.................................   46
VALUATION OF UNITS..........................................   47
BACKGROUND AND REASONS FOR THE OFFER........................   49
  Background of the Offer...................................   49
  Alternatives Considered...................................   49
  Expected Benefits of the Offer............................   51
  Disadvantages of the Offer................................   51
FAIRNESS OF THE OFFER.......................................   53
  Position of the General Partner of Your Partnership With
     Respect to the Offer; Fairness.........................   53
  Fairness to Unitholders Who Tender Their Units............   54
  Fairness to Unitholders Who Do Not Tender Their Units.....   54
  Comparison of Consideration to Alternative
     Consideration..........................................   55
  Allocation of Consideration...............................   57
YOUR PARTNERSHIP............................................   58
  General...................................................   58
  Your Partnership and Its Property.........................   58
  Property Management.......................................   58
  Investment Objectives and Policies; Sale or Financing of
     Investments............................................   58
  Capital Replacement.......................................   59
  Borrowing Policies........................................   59
  Competition...............................................   59
  Legal Proceedings.........................................   60
  History of the Partnership................................   60
  Fiduciary Responsibility of the General Partner of Your
     Partnership............................................   61
  Distributions and Transfers of Units......................   61
  Beneficial Ownership of Interests in Your Partnership.....   62
  Compensation Paid to the General Partner and its
     Affiliates.............................................   62
THE OFFER...................................................   63
  Terms of the Offer; Expiration Date.......................   63
  Acceptance for Payment and Payment for Units..............   63
  Procedure for Tendering Units.............................   64
  Withdrawal Rights.........................................   67
  Extension of Tender Period; Subsequent Offering Period;
     Termination; Amendment.................................   67
  Proration.................................................   68

                                                              PAGE
                                                              ----
  Fractional OP Units.......................................   69
  Future Plans of the AIMCO Operating Partnership...........   69
  Voting by the AIMCO Operating Partnership.................   69
  Dissenters' Rights........................................   70
  Conditions of the Offer...................................   70
  Effects of the Offer......................................   72
  Certain Legal Matters.....................................   73
  Fees and Expenses.........................................   74
  Accounting Treatment......................................   75
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...............   76
  Tax Opinions..............................................   76
  Tax Consequences of Exchanging Units Solely for OP
     Units..................................................   77
  Disguised Sales...........................................   78
  Tax Consequences of Exchanging Units for Cash and OP
     Units..................................................   78
  Tax Consequences of Exchanging Units Solely for Cash......   79
  Adjusted Tax Basis........................................   79
  Character of Gain or Loss Recognized Pursuant to the
     Offer..................................................   79
  Passive Activity Losses...................................   80
  Tax Reporting.............................................   80
  Foreign Offerees..........................................   81
  Tax Consequences of a Termination of Your Partnership.....   81
TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP
  UNITHOLDERS...............................................   81
  Partnership Status........................................   81
  Taxation of OP Unitholder.................................   83
  Allocations of the AIMCO Operating Partnership Profits and
     Losses.................................................   83
  Tax Basis of a Partnership Interest.......................   84
  Cash Distributions........................................   84
  Tax Consequences Relating to Contributed Assets...........   85
  Limitations on Deductibility of Losses....................   86
  Section 754 Election......................................   87
  Depreciation..............................................   87
  Sale, Redemption or Exchange of OP Units..................   87
  Disguised Sales...........................................   88
  Termination of the AIMCO Operating Partnership............   88
  Alternative Minimum Tax...................................   89
  Information Returns and Audit Procedures..................   89
  Taxation of Foreign OP Unitholders........................   90
  State, Local and Foreign Taxes............................   90
TAXATION OF AIMCO AND AIMCO STOCKHOLDERS....................   90
  General...................................................   90
  Tax Aspects of AIMCO's Investments in Partnerships........   96
  Taxation of Management Companies..........................   97
  Taxation of Taxable Domestic Stockholders.................   97
  Taxation of Foreign Stockholders..........................   98

                                                              PAGE
                                                              ----
  Taxation of Tax-Exempt Stockholders.......................  100
  State, Local and Foreign Taxes............................  101
DESCRIPTION OF OP UNITS AND THE AIMCO OPERATING PARTNERSHIP
  AGREEMENT.................................................  102
DESCRIPTION OF CLASS A COMMON STOCK.........................  112
COMPARISON OF OP UNITS AND CLASS A COMMON STOCK.............  116
COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING
  PARTNERSHIP...............................................  119
COMPARISON OF YOUR UNITS AND AIMCO OP UNITS.................  127
CONFLICTS OF INTEREST AND TRANSACTIONS WITH AFFILIATES......  130
  Conflicts of Interest with Respect to the Offer...........  130
  Conflicts of Interest that Currently Exist for Your
     Partnership............................................  130
  Competition Among Properties..............................  130
  Features Discouraging Potential Takeovers.................  130
  Transactions with Affiliates..............................  131
  Future Exchange Offers....................................  132
SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES.......  132
WHERE YOU CAN FIND MORE INFORMATION.........................  132
LEGAL MATTERS...............................................  133
EXPERTS.....................................................  134
ANNEX A -- DIRECTORS AND EXECUTIVE OFFICERS.................  A-1

                                    SUMMARY

     This summary highlights some of the information in this prospectus. We urge you to read this entire prospectus, including the information and the financial statements and notes thereto are incorporated herein by reference. See "Where You Can Find More Information." Your partnership is one of two joint venture participants in VMS National Properties Joint Venture ("VMS"), which owns the properties in which you own an indirect interest.

THE OFFER

     In exchange for each of your units, we are offering you a choice of:

     - 64.50 of our Partnership Common Units (the "OP Units");

     - $3,000 in cash; or

     - any combination thereof;

in each case, subject to reduction for any distribution subsequently made or declared by your partnership prior to the expiration of our offer.

     We will accept a maximum of 270 units in response to our offer. Our offer is not subject to any minimum number of units being tendered.

     If you are a resident of one of the following states, you are entitled to exchange your units for OP Units, cash or a combination of cash and OP Units:

Colorado                                   Minnesota
Connecticut                                Nevada
Delaware                                   New Mexico
Florida                                    Oklahoma
Georgia                                    Rhode Island
Illinois                                   Utah
Kansas                                     Virginia
Louisiana                                  West Virginia

If you are not a resident of one of these states, you may exchange your units only for cash, and not OP Units unless the state securities commission of your state approves our offering of such units. We have made an application with your state securities commission for the approval of the offering of the OP Units pursuant to this prospectus. If we receive such approval prior to the expiration of our offer, we will so advise you.

     If you are a resident of the State of Indiana, South Dakota or Washington, the state securities commission in your state has not approved the offering of OP Units pursuant to this prospectus. Accordingly, you are only entitled to exchange your units for cash.

     Our offer will expire at midnight, New York City time, on October 21, 2002, unless we extend the deadline. We will not have a subsequent offering period after the expiration date of the initial offering period (including any extensions).

     For the five years ended December 31, 2001, your partnership paid no distributions.

AIMCO AND THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of Apartment Investment and Management Company, or "AIMCO." AIMCO is a Maryland corporation and a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through its wholly owned subsidiary, AIMCO-GP, Inc., AIMCO acts as the sole general partner of the AIMCO Operating Partnership. As of June 30, 2002, AIMCO-GP and another AIMCO subsidiary, AIMCO-LP, Inc., a limited partner of the AIMCO Operating Partnership, owned approximately an 87% interest in the AIMCO Operating Partnership. As of June 30, 2002, our portfolio of owned or managed properties included 326,006 apartment units in 1,841 properties located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi-Housing Council, we believe that we are one of the largest owners and managers of multifamily apartment properties in the United States. As of June 30, 2002, we:

     - owned or controlled (consolidated) and managed 170,592 units in 663 apartment properties;

     - held an equity interest (unconsolidated) and managed 128,911 units in 966 apartment properties; and

     - managed for third party owners 26,503 units in 212 apartment properties, primarily pursuant to long term, non-cancelable agreements.

     Our principal executive offices are located at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222-7900, and our telephone number is (303) 757-8101.

AFFILIATION WITH YOUR GENERAL PARTNER

     We own the general partner of your partnership, MAERIL, Inc., and the company that manages the properties owned by VMS.

RISK FACTORS

     You should carefully consider the risks set forth under "Risk Factors" beginning on page 29 of this prospectus. The following highlights some of the risks associated with our offer and the disadvantages of the offer to you and should be considered when you review "Summary -- Background and Reasons for the Offer -- Expected Benefits of the Offer":

  RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

     Offer Consideration Not Based on Third Party Appraisal or Arms-Length Negotiation. We did not use any third-party appraisal or valuation to determine the value of any property owned by VMS. We established the terms of our offer, including the exchange ratio and the cash consideration, without any arms-length negotiations.

     Offer Consideration May Not Represent Fair Market Value. There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. The offer consideration does not necessarily reflect the price that you would receive in an open market for your units. Such prices could be higher or lower than our offer consideration.

     Offer Consideration Does Not Reflect Future Prospects. Our offer consideration is based on your partnership's current property income. It does not ascribe any value to potential future improvements in the operating performance of your partnership.

     Offer Consideration Based on Our Estimate of Liquidation Proceeds. The offer consideration represents only our estimate of the amount you would receive if we liquidated your partnership and VMS. In determining the liquidation value, we used the direct capitalization method to estimate the value of the VMS properties because we think a prospective purchaser of the properties would value the properties using this method. In doing so, we applied a capitalization rate to annual property income. We determined property income using annualized revenue for the quarter ended March 31, 2002 and actual costs and expenses for the fiscal year ended December 31, 2001. If actual property income, property income for a different period or a different capitalization rate was used, a higher valuation could result. Other methods of valuing your units could also result in a higher valuation.

     Offer Consideration May Be Less Than Liquidation Value. The actual proceeds obtained from a liquidation are highly uncertain and could be more or less than our estimate. Accordingly, our offer consideration could be less than the net proceeds that you would realize upon an actual liquidation of your partnership and VMS. Our cash offer consideration of $3,000 is near the low end of the range of our estimated liquidation values of your partnership of $0 to $20,714 per unit. Even if our cash offer consideration is equal to liquidation value, if you accept OP Units, you may not ultimately receive an amount equal to the cash offer consideration when you sell such OP Units or any AIMCO shares you may receive upon redemption of such OP Units.

     Holding Units May Result in Greater Future Value. You might receive more value if you retain your units until your partnership and VMS are liquidated. Our cash offer consideration of $3,000 is less than our estimated going value of your partnership of $12,438 per unit.

     Conflicts of Interest With Respect to the Offer. Your general partner is a subsidiary of ours and, therefore, has substantial conflicts of interest with respect to our offer. We are making this offer with a view to making a profit. There is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price.

     Conflicts of Interest Relating to Management Fees. Because our subsidiaries receive fees for managing your partnership and the VMS properties, a conflict of interest exists between our continuing the partnership and receiving such fees, and the liquidation of the partnership and the termination of such fees.

     Possible Subsequent Offer at a Higher Price. It is possible that we may make a subsequent offer at a higher price. Such a decision will depend on, among other things, the performance of your partnership, prevailing economic conditions, and our interest in acquiring additional units.

     Possible Recognition of Taxable Gain on a Sale of Your Units. In general, if you exchange your units solely for our units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units. If you exchange your units for both cash and units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you tender your units for cash or for both cash and units, the "amount realized" will be measured by the sum of the cash received plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities exceeds your tax basis for the units sold, you will recognize gain. Consequently, your tax liability resulting from such gain could exceed the amount of cash you receive from us.

     The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership, and whether the "passive loss" rules apply to your investments. You should review "United States Federal Income Tax Consequences," "-- Taxation of the AIMCO Operating Partnership and OP Unitholders" and "-- Taxation of AIMCO and AIMCO Stockholders." Because the income tax consequences of an exchange of units will not be the same for everyone, you should consult your tax advisor before determining whether to tender your units pursuant to our offer.

     Loss of Future Distributions from Your Partnership. For any units that we acquire from you, you will not receive any future distributions from your partnership's operating cash flow or upon a sale of property owned by VMS or a refinancing of any of its debt. If you tender your units in exchange for OP Units, you will be entitled to future distributions from us from our operating cash flow and upon a dissolution, liquidation or wind-up of the AIMCO Operating Partnership.

     Potential Delay in Payment. We reserve the right to extend the period of time during which our offer is open and thereby delay acceptance for payment of any tendered units. The offer may be extended and no payment will be made in respect of tendered units until the expiration of the offer and the acceptance of units for payment.

  RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

     Fundamental Change in Nature of Investment. If you tender your units in exchange for our OP Units, you will have changed fundamentally the nature of your investment from a partnership that distributes to its partners the proceeds from a sale of a property or a refinancing of its indebtedness, to a partnership that reinvests the proceeds from sales of properties and refinancings of its indebtedness. You will have changed from a small partnership with a partnership termination date of December 31, 2030 to a much larger partnership with a partnership termination date of 2093.

     Fundamental Change in Number of Properties Owned. If you tender your units for our OP Units, you will have changed your investment from an interest in a partnership that indirectly owns 15 properties through its interest in VMS, to an interest in a partnership that invests in and manages a large portfolio of properties.

     Value of OP Unit Consideration. The value of the OP Units that we are offering for each of your units may be less than our cash offer consideration. Each OP Unit is redeemable (after a one year holding period) for one share of AIMCO's Class A common stock (or cash equal to the market value of one share at the time of redemption). In determining the number of OP Units we are offering for each unit in your partnership, we divided the cash offer consideration of $3,000 by $46.63. However, on August 13, 2002, the last reported sale price of the Class A common stock was $42.20. If you exchange your units for OP Units and subsequently redeem the OP Units, the value of the shares of AIMCO Class A common stock you receive may be less than our current cash offer price.

     Lack of Trading Market for OP Units. There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

     Uncertain Future Distributions. Although the AIMCO Operating Partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that the AIMCO Operating Partnership will generate or the portion that we will choose to distribute.

     Possible Recognition of Taxable Gain on OP Units. There are tax risks associated with the acquisition, retention and disposition of OP Units. Although your general partner (which is our subsidiary) has no present intention to liquidate or sell your partnership's property or prepay the current mortgage on the property within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "Federal Income Taxation of the AIMCO Operating Partnership and OP Unitholders."

     Limitations on Effecting a Change of Control. Our charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

     Limitations on Transfer of OP Units. Investors in our partnership must hold the OP Units for one year, subject to exceptions. Thereafter transfers may be made subject to applicable transfer restrictions.

     Limited Voting Rights of Holders of OP Units. The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of limited partnership interests. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of the AIMCO

Operating Partnership. Such matters affecting the operation of the AIMCO Operating Partnership include liquidation and distribution policies, property purchases, and potential mergers or acquisitions.

     Litigation Associated with Partnership Acquisitions. We often acquire interests in limited partnerships that own apartment properties. In some cases (such as your partnership), we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. There is a risk that we will be subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. As a result, we may incur costs associated with defending or settling such litigation or paying any judgment if we lose. As of the present time, no limited partners of your partnership have initiated lawsuits on such grounds.

     Dilution of Interests of Holders of OP Units. We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

     Limitation of Liability. The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that the AIMCO Operating Partnership had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the OP Unitholders as a group to make specific amendments to the agreement of limited partnership or to take other action under the agreement of limited partnership constituted participation in the "control" of the AIMCO Operating Partnership's business, then an OP Unitholder could be held liable under specific circumstances for the AIMCO Operating Partnership's obligations to the same extent as the general partner.

     Conflicts of Interest and Fiduciary Responsibility. Conflicts of interest have arisen and could arise in the future as a result of the relationships between the general partner and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of general partner have fiduciary duties to manage the general partner in a manner beneficial to AIMCO, as the sole stockholder of the general partner. At the same time, the general partner, as the general partner, has fiduciary duties to manage the AIMCO Operating Partnership in a manner beneficial to the AIMCO Operating Partnership and its partners. The duties of the general partner, as general partner, to the AIMCO Operating Partnership and its partners may therefore come into conflict with the duties of the directors and officers of the general partner to its sole stockholder, AIMCO.

     Certain United States Tax Risks Associated with an Investment in the OP Units. For a general discussion of certain United States Federal income tax consequences resulting from the acquisition, holding, exchanging, and otherwise disposing of OP Units, see "United States Federal Income Tax
Consequences -- Taxation of the AIMCO Operating Partnership and OP Unitholders."

     State, Local And Other Tax Considerations. In addition to United States Federal income taxes, the AIMCO Operating Partnership and its OP Unitholders may be subject to state, local and foreign taxation, and may be required to file tax returns, in various jurisdictions in which the AIMCO Operating Partnership does business, owns property or resides. Each prospective investor is urged to consult his tax advisor in this regard.

  RISKS ASSOCIATED WITH INVESTING IN AIMCO

     Acquisitions May Adversely Affect Results of Operations. The selective acquisition, development and expansion of apartment properties are one component of our growth strategy but we can make no assurance as to our ability to successfully complete transactions in the future. Although we seek to acquire, develop and expand properties only when such activities increase our net income on a per share basis, such transactions may fail to perform in accordance with our expectations. In addition, we may not successfully integrate any acquired businesses or properties. If we fail to successfully integrate such businesses, our results of operations could be adversely affected.

     Risks Associated with Debt Financing. Our strategy is generally to incur debt to increase the return on our equity while maintaining acceptable interest coverage ratios. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. We are also subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us.

     Increases in Interest Rates. An increase in interest rates could increase our interest expense and reduce our cash flow and our ability to service our indebtedness and make distributions.

     Losses Due to Interest Rate Hedging Transactions. From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline.

     Covenant Restrictions of Restricted Payments. Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us.

     Dependence on Distributions from Subsidiaries. All of our properties are owned, and all of our operations are conducted, by the AIMCO Operating Partnership and our other subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations.

     Changes in the Real Estate Market. Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions beyond our control, such as the general economic climate, competition from other apartment communities and alternative housing and changes in interest rate levels and the availability of financing.

     Environmental Liabilities. Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous substances. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties.

     Compliance with Laws Benefiting Disabled Persons. Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Likewise, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. We may incur unanticipated expenses to comply with the ADA and the FHAA.

     Affordable Housing Regulations. As of December 31, 2001, we owned or controlled 28 properties, held an equity interest, with a combined average ownership percentage of 25%, in 353 properties and managed for third parties 112 properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the United States Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide mortgage insurance, favorable financing terms or rental assistance payments to the property owners. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. We must obtain the approval of HUD in order to manage, or acquire a significant interest in, a HUD-assisted or HUD-insured property. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue.

     Loss of Property Management Contracts. We manage some properties owned by third parties. In 2001, we received $17.3 million of revenue from the management of such properties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline.

     Dependence on Key Personnel. Although we have entered into employment agreements with our Chairman and Chief Executive Officer, Terry Considine, and our Vice Chairman and President, Peter K. Kompaniez, the loss of any of their services could have an adverse effect on our operations.

     Failure to Qualify as a REIT. AIMCO believes that it operates in a manner that enables it to meet the requirements for qualification as a REIT for Federal income tax purposes; however, future economic, market, legal, tax or other considerations may cause it to fail to qualify as a REIT, or its board of directors may determine to revoke its REIT status. If AIMCO fails to qualify as a REIT, it will not be allowed a deduction for dividends paid to its stockholders in computing its taxable income, and AIMCO will be subject to Federal income tax at regular corporate rates. This would substantially reduce the funds available for payment to AIMCO's investors.

     Limitation on Available Cash. As a REIT, AIMCO is subject to annual distribution requirements, which limit the amount of cash it has available for other business purposes, including amounts to fund its growth.

     Legislative or Other Actions Affecting REITs. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes in the tax laws (which may have retroactive application), could adversely affect AIMCO's investors.

     Other Tax Liabilities. Even if AIMCO qualifies as a REIT, AIMCO and its subsidiaries may be subject to certain Federal, state and local taxes on its income and property. Any such taxes would reduce AIMCO's operating cash flow.

     Antitakeover Provisions. The 8.7% ownership limit contained in AIMCO's charter may have the effect of precluding acquisition of control of AIMCO by a third party without the consent of AIMCO's board of directors. AIMCO's charter authorizes its board of directors to issue up to 510,587,500 shares of capital stock. Under the charter, the board of directors has the authority to classify and reclassify any of AIMCO's unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as the board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of AIMCO, even if a change in control were in stockholders' best interests.

     Maryland Business Statutes. In addition, as a Maryland corporation, AIMCO is subject to various Maryland laws which may have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offers, even if AIMCO's acquisition would be in its stockholders' best interests.

 RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

     Balloon Payments. VMS has approximately $93,243,000 of balloon payments due on its senior mortgage debt in 2008 and $28,250,000 due on its junior mortgage debt in 2008. If VMS cannot refinance or repay its indebtedness in 2008, VMS will be required to sell its properties and liquidate under the VMS plan of reorganization.

     Recognition of Income Because of the Declining Amount of Depreciation Deductions from the VMS Properties Without any Corresponding Distributions. As a limited partner, you are likely to continue to receive allocations of taxable income from your partnership without any corresponding distributions. Unless you have losses from passive investments (including VMS) or other tax attributes to offset such taxable income, you may be required to pay taxes in respect of such income without any corresponding receipt of cash. We currently estimate, based on certain projections, that partners in your partnership will receive taxable income of approximately $288,383 for 2002, $2,394,841 for 2003, $2,700,699 for
2004, $2,962,582 for 2005, $3,191,547 for 2006, $3,392,703 for 2007 and
$3,543,570 for 2008. The foregoing are merely estimates, and there can be no assurance that such estimates will prove accurate in the future. This situation has arisen primarily because of the declining amount of depreciation deductions from the properties in which your partnership has invested through VMS. All of the cash flow is currently dedicated to the payment of operating expenses, capital expenditures and debt service. Accordingly, we estimate that over the next seven years, the owner of one limited partnership unit will realize approximately $29,619 in taxable income from your partnership without any cash distributions to pay the tax due thereon.

     Possible Increase in Control of Your Partnership. As a result of the offer, we may increase our ability to influence voting decisions with respect to your partnership. However, we will not be able to control voting decisions unless we acquire more units in another transaction. Also, removal of your general partner (which is our subsidiary) or the manager of any property owned by your partnership may become more difficult or impossible without our consent or approval.

     Recognition of Gain Resulting from Possible Future Reduction in Your Partnership's Liabilities. Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner (which is our subsidiary) has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

     Risk of Inability to Transfer Units for 12-Month Period. Your partnership's agreement of limited partnership prohibits any transfer of units without the consent of your general partner (which is our subsidiary). Such consent may be withheld by your general partner in its sole discretion. Your general partner must withhold its consent if such transfer would result in the termination of your partnership for tax purposes which would occur if 50% or more of the total interest in your partnership is transferred within a 12-month period. If we acquire a significant percentage of the interest in your partnership in this offer, you may not be able to a transfer your units for a 12-month period following our offer.

     Uncertain Time Frame for Sale of Properties. There may be no way to liquidate your investment in your partnership in the future until the properties are sold and VMS is liquidated. VMS currently owns 15 properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.

VALUATION OF UNITS

     We determined the offer consideration by estimating the value of the VMS properties using the direct capitalization method. This method involves applying a capitalization rate to the annual property income. A capitalization rate is a percentage (rate of return), commonly applied by purchasers of residential real estate to property income to determine the present value of income property. The lower the capitalization rate utilized the higher the value produced, and the higher the capitalization rate utilized the lower the value produced. We determined property income for VMS using annualized revenue for the quarter ended March 31, 2002 and actual costs and expenses for the fiscal year ended December 31, 2001. Our method for selecting a capitalization rate begins with each property being assigned a location and condition rating (e.g., "A" for excellent, "B" for good, "C" for fair, and "D" for poor). We then adjust the capitalization rate based on whether the mortgage debt of the properties bear interest at a rate above or below 7.5% per annum. Generally, for every 0.5% in excess of 7.5%, the capitalization rate would be increased by 0.25%. The evaluation of a property's location and condition, and the determination of an appropriate capitalization rate for a property, is subjective in nature, and others evaluating the same property might use a different capitalization rate and derive a different property value. Although the direct capitalization method is a widely-accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. Further, in applying the direct capitalization method, others may make different assumptions and obtain different results. The proceeds that you would receive if you sold your units to someone else or if your partnership and VMS were actually liquidated might be higher or lower than our offer consideration. Based on our low and high estimated total gross property values for the VMS properties of $178,219,000 to $219,188,000, respectively, we derived a range of estimated unit values for your partnership of $0 to $20,714. Based on this range of unit values, we have decided to offer you $3,000 per unit.

                                                              LOW            HIGH
                                                         -------------   -------------
Gross valuation of partnership properties..............  $ 178,219,000   $ 219,188,000
Plus: Cash and cash equivalents........................      2,058,923       2,058,923
Plus: Other partnership assets, net of security
  deposits.............................................      4,047,336       4,047,336
Less: Mortgage debt, including accrued interest........   (132,338,390)   (132,338,390)
Less: GP Loans.........................................     (3,677,261)     (3,677,261)
Less: Class 3C Claims to PLT & ContiTrade..............    (39,585,360)    (42,138,521)
Less: Share to MF VMS..................................     (5,387,756)    (25,872,256)
Less: Accounts payable and accrued expenses............     (1,182,200)     (1,182,200)
Less: Other liabilities................................       (957,524)       (957,524)
                                                         -------------   -------------
Partnership valuation before taxes and certain costs...  $   1,196,768   $  19,128,107
Less: Extraordinary capital expenditures and deferred
  maintenance..........................................       (407,673)       (407,673)
Less: Closing costs....................................       (789,095)       (789,095)
                                                         -------------   -------------
Estimated net valuation of your partnership............  $           0   $  17,931,339
Percentage of estimated net valuation allocated to
  holders of units.....................................            n/a           70.61%
                                                         -------------   -------------
Estimated net valuation of units.......................  $           0   $  12,661,319
     Total number of units*............................         611.25          611.25
                                                         -------------   -------------
Estimated valuation per unit...........................  $        0.00   $   20,714.00
                                                         =============   =============

---------------

* Includes only non-default limited partners.

     In order to determine the number of OP Units we are offering for each of your units, we divided the cash offer consideration of $3,000 by a price of $46.63 to get 64.50 OP Units per unit.

BACKGROUND AND REASONS FOR THE OFFER

 BACKGROUND OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the VMS properties in which your partnership indirectly owns an interest. Our offer provides us with an opportunity to increase our ownership interest in these properties while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     In June 1999, we commenced a cash tender offer for your partnership at the price of $41 per unit, and acquired 21.75 units. On May 15, 2000, we commenced a cash tender offer for your partnership at the price of $289 per unit, and acquired 18 units. On October 18, 2001, we commenced a cash tender offer at the price of $1,082 per unit, and acquired 26.75 units in that offer.

     Through subsidiaries, AIMCO currently owns, in the aggregate, a 12.12% interest (or 66.24 units) in your partnership, including the interest held by the general partner of your partnership.

 ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner (which is our subsidiary):

     Liquidation. One alternative to our offer would be for VMS to sell its assets, distribute the net liquidation proceeds to its partners and for your partnership, in turn, to distribute its share of such proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If VMS were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers. However, a liquidating sale of property would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners.

     Continuation of Your Partnership Without the Offer. A second alternative would be for your partnership and VMS to continue operating without our offer. A number of advantages could result from the continued operation of your partnership and VMS. Given improving rental market conditions or improved operating performance, the level of distributions might increase over time. We believe it is possible that the private resale market for apartment properties could improve over time, making a sale of properties in a private transaction at some point in the future a more viable option than it is currently. However, there are several risks and disadvantages that result from continuing the operations of your partnership and VMS without the offer. If your partnership and VMS were to continue operating as presently structured, VMS will be required to sell its properties and liquidate under the VMS plan of reorganization if VMS cannot refinance or repay its indebtedness at maturity in 2008. If VMS were to sell its properties and liquidate, the liquidation proceeds payable to you and your partners could be more or less than our offer consideration.

     In addition, continuation of your partnership without the offer would deny you and your partners the benefits that your general partner (which is our subsidiary) expects to result from the offer. For example, a partner of your partnership would have no opportunity for liquidity unless the units were sold in a private transaction. Any such sale would likely be at a very substantial discount from fair market value.

 EXPECTED BENEFITS OF THE OFFER

     There are five principal advantages of exchanging your units for OP Units:

     - Tax Deferral. You generally will not recognize any immediate taxable gain if you exchange your units solely for OP Units.

     - Enhanced Liquidity After One Year. While the holders of the OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the NYSE.

     - Quarterly Distributions. Your partnership paid no distributions for the fiscal year ended December 31, 2001. All of the cash flow from your partnership is currently dedicated to the payment of operating expenses, capital expenditures and debt service. In addition, you are likely to continue to receive allocations of taxable income from your partnership without any corresponding distributions. Current annualized distributions on the OP Units are $3.28 per unit. Assuming no change in the level of our distributions, this is equivalent to a distribution of $211.56 per year on the number of OP Units you will receive in exchange for each of your partnership units.

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

 DISADVANTAGES OF THE OFFER.

     The principal disadvantages of the offer are:

     - Lack of Independent Price Determination. We determined the offer price and the terms of the offer, including the exchange ratio for OP Units. The terms of the offer and the nature of the securities could differ if they were subject to independent third party negotiations.

     - No Separate Representation of Limited Partners. In structuring the offer and determining the offer consideration, no one separately represented the interests of the limited partners. Although we have a fiduciary duty to the limited partners, we also have conflicting responsibilities to our equity holders. We did not appoint, or ask the limited partners to appoint, a party to represent only their interests.

     - No Proposal to Sell the Property. We are not proposing to try to liquidate the partnership and sell the property and distribute the net proceeds. An arms-length sale of such property after offering it for sale through licensed real estate brokers might be a better way to determine the true value of the property rather than the method we chose. The sale of the property and the liquidation of the partnership might result in greater pretax cash proceeds to you than our offer.

     - OP Units. OP Units lack a public market, have transfer restrictions and must be held for one year before they can be redeemed by a holder. The ultimate return on the OP Units is directly tied to the future price of AIMCO's Class A Common Stock. If you exchange your units for OP Units, you could ultimately receive less for such OP Units than the cash price in our offer.

     - Continuation of the Partnership. We are proposing to continue to operate your partnership and not liquidate it at the present time. Thus, our offer does not satisfy any expectation that you would receive the return of your investment in the partnership through a sale of the VMS properties at the present time. Although the actual proceeds obtained from a sale of the VMS properties is highly uncertain, we believe that at the present time, a sale of such properties would result in proceeds close to the low and of our current estimated range of values for such properties. Under these circumstances, limited partners of your partnership would not receive any proceeds from such sale. In addition, a sale of the VMS properties would be a taxable event to the limited partners of your partnership and could result in significant taxable income to the limited partners without any corresponding distributions. In determining the fairness of the offer, we and your general partner were aware of the fact that if VMS and your partnership were liquidated, your general partner (which is our subsidiary) would not continue to receive the fees that it currently receives. However, this fact did not affect our determination of whether or not to sell the VMS properties. The term of your partnership will expire on December 31, 2030, and the term of VMS will expire on September 26, 2044. If VMS cannot refinance or repay its indebtedness at maturity in 2008, VMS would be required to liquidate and sell its properties under the VMS plan of reorganization.

     - Possible Recognition of Taxable Gain. If you exercise your redemption right with respect to the OP Units within two years of the date that you transfer your units to the AIMCO Operating Partnership, your exchange of units for OP Units and cash could be treated as a disguised sale of your units and you would be required to recognize gain or loss in the year of the exchange on such disguised sale. See "United States Federal Income Tax Consequences -- Disguised Sales."

     For a description of certain risks of our offer, see "Risk Factors."

FAIRNESS OF THE OFFER

     Fairness to Unitholders. Your general partner is our subsidiary. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. Your general partner did not participate in the structuring of the offer. We and your general partner believe that the offer and all forms of consideration offered are fair to you and the other limited partners of your partnership. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations.

     If you choose not to tender any units, your interest in your partnership will remain unchanged, except that we may own a larger share of the limited partnership units in your partnership than we did before the offer. If we acquire a substantial number of units pursuant to the offer, we may be in a position to influence voting decisions with respect to your partnership. Your general partner (which is our subsidiary) has no present intention to liquidate, sell, finance or refinance the VMS properties within any specified time period. If VMS cannot refinance or repay its indebtedness at maturity in 2008, VMS will be required to sell its properties and liquidate under the VMS plan of reorganization.

     Comparison of Offer Price to Other Values. In evaluating the offer, your general partner (which is our subsidiary) has compared our cash offer consideration to:

     - your general partner's estimate of the net proceeds that would be distributed to you and your partners if VMS and your partnership were liquidated;

     - your general partner's estimate of the going concern value of your partnership if VMS continues to own and operate its properties; and

     - the net asset value of your partnership.

     The results of these comparative analyses are summarized as follows:

                                COMPARISON TABLE

                                                                PER UNIT
                                                              -------------
Cash offer price............................................        $ 3,000
Alternatives:
  Prior cash offer price....................................        $ 1,082
  Estimated range of liquidation proceeds...................  $0 to $20,714
  Estimated going concern value(1)..........................        $12,438
  Net asset value...........................................         $    0

---------------

(1) Assumes a sale of the partnership property in 2008 when the mortgage is due rather than a refinancing of the mortgages.

YOUR PARTNERSHIP

     General. VMS was organized in September 1984 under the laws of the State of Illinois. Its primary business is real estate ownership and related operations. VMS was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners.

     The general partners of VMS are VMS National Residential Portfolio I (your partnership) and VMS National Residential Portfolio II. Your partnership owns a 70.69% participation interest in VMS. A wholly owned subsidiary of AIMCO serves as manager of the VMS properties. There are currently 644 units of your partnership issued and outstanding, which are held of record by 736 limited partners.

     VMS's investment portfolio currently consists of the following 15 residential apartment complexes: Buena Vista, a 92-unit complex in Pasadena, California; Casa de Monterey, a 144-unit complex in Norwalk, California; Crosswood Park, a 180-unit complex in Citrus Heights, California; Mountain View, a 168-unit complex in San Dimas, California; Pathfinders Village, a 246-unit complex in Fremont, California; Scotchollow, a 418-unit complex in San Mateo, California; The Bluffs, a 137-unit complex in Milwaukee, Oregon; Vista Village, a 220-unit complex in El Paso, Texas; Chapelle Le Grande, a 105-unit complex in Merrillville, Indiana; Shadowood, a 120-unit complex in Monroe, Louisiana; Towers of Westchester Park, a 303-unit complex in College Park, Maryland; Terrace Gardens, a 126-unit complex in Omaha, Nebraska; North Park Apartments, a 284-unit complex in Evansville, Indiana; Watergate, a 140-unit complex in Little Rock, Arkansas; and Forest Ridge, a 278-unit complex in Flagstaff, Arizona.

     Your partnership's and general partner's principal executive offices are located at Colorado Center, Tower Two, 2000 South Colorado Boulevard, Suite 2-1000, Denver, Colorado 80222, telephone (303) 757-8101.

     For additional information about your partnership and VMS, please refer to the reports and other information filed by VMS with the Securities and Exchange Commission. See "Where You Can Find More Information."

     Investment Objectives and Policies; Sale or Financing of Investments. Your general partner (which is our subsidiary) regularly evaluates each property owned by VMS by considering various factors, such as its financial position and real estate and capital markets conditions. The general partner monitors the property's specific locale and sub-market conditions including stability of the surrounding neighborhood, evaluating current trends, competition, new construction and economic changes. It oversees the property's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for the property including any prepayment penalties, tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or retain the property. If rental market conditions improve, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the property in a private transaction at some point in the future a more viable option than it is currently. After taking into account the foregoing considerations, your general partner is not currently seeking a sale of any VMS property primarily because it expects operating performance to improve in the long term. In making this assessment, your general partner noted recent occupancy and rental rates. In particular, the general partner noted that it expects to spend approximately $407,673 for extraordinary capital improvements and deferred maintenance at the properties in 2002 to repair and update the properties. Although there can be no assurance as to future performance, these expenditures are expected to improve the desirability of the properties to tenants. The general partner does not believe that a sale of any property at the present time would adequately reflect its future prospects. Another significant factor considered by your general partner is the likely tax consequences of a sale of a property for cash. Such a transaction would likely result in tax liabilities for many limited partners.

     Term of Your Partnership. Under the VMS joint venture agreement, the term of VMS will continue until September 26, 2044. However, under your partnership's agreement of limited partnership, the term of your partnership will expire December 31, 2030, unless sooner terminated as provided in your partnership agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

     Capital Replacements. VMS was restricted to annual capital improvements of $300 per unit for all of the properties, which was the limit set by the senior and junior mortgage agreements for funding of capital improvements. AIMCO-LP, VMS and the servicer of the senior debt have agreed to a procedure to assess whether or not capital expenditures, in addition to those permitted under the $300 per unit limit, are needed at the properties and the methodology for funding any such capital expenditures. This procedure was completed for each of the properties. The parties agreed upon approximately $407,673 in required extraordinary capital expenditures and deferred maintenance for 2002 and that these costs would be funded out of the cash flows from the properties that otherwise would be utilized to pay debt service on the junior debt. As a result, the balloon payment due on the junior debt may be higher at maturity in January 2008 as accrued but unpaid interest is added to the principal balance.

     Borrowing Policies. Your partnership's agreement of limited partnership allows your partnership to incur debt. As of June 30, 2002, VMS had mortgage debt outstanding of $130,773,000. Your partnership's agreement of limited partnership also allows the general partner of your partnership to lend funds to your partnership. As of June 30, 2002, your general partner had loans outstanding of $3,606,000 to your partnership.

     Plan of Reorganization. In February 1991, VMS filed for Chapter 11 bankruptcy protection. The VMS plan of reorganization became effective in September 1993. The plan of reorganization provided that, for both your partnership and VMS National Residential Portfolio II, operating cash flow distributions would be made first to the limited partners in an amount equal to 12% per year (on a noncumulative basis) of the contributed capital of the limited partners; then, to the general partners, a subordinated incentive fee equal to 10.45% of remaining operating cash flow; and finally, of the balance to be distributed, 98% to the limited partners and 2% to the general partners.

     Under the reorganization plan, if your partnership and VMS were liquidated, after payment of all liabilities of VMS, the liquidation proceeds of VMS would be distributed as follows: (1) first to the limited partners of your partnership and VMS National Residential Portfolio II up to an amount equal to the aggregate capital contributions of the limited partners; (2) then to the general partners of VMS up to an amount equal to the aggregate capital contributions of the general partners; (3) then, among the limited partners of your partnership and VMS National Residential Portfolio II, any remaining proceeds up to an amount equal to $62,000,000, allocated based on the participating interest of your partnership and VMS National Residential Portfolio II in VMS; and (4) finally, 76% of any remaining proceeds to the limited partners and 24% to the general partners of VMS.

     If VMS cannot refinance or repay its indebtedness at maturity in 2008, VMS will be required to sell its properties and liquidate under the VMS plan of reorganization. The net liquidation proceeds would be distributed in accordance with the VMS plan of reorganization.

TERMS OF THE OFFER

     General. We are offering to acquire up to 270 units of your partnership (out of 611.25 units currently outstanding), for consideration per unit of 64.50 OP Units or $3,000 in cash. If you tender units pursuant to the offer, you may choose to receive any combination of such forms of consideration for your units. The offer is made upon the terms and subject to the conditions set forth in this prospectus and the accompanying Letter of Transmittal, including the instructions thereto, as the same may be supplemented or amended from time to time. To be eligible to receive OP Units or cash pursuant to the offer, you must validly tender and not withdraw your units on or prior to the expiration date. For administrative purposes, the transfer of units tendered pursuant to the offer will be deemed to take effect as of July 1, 2002, although you will be entitled to retain any distributions you may have received after such date and prior to our commencement of this offer.

     We intend to solicit any lender consents that may be required in connection with our offer or any transfer of partnership interests in VMS, VMS National Residential Portfolio II or your partnership or interests in any entity controlling such partnerships. Our offer is not conditioned on obtaining such lender consents.

     If you are a resident of one of the following states, you are entitled to exchange your units for OP Units, cash or a combination of cash and OP Units:

Colorado                                   Minnesota
Connecticut                                Nevada
Delaware                                   New Mexico
Florida                                    Oklahoma
Georgia                                    Rhode Island
Illinois                                   Utah
Kansas                                     Virginia
Louisiana                                  West Virginia

If you are not a resident of one of these states, you may exchange your units only for cash, and not OP Units unless the state securities commission of your state approves our offering of such units. We have made an application with your state securities commission for the approval of the offering of the OP Units pursuant to this prospectus. If we receive such approval prior to the expiration of our offer, we will so advise you.

     If you are a resident of the State of Indiana, South Dakota or Washington, the state securities commission in your state has not approved the offering of OP Units pursuant to this prospectus. Accordingly, you are only entitled to exchange your units for cash.

     If you accept our offer and do not specify the consideration you desire on the Letter of Transmittal, you will receive cash in exchange for your units.

     Expiration Date. Our offer will expire at midnight, New York City time, on October 21, 2002, unless extended.

     Conditions of the Offer. Our offer is not conditioned on the tender of any minimum number of units. However, our offer is conditioned on a number of other factors.

     Procedures for Tendering. If you desire to accept our offer, you must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Information Agent.

     Proration. If the number of units properly tendered and not withdrawn prior to the expiration date exceeds 45.79% of the outstanding units, upon the terms and subject to the conditions of the offer, we will accept all units properly tendered and not withdrawn prior to the expiration date on a pro rata basis. In the event that proration of tendered units is required, we will determine the final proration factor as promptly as practicable after the expiration date. If the purchase of all validly tendered units would result in there being fewer than 320 holders of units, we will not purchase any units tendered in the offer.

     Withdrawal Rights. You may withdraw your tender of units pursuant to the offer at any time prior to the their acceptance for payment as provided for herein.

     Purpose of the Offer. The purpose of our offer is to provide us with an opportunity to increase our investment in apartment properties, and provide you and your partners with an opportunity to liquidate your current investment and to invest in the AIMCO Operating Partnership or receive cash, or to retain your units.

     Fractional OP Units.  We will issue fractional OP Units, if necessary.

     Delivery of OP Units and Cash. We will deliver OP Units and cash as soon as practicable after acceptance of units for purchase.

     Extension; Termination; Amendment. We expressly reserve the right, in our sole discretion, at any time and from time to time, to:

     - extend the period of time during which the offer is open and thereby delay acceptance of, and payment for, any tendered units;

     - terminate the offer and not accept for payment any units not previously accepted for payment or paid for;

     - upon the failure to satisfy any of the conditions to the offer, delay the acceptance of, or payment for, any units not already accepted for payment or paid for; and

     - amend the offer in any respect (subject to applicable rules regarding tender offers), including the nature and form of consideration.

     Effects of the Offer. As a result of the offer, in our capacity as a limited partner of your partnership, we will participate in any subsequent distributions to limited partners, to the extent of units we own, including those we purchase in the offer. The offer will not affect the operation of any property owned by VMS because the general partner (which is our subsidiary) of your partnership and the property manager will remain unchanged.

     Voting by the AIMCO Operating Partnership. If we acquire a substantial number of units pursuant to our offer, we may be in a position to influence voting decisions with respect to your partnership. However, we will not be able to control voting decisions unless we acquire more units in another transaction.

     Future Plans for Your Partnership. We currently intend that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. We do not have any present plans or proposals which relate to or would result in any material changes in your partnership's structure or business. We have no present intention to cause VMS to sell its properties or to prepay the current mortgages within any specified time period. If VMS cannot refinance or repay its indebtedness at maturity in 2008, VMS will be required to sell its properties and liquidate under the VMS plan of reorganization.

     Certain Legal Matters. Except as set forth in this section, based on information provided by your general partner (which is our subsidiary), we are not aware of any licenses or regulatory permits that would be material to the business of your partnership, and that might be adversely affected by our acquisition of units as contemplated herein. On the same basis, we are not aware of any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to our acquisition of units in this offer that have not been made or obtained. We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, we will make a good faith effort to comply with any such law.

     Fees and Expenses. We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. We will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses. We will indemnify the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the Federal securities laws. We will pay all costs and expenses of printing and mailing this prospectus and the Letter of Transmittal, and the legal and accounting fees and expenses in connection with the offer. We estimate that our total costs and expenses in making the offer (excluding the purchase price of the units payable to you and your partners) will be approximately $120,077.

     Accounting Treatment. Upon consummation of the offer, we will account for our investment in any acquired units under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

     No Dissenters' Rights. You are not entitled to dissenters' (appraisal) rights in connection with the offer.

     Other Offers. The AIMCO Operating Partnership is also making a similar exchange offer to limited partners of VMS National Residential Portfolio II. Such exchange offer is being made by a separate prospectus.

     Information Agent. River Oaks Partnership Services, Inc. is serving as Information Agent in connection with the offer. Its telephone numbers are (888) 349-2005 and (201) 896-1900. Its fax number is (201) 460-2889.

FEDERAL INCOME TAX CONSEQUENCES

     You generally will not recognize any immediate taxable gain or loss for Federal income tax purposes if you exchange your units solely for OP Units. You will recognize a gain or loss for Federal income tax purposes on units you sell for cash. The exchange of your units for cash and OP Units will be treated, for Federal income tax purposes, as a partial sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership.

     The foregoing summary is a general discussion of the material Federal income tax consequences of tendering units in the offer. This summary does not discuss all aspects of Federal income taxation that may be relevant to you in light of your specific circumstances or if you are subject to special treatment under the Federal income tax laws. The particular tax consequences of the offer to you will depend on a number of factors related to your tax situation. You should review "United States Federal Income Tax Consequences," and "-- Taxation of AIMCO and AIMCO Stockholders," and consult your tax advisors for a full understanding of the tax consequences to you of the offer.

COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     There are a number of significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. For example, your general partner (which is our subsidiary) may be removed by the limited partners while the limited partners of the AIMCO Operating Partnership cannot remove the general partner. Also, your partnership is limited as to the number of limited partner interests it may issue while the AIMCO Operating Partnership has no such limitation.

COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

     There are a number of significant differences between your units and OP Units relating to, among other things, the nature of the investment, voting rights, distributions and liquidity and transferability/ redemption. For example, unlike the AIMCO OP Units, you have no redemption rights with respect to your units.

     As of June 30, 2002, the AIMCO Operating Partnership had 12,503,130 OP Units and equivalents outstanding (excluding interests held by AIMCO). The number of OP Units you may acquire from us in exchange for your units will represent a lower percentage of the outstanding limited partnership interests in the AIMCO Operating Partnership than that of your current ownership interest in your partnership. In response to our offer, you could elect to receive $3,000 in cash, 64.50 OP Units or any combination thereof. Both your units and the OP Units are subject to transfer restrictions and it is unlikely that a real trading market will ever develop for any of such securities. If you subsequently redeem OP Units for AIMCO Class A Common Stock, we can make no assurance as to the value of such shares of AIMCO stock at that time, which may be less than the cash offer price of $3,000.

CONFLICTS OF INTEREST

     Conflicts of Interest with Respect to the Offer. Your general partner is our subsidiary and, therefore, has substantial conflicts of interest with respect to the offer, including the fact that replacement of your general partner could result in a decrease or elimination of the management fees paid to an affiliate for managing the VMS properties, and our desire to purchase units at a low price and your desire to sell units at a high price. Your general partner makes no recommendation as to whether you should tender or refrain from tendering your units.

     Conflicts of Interest that Currently Exist for Your Partnership. We own both the general partner of your partnership and the manager of the VMS properties. Your partnership agreement provides that the general partner and its affiliates receive fees for services rendered to your partnership or VMS. In addition, the general partner and its affiliates are reimbursed by your partnership for out-of-pocket expenses incurred on behalf of your partnership or VMS. The general partner and its affiliates received total fees and reimbursements of $1,463,000 for the fiscal year ended December 31, 2001. The property manager received management fees of $1,344,000 for the fiscal year ended December 31, 2001. We have no current intention of changing the fee structure for your partnership.

     Competition Among Properties. The VMS properties and other properties owned or managed by us may compete with one another for tenants. However, in some cases it may be difficult to determine precisely the confines of the market area for particular properties and some competition may exist. Furthermore, you should bear in mind that we anticipate acquiring properties in general market areas where the VMS properties are located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts, staffing and other operational efficiencies. In managing our properties, we attempt to reduce such conflicts between competing properties by referring prospective tenants to the property considered to be most conveniently located for the tenants' needs.

     Features Discouraging Potential Takeovers. Certain provisions of our governing documents, as well as statutory provisions under certain state laws, could be used by our management to delay, discourage or thwart efforts of third parties to acquire control of us, or a significant equity interest in us. AIMCO's charter limits ownership of its common stock by any single stockholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and AIMCO's Chairman, Terry Considine). The 8.7% ownership limit may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under AIMCO's charter, the board of directors has the authority to classify and reclassify any of its unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as the board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, AIMCO is subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests. The Maryland General Corporation Law restricts mergers and other business combination transactions between us and any person who acquires beneficial ownership of shares of our stock representing 10% or more of the voting power without our board of directors' prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and only with the approval of stockholders representing 80% of all votes entitled to be cast and two-thirds of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. Maryland law also provides that a person who acquires shares of our stock that represent 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote, excluding the control shares. In addition, Maryland law may make it more difficult for someone to acquire us, such as a board of directors' ability to adopt stockholders' rights plans and to fix the record date, time and place for special meetings of the stockholders.

     Future Exchange Offers. Although we have no current plans to conduct further exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering. We might pay a higher price for any future exchange offers we may make for units of your partnership.

SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     We expect that approximately $959,747 plus expenses will be required to purchase all of the units sought in our offer, if such units are tendered for cash. We will obtain all such funds from cash from operations, equity issuances and short term borrowings. For a detailed description of estimated expenses to be incurred in the offer, see "Source and Amount of Funds and Transactional Expenses."

                    SELECTED FINANCIAL INFORMATION OF AIMCO

     The selected financial information of AIMCO set forth below for the years ended December 31, 2001, 2000 and 1999 is based on audited financial statements. The selected financial information set forth below for the six months ended June 30, 2002 and 2001 is based on unaudited financial statements. This information should be read in conjunction with such financial statements, including notes thereto, which are incorporated by reference herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in AIMCO's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. See "Where You Can Find More Information." The selected financial information of AIMCO set forth below for the years ended December 31, 1998 and 1997 is based on audited financial statements previously filed with the Securities and Exchange Commission.

                           FOR THE SIX MONTHS ENDED
                                   JUNE 30,                           FOR THE YEAR ENDED DECEMBER 31,
                           -------------------------   --------------------------------------------------------------
                              2002         2001(1)      2001(1)      2000(1)      1999(1)      1998(1)      1997(1)
                           -----------   -----------   ----------   ----------   ----------   ----------   ----------
                                  (UNAUDITED)     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Rental and other property
  revenues...............  $  688,710    $  631,288    $1,272,734   $1,042,536   $  531,442   $  374,556   $  192,425
Property operating and
  owned management
  expenses...............    (273,277)     (243,116)     (500,716)    (437,148)    (214,951)    (149,120)     (77,521)
                           ----------    ----------    ----------   ----------   ----------   ----------   ----------
Income from property
  operations.............     415,433       388,172       772,018      605,388      316,491      225,436      114,904
Income (loss) from
  investment management
  business...............      15,759        14,064        27,591       15,795        9,183       (4,871)      (1,876)
General and
  administrative
  expenses...............      (8,017)       (8,549)      (18,461)     (18,028)     (15,207)     (13,585)      (5,396)
Depreciation of rental
  property(2)............    (139,907)     (185,754)     (336,794)    (295,702)    (130,853)     (83,839)     (37,511)
Interest expense.........    (168,376)     (162,754)     (305,831)    (268,004)    (139,542)     (89,010)     (51,335)
Interest and other
  income, net............      41,395        32,038        68,594       66,206       55,320       29,368        8,676
Operating earnings.......     146,495        57,222       148,704      106,008       84,640       64,979       29,676
Distribution to minority
  partners in excess of
  income.................     (10,972)      (10,814)      (46,359)     (24,375)          --           --           --
Discontinued operations,
  net of tax.............      (2,766)        2,779        17,449       28,084         (928)       4,677        3,290
Income before minority
  interest in AIMCO
  Operating
  Partnership............     132,757        49,187       119,794      109,717       83,712       69,656       32,697
Net income...............     116,092        44,453       107,352       99,178       77,527       64,474       28,633
Net income attributable
  to preferred
  stockholders...........      49,374        41,103        90,331       63,183       53,453       26,533        2,315
Net income attributable
  to common
  stockholders...........      66,718         3,350        17,021       35,995       24,074       37,941       26,318
BALANCE SHEET
  INFORMATION:
Real estate, before
  accumulated
  depreciation...........  $9,556,052    $7,539,503    $8,241,058   $6,837,954   $4,498,334   $2,789,038   $1,652,481
Real estate, net of
  accumulated
  depreciation...........   7,829,635     6,288,979     6,643,122    5,934,841    4,082,933    2,560,660    1,499,222
Total assets.............   9,499,538     7,938,971     8,300,672    7,684,125    5,675,855    4,239,898    2,095,810
Total indebtedness.......   5,197,100     4,582,952     4,631,332    4,217,666    2,578,302    1,657,019      806,414

                           FOR THE SIX MONTHS ENDED
                                   JUNE 30,                           FOR THE YEAR ENDED DECEMBER 31,
                           -------------------------   --------------------------------------------------------------
                              2002         2001(1)      2001(1)      2000(1)      1999(1)      1998(1)      1997(1)
                           -----------   -----------   ----------   ----------   ----------   ----------   ----------
                                  (UNAUDITED)     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Mandatorily redeemable
  convertible preferred
  securities.............      20,637        25,347        20,637       32,330      149,500      149,500           --
Stockholders' equity.....   3,263,357     2,679,339     2,710,615    2,501,657    2,259,396    1,902,564    1,045,300
OTHER INFORMATION:
Total owned or controlled
  properties (end of
  period)................         663           575           557          566          373          242          147
Total owned or controlled
  apartment units (end of
  period)................     170,592       156,572       157,256      153,872      106,148       63,086       40,039
Total equity properties
  (end of period)........         966           607           569          683          751          902          515
Total equity apartment
  units (end of
  period)................     128,911        99,594        91,512      111,748      133,113      170,243       83,431
Units under management
  (end of period)........      26,503        56,243        31,520       60,669      124,201      146,034       69,587
Basic earnings per common
  share..................  $     0.84    $     0.05    $     0.23   $     0.53   $     0.39   $     0.84   $     1.09
Diluted earnings paid per
  common share...........  $     0.82    $     0.05    $     0.23   $     0.52   $     0.38   $     0.80   $     1.08
Dividends paid per common
  share..................  $     1.64    $     1.56    $     3.12   $     2.80   $     2.50   $     2.25   $     1.85
Funds from
  operations(3)..........  $  268,323    $  262,640    $  532,251   $  439,830   $  321,359   $  194,746   $   81,155
Net cash provided by
  operating activities...  $  266,892    $  241,023    $  494,457   $  400,364   $  253,257   $  148,414   $   73,032
Net cash (used in)
  provided by investing
  activities.............  $ (253,462)   $   64,563    $ (132,010)  $ (546,981)  $ (281,106)  $ (328,321)  $ (717,663)
Net cash provided by
  (used in) financing
  activities.............  $  (32,691)   $ (327,308)   $ (439,562)  $  202,128   $   58,148   $  214,124   $  668,549

---------------

(1) Certain reclassifications have been made to the 2001, 2000, 1999, 1998 and 1997 amounts to conform with the 2002 presentation. These reclassifications represent certain eliminations of self-charged management fee income and expenses and related receivables and payables in accordance with consolidation accounting principles, as well as discontinued operations resulting from the adoption of Statement of Financial Accounting Standard No. 144. Effective January 1, 2001, AIMCO began consolidating its previously unconsolidated subsidiaries. Prior to this date, AIMCO had significant influence but did not have control. Accordingly, such investments were accounted for under the equity method.

(2) Effective July 1, 2001 for certain assets and October 1, 2001 for the majority of the portfolio, AIMCO extended the estimated useful lives of its buildings and improvements from a weighted average composite life of 25 years to a weighted average composite life of 30 years. This change increased net income by approximately $31 million or $0.42 per diluted unit in 2001.

(3) AIMCO's management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with generally accepted accounting principles, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to AIMCO, nor should it be considered as an alternative to net income or as an indicator of operating performance. The Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income
    (loss), computed in accordance with generally accepted accounting principles, excluding gains and losses from extraordinary items and disposals from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated partnerships, joint ventures and discontinued operations. AIMCO calculates FFO based on the NAREIT definition, as further adjusted for minority in the AIMCO Operating Partnership, plus amortization of intangibles, plus distributions to minority partners in excess of income, and less dividends on preferred stock. AIMCO calculates FFO (diluted) by adding back the interest expense and preferred dividends relating to convertible securities whose conversion is dilutive to FFO. AIMCO's management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that AIMCO's basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                FOR THE SIX MONTHS
                                  ENDED JUNE 30,                FOR THE YEAR ENDED DECEMBER 31,
                                -------------------   ---------------------------------------------------
                                  2002       2001       2001       2000       1999       1998      1997
                                --------   --------   --------   --------   --------   --------   -------
Net income....................  $116,092   $ 44,453   $107,352   $ 99,178   $ 77,527   $ 64,474   $28,633
Real estate depreciation, net
  of minority interests.......   123,921    176,079    324,194    274,492    120,789     79,573    33,521
Real estate depreciation
  related to unconsolidated
  entities....................    17,202     28,867     57,506     59,360    104,419     34,495     9,632
Discontinued operations:
  Depreciation, net of
    minority interest.........     1,902      3,863      8,855      3,242      1,245      1,141       462
  Distributions to minority
    partners in excess of
    income....................     1,321         --         --         --         --         --        --
Distribution to minority
  interest partners in excess
  of income...................    10,972     10,814     47,701     24,375         --         --        --
Extraordinary item............        --         --         --         --         --         --       269
Amortization of intangibles...     2,040      9,233     18,729     12,068     36,731     26,177     2,535
Income tax arising from
  disposals from discontinued
  operations..................       768         --      3,202         --         --         --        --
Gain on disposals from
  discontinued operations.....     1,902     (1,556)   (17,394)   (26,335)     1,785     (4,674)   (2,720)
Gain on disposition of land...        --         --      3,843         --         --         --        --
Deferred income tax benefit...        --         --         --        154      1,763      9,215     4,894
Interest expenses on
  mandatorily redeemable
  convertible preferred
  securities..................       517      1,014      1,568      8,869      4,858         --        --
Preferred stock dividends and
  distributions...............   (24,979)   (14,861)   (35,747)   (26,112)   (33,943)   (20,837)     (135)
Minority interest in AIMCO
  Operating Partnership.......    16,665      4,734     12,442     10,539      6,185      5,182     4,064
                                --------   --------   --------   --------   --------   --------   -------
Funds from operations.........  $268,323   $262,640   $532,251   $439,830   $321,359   $194,746   $81,155
                                ========   ========   ========   ========   ========   ========   =======

            SELECTED FINANCIAL INFORMATION OF AIMCO PROPERTIES, L.P.

     The selected financial information of the AIMCO Operating Partnership set forth below for the years ended December 31, 2001, 2000 and 1999 is based on audited financial statements. The selected financial information set forth below for the six months ended June 30, 2002 and 2001 is based on unaudited financial statements. This information should be read in conjunction with such financial statements, including notes thereto, which are incorporated by reference herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the AIMCO Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. See "Where You Can Find More Information." The selected financial information of the AIMCO Operating Partnership set forth below for the years ended December 31, 1998 and 1997 is based on audited financial statements previously filed with the Securities and Exchange Commission.

                           FOR THE SIX MONTHS ENDED
                                   JUNE 30,                           FOR THE YEAR ENDED DECEMBER 31,
                           -------------------------   --------------------------------------------------------------
                              2002         2001(1)      2001(1)      2000(1)      1999(1)      1998(1)      1997(1)
                           -----------   -----------   ----------   ----------   ----------   ----------   ----------
                                  (UNAUDITED)     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
Rental and other property
  revenues...............  $  688,710    $  631,288    $1,272,734   $1,042,536   $  529,408   $  371,380   $  192,425
Property operating and
  owned management
  expenses...............    (273,277)     (243,116)     (500,716)    (437,148)    (214,110)    (147,414)     (77,521)
                           ----------    ----------    ----------   ----------   ----------   ----------   ----------
Income from property
  operations.............     415,433       388,172       772,018      605,388      315,298      223,966      114,904
Income (loss) from
  investment management
  business...............      15,759        14,064        27,591       15,795        8,605       (6,103)      (1,876)
General and
  administrative
  expenses...............      (8,017)       (8,549)      (18,461)     (18,028)     (14,111)     (10,549)      (5,396)
Depreciation of rental
  property(2)............    (139,907)     (185,754)     (336,794)    (295,702)    (130,357)     (83,112)     (37,511)
Interest expense.........    (168,376)     (162,754)     (305,831)    (268,004)    (138,572)     (87,794)     (51,335)
Interest and other
  income, net............      45,268        32,038        68,594       66,206       54,098       28,170        8,676
Operating earnings.......     150,368        57,222       148,704      106,008       81,618       64,638       29,676
Distribution to minority
  partners in excess of
  income.................     (10,972)      (10,814)      (46,359)     (24,375)          --           --           --
Discontinued operations,
  net of tax.............       6,106         2,779        18,719       28,084         (928)       4,290        3,290
Net income...............     145,502        49,187       121,064      109,717       80,690       68,928       32,697
Net income attributed to
  preferred
  unitholders............      57,797        45,394       100,134       70,217       54,173       26,533        2,315
Net income attributed to
  common unitholders.....      87,705         3,793        20,930       39,500       26,517       42,395       30,382
BALANCE SHEET
  INFORMATION:
Real estate, before
  accumulated
  depreciation...........  $9,556,052    $7,539,503    $8,241,058   $6,837,954   $4,498,334   $2,757,609   $1,652,481
Real estate, net of
  accumulated
  depreciation...........   7,830,140     6,289,484     6,643,627    5,935,346    4,083,438    2,529,956    1,499,222
Total assets.............   9,459,858     7,838,815     8,200,526    7,683,425    5,675,155    4,177,862    2,095,810
Total indebtedness.......   5,197,100     4,582,952     4,631,332    4,217,666    2,578,302    1,598,034      806,414
Mandatorily redeemable
  convertible preferred
  securities.............      20,637        25,347        20,637       32,330      149,500      149,500           --
Partners' capital........   3,680,427     3,018,642     3,080,071    2,831,964    2,486,889    2,153,335      960,176

                           FOR THE SIX MONTHS ENDED
                                   JUNE 30,                           FOR THE YEAR ENDED DECEMBER 31,
                           -------------------------   --------------------------------------------------------------
                              2002         2001(1)      2001(1)      2000(1)      1999(1)      1998(1)      1997(1)
                           -----------   -----------   ----------   ----------   ----------   ----------   ----------
                                  (UNAUDITED)     (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OTHER INFORMATION:
Total owned or controlled
  properties (end of
  period)................         663           575           552          566          373          234          147
Total owned or controlled
  apartment units (end of
  period)................     170,592       156,572       156,142      153,872      106,148       61,672       40,039
Total equity properties
  (end of period)........         966           607           574          683          751          902          515
Total equity apartment
  units (end of
  period)................     128,911        99,594        92,626      111,748      133,113      171,657       83,431
Units under management
  (end of period)........      26,503        56,243        31,520       60,669      124,201      146,034       69,587
Basic earnings per
  unit...................  $     0.96    $     0.05    $     0.25   $     0.53   $     0.39   $     0.80   $     1.09
Diluted earnings per
  unit...................  $     0.94    $     0.05    $     0.25   $     0.52   $     0.38   $     0.78   $     1.08
Distributions paid per
  common OP unit.........  $     1.64    $     1.56    $     3.12   $     2.80   $     2.50   $     2.25   $     1.85
Funds from
  operations(3)..........  $  267,366    $  262,640    $  528,653   $  439,830   $  320,434   $  193,830   $   81,155
Net cash provided by
  operating activities...  $  266,211    $  241,023    $  491,846   $  400,364   $  254,380   $  144,152   $   73,032
Net cash (used in)
  provided by investing
  activities.............  $ (341,487)   $   64,563    $ (140,638)  $ (545,981)  $ (241,078)  $ (342,541)  $ (717,663)
Net cash provided by
  (used in) financing
  activities.............  $   57,937    $ (327,308)   $ (430,245)  $  201,128   $   35,470   $  214,133   $  668,549

---------------

(1) Certain reclassifications have been made to the 2001, 2000, 1999, 1998 and 1997 amounts to conform with the 2002 presentation. These reclassifications represent certain eliminations of self-charged management fee income and expenses and related receivables and payables in accordance with consolidation accounting principles, as well as discontinued operations resulting from the adoption of Statement of Financial Accounting Standard No. 144. Effective January 1, 2001, the AIMCO Operating Partnership began consolidating its previously unconsolidated subsidiaries. Prior to this date, the AIMCO Operating Partnership had significant influence but did not have control. Accordingly, such investments were accounted for under the equity method.

(2) Effective July 1, 2001 for certain assets and October 1, 2001 for the majority of the portfolio, the AIMCO Operating Partnership extended the estimated useful lives of its buildings and improvements from a weighted average composite life of 25 years to a weighted average composite life of 30 years. This change increased net income by approximately $36 million or $0.42 per diluted unit in 2001.

(3) The AIMCO Operating Partnership's management believes that the presentation of funds from operations or "FFO", when considered with the financial data determined in accordance with generally accepted accounting principles, provides a useful measure of performance. However, FFO does not represent cash flow and is not necessarily indicative of cash flow or liquidity available to the AIMCO Operating Partnership, nor should it be considered as an alternative to net income or as an indicator of operating performance. The Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains and losses from extraordinary items and disposals from discontinued operations, net of related income taxes, plus real estate related depreciation and amortization (excluding amortization of financing costs), including depreciation for unconsolidated partnership, joint ventures and discontinued operations. The AIMCO Operating Partnership calculates FFO based on the NAREIT definition, plus amortization of intangibles, plus distributions to minority partners in excess of income, and less dividends on preferred units. The AIMCO Operating Partnership calculates FFO (diluted) by adding back the interest expense and preferred distributions relating to convertible securities whose conversion is dilutive to FFO. The AIMCO Operating Partnership's management believes that presentation of FFO provides investors with industry-accepted measurements which help facilitate an understanding of its ability to make required dividend payments, capital expenditures and principal payments on its debt. There can be no assurance that the AIMCO Operating Partnership's basis of computing FFO is comparable with that of other REITs.

     The following is a reconciliation of net income to funds from operations:

                                FOR THE SIX MONTHS
                                  ENDED JUNE 30,                FOR THE YEAR ENDED DECEMBER 31,
                                -------------------   ---------------------------------------------------
                                  2002       2001       2001       2000       1999       1998      1997
                                --------   --------   --------   --------   --------   --------   -------
Net income....................  $145,502   $ 49,187   $121,064   $109,717   $ 80,690   $ 68,928   $32,697
Real estate depreciation, net
  of minority interests.......   123,921    176,079    324,649    274,492    120,867     79,073    33,521
Real estate depreciation
  related to unconsolidated
  entities....................    17,202     28,867     57,506     59,360    103,726     34,420     9,632
Discontinued operations:
  Depreciation, net of
    minority interest.........     1,514      3,863      4,986      3,242      1,245      1,141       462
  Distributions to minority
    partners in excess of
    income....................     1,401         --         --         --         --         --        --
Extraordinary item............        --         --         --         --         --         --       269
Amortization of intangibles...     2,040      9,233     18,729     12,068     36,731     26,177     2,535
Income tax arising from
  disposals from discontinued
  operations..................       768         --      3,202         --         --         --        --
Distributions to minority
  interest partners in excess
  of income...................    10,972     10,814     47,701     24,375         --         --        --
Gain on disposals from
  discontinued operations.....    (8,493)    (1,556)   (18,848)   (26,335)     1,785     (4,287)   (2,720)
Gain on disposition of land...        --         --      3,843         --         --         --        --
Deferred income tax benefit...        --         --         --        154      1,763      9,215     4,894
Interest expenses on
  mandatorily redeemable
  convertible preferred
  securities..................       517      1,014      1,568      8,869      6,892         --        --
Preferred unit
  distributions...............   (27,978)   (14,861)   (35,747)   (26,112)   (33,265)   (20,837)     (135)
                                --------   --------   --------   --------   --------   --------   -------
Funds from operations.........  $267,366   $262,640   $528,653   $439,830   $320,434   $193,830   $81,155
                                ========   ========   ========   ========   ========   ========   =======

    SELECTED FINANCIAL INFORMATION OF VMS NATIONAL PROPERTIES JOINT VENTURE

     The selected financial information of VMS set forth below for the years ended December 31, 2001, 2000 and 1999 is based on audited financial statements. The selected financial information set forth below for the six months ended June 30, 2002 and 2001 is based on unaudited financial statements. This information should be read in conjunction with such financial statements, including notes thereto, which are incorporated by reference herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Your Partnership" in the Annual Report on Form 10-K of VMS for the year ended December 31, 2001, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. See "Where You Can Find More Information." The selected financial information of VMS set forth below for the years ended December 31, 1998 and 1997 is based on audited financial statements previously filed with the Securities and Exchange Commission.

                                SIX MONTHS ENDED
                                    JUNE 30,                           YEAR ENDED DECEMBER 31,
                              ---------------------   ---------------------------------------------------------
                                2002        2001        2001        2000        1999        1998        1997
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                   (UNAUDITED)  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
OPERATING DATA:
Total revenues..............  $  16,112   $  16,684   $  33,249   $  31,015   $  28,658   $  27,956   $  25,577
Net income (loss)...........     (2,621)     (1,074)     (2,910)        (40)     (6,402)     (6,958)        606
Net income (loss) per
  Limited Partnership Unit
  (Portfolio I).............     (2,820)     (1,157)     (3,130)        (43)     (6,842)     (7,483)        654
Distributions per Limited
  Partnership Unit..........          0           0           0           0           0           0           0
BALANCE SHEET DATA:
Cash and cash equivalents...      3,137       1,780       5,048       2,153       2,004         931       2,510
Investment property, net of
  accumulated
  depreciation..............     58,659      60,407      60,485      60,375      61,686      65,829      68,596
Total assets................     65,787      67,041      68,919      68,879      68,445      71,937      73,542
Mortgage note payable.......    130,773     135,158     133,272     137,732     137,811     139,732     139,449
Partners' capital
  (deficit).................   (163,575)   (159,118)   (160,954)   (158,044)   (158,009)   (151,607)   (144,660)
CASH FLOWS:
Net increase (decrease) in
  cash and cash
  equivalents...............     (1,911)       (373)      2,895         149       1,073      (1,579)        722
Net cash provided by
  operating activities......      3,441       4,816       7,958       8,632       6,260       5,545     (11,301)

                           COMPARATIVE PER UNIT DATA

     Set forth below are historical cash distributions per unit of your partnership for the year ended December 31, 2001, and the cash distributions payable on the number of OP Units issuable in exchange therefor:

                                                                 ANNUAL
                                                              DISTRIBUTIONS
                                                              -------------
Units of VMS National Residential Portfolio I...............     $     0
Equivalent cash distributions on OP Units(1)................     $201.24

---------------

(1) Calculated by multiplying the exchange ratio of 64.50 OP Units per unit by the distributions paid on the OP Units of $3.12 per unit for the year ended December 31, 2001.

                   AIMCO AND THE AIMCO OPERATING PARTNERSHIP

     AIMCO Properties, L.P. is the "AIMCO Operating Partnership." It conducts substantially all of the operations of AIMCO. AIMCO is a Maryland corporation and a real estate investment trust that owns and manages multifamily apartment properties throughout the United States. Through its wholly owned subsidiaries, AIMCO-GP, the sole general partner of the AIMCO Operating Partnership, and AIMCO-LP, as of June 30, 2002, AIMCO held approximately an 87% interest in the AIMCO Operating Partnership. Based on apartment unit data compiled by the National Multi-Housing Council, we believe that AIMCO is one of the largest owners and managers of multifamily apartment properties in the United States, with a total portfolio of 326,006 apartment units in 1,841 properties located in 47 states, the District of Columbia and Puerto Rico. As of June 30, 2002, AIMCO:

     - owned or controlled (consolidated) and managed 170,592 units in 663 apartment properties;

     - held an equity interest (unconsolidated) and managed 128,911 units in 966 apartment properties; and

     - managed for third party owners 26,503 units in 212 apartment properties, primarily pursuant to long term, non-cancelable agreements.

     AIMCO's Class A Common Stock is listed and traded on the NYSE under the symbol "AIV." On August 13, 2002, the last reported sale price of AIMCO Class A Common Stock on the NYSE was $42.20. The following table shows the high and low reported sales prices and dividends declared per share of AIMCO's Class A Common Stock for the periods indicated. The table also shows the distributions per unit declared on the OP Units for the same periods.

                                                                              PARTNERSHIP
                                                    CLASS A COMMON STOCK         COMMON
                                                 --------------------------      UNITS
CALENDAR QUARTERS                                 HIGH     LOW     DIVIDEND   DISTRIBUTION
-----------------                                ------   ------   --------   ------------
2002
  Third Quarter (through August 13, 2002)......  $49.44   $40.06        --           --
  Second Quarter...............................   51.46    46.17   $0.8200      $0.8200
  First Quarter................................   48.65    42.88    0.8200       0.8200
2001
  Fourth Quarter...............................   46.56    41.44    0.7800       0.7800
  Third Quarter................................   49.19    43.63    0.7800       0.7800
  Second Quarter...............................   48.25    42.25    0.7800       0.7800
  First Quarter................................   49.81    40.31    0.7800       0.7800
2000
  Fourth Quarter...............................   50.06    42.63    0.7000       0.7000
  Third Quarter................................   49.38    43.69    0.7000       0.7000
  Second Quarter...............................   45.25    37.75    0.7000       0.7000
  First Quarter................................   39.94    36.31    0.7000       0.7000
1999
  Fourth Quarter...............................   40.19    34.06    0.6250       0.6250
  Third Quarter................................   42.63    37.31    0.6250       0.6250
  Second Quarter...............................   44.06    35.31    0.6250       0.6250
  First Quarter................................   41.63    35.00    0.6250       0.6250

     The principal executive offices of AIMCO, AIMCO-GP, AIMCO-LP and the AIMCO Operating Partnership are located at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222, and their telephone number is (303) 757-8101.

                              RECENT DEVELOPMENTS

REDEMPTION OF CLASS B PREFERRED STOCK

     On July 29, 2002, AIMCO announced the redemption of all outstanding shares of its Class B Cumulative Convertible Preferred Stock for cash equal to the liquidation preference of $100 per share plus accrued and unpaid dividends of $1.73545 per share. All of the outstanding shares of Class B Preferred Stock were issued to an institutional investor, Security Capital Preferred Growth Incorporated. At its option, Security Capital may elect to convert its Class B Preferred Stock into Class A Common Stock at any time prior to redemption.

ACQUISITION OF ELEVEN PROPERTIES IN GREATER BOSTON AREA

     On August 12, 2002, AIMCO announced that it had entered into a definitive agreement pursuant to which the Company will acquire 100% ownership of eleven conventional garden and mid-rise apartment properties, containing 4,323 units located primarily in the greater Boston area. The total cost of the acquisition will include a purchase price of $500 million for the properties, an estimated $2.5 million in transaction costs and, $6.2 million of initial capital expenditures to address identified property needs. The Company may also spend as much as an additional $28 million in initial capital expenditures to complete a kitchen and bath program that was initiated by the prior owner. Initial funding for the acquisition will be a combination of non-recourse property debt committed to the Company and comprised of $308.7 million in long-term, fixed rate, fully amortizing notes with an average interest rate of 5.69%; and the remainder from the Company's credit facility. The Company expects to repay the facility with operating cash flow and proceeds from property sales. Closing is expected to occur by the end of August 2002.

                                  RISK FACTORS

     The following sets forth certain risks and disadvantages of the offer and should be read and considered when reviewing the potential benefits of the offer set forth in "Background and Reasons for the Offer -- Expected Benefits of the Offer."

RISKS TO UNITHOLDERS WHO TENDER THEIR UNITS IN THE OFFER

 WE DID NOT OBTAIN A THIRD PARTY VALUATION OR APPRAISAL AND DID NOT DETERMINE OUR OFFER CONSIDERATION THROUGH ARMS-LENGTH NEGOTIATION.

     We did not use any third-party appraisal or valuation to determine the value of the VMS properties. We established the terms of our offer, including the exchange ratios and the cash consideration without any arms-length negotiations. It is uncertain whether our offer consideration reflects the value which would be realized upon a sale of your units or a liquidation of your partnership's assets. Because of our affiliation with your general partner, your general partner makes no recommendation to you as to whether you should tender your units.

 OUR OFFER CONSIDERATION MAY NOT REPRESENT THE FAIR MARKET VALUE FOR YOUR UNITS.

     There is no established or regular trading market for your units, nor is there another reliable standard for determining the fair market value of your units. The offer consideration does not necessarily reflect the price that you would receive in an open market for your units. Such prices could be higher or lower than our offer consideration.

 OUR OFFER CONSIDERATION DOES NOT REFLECT FUTURE PROSPECTS.

     Our offer consideration is based on your partnership's historical property income. It does not ascribe any value to potential future improvements in the operating performance of your partnership.

 OFFER CONSIDERATION BASED ON OUR ESTIMATE OF LIQUIDATION PROCEEDS.

     The offer consideration represents only our estimate of the amount you would receive if we liquidated VMS and your partnership. In determining the liquidation value, we used the direct capitalization method to estimate the value of the VMS properties because we think a prospective purchaser of the properties would value the properties using this method. In doing so, we applied a capitalization rate to annual property income. We determined property income using annualized revenue for the quarter ended March 31, 2002 and actual costs and expenses for the fiscal year ended December 31, 2001. If actual property income, property income for a different period or a different capitalization rate was used, a higher valuation could result. Other methods of valuing your units could also result in a higher valuation.

 OUR OFFER CONSIDERATION MAY NOT REPRESENT LIQUIDATION VALUE.

     The actual proceeds obtained from a liquidation are highly uncertain and could be more or less than our estimate. Accordingly, our offer consideration could be less than the net proceeds that you would realize upon an actual liquidation of your partnership and VMS. Our cash offer consideration of $3,000 is near the low end of the range of our estimated liquidation values of your partnership of $0 to $20,714 per unit. Even if our cash offer consideration is equal to liquidation value, if you accept OP Units, you may not ultimately receive an amount equal to the cash offer consideration when you sell such OP Units or any AIMCO shares you may receive upon redemption of such OP Units.

 HOLDING YOUR UNITS MAY RESULT IN GREATER FUTURE VALUE.

     You might receive more pretax cash consideration if you do not tender your units and, instead, continue to hold your units and ultimately receive proceeds from a liquidation of your partnership. Our cash offer consideration of $3,000 is less than our estimated going concern value of your partnership of $12,438 per unit.

 YOUR GENERAL PARTNER FACES CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER.

     Your general partner is a subsidiary of AIMCO and the AIMCO Operating Partnership and, therefore, has substantial conflicts of interest with respect to our offer. We are making this offer with a view to making a profit. There is a conflict between our desire to purchase your units at a low price and your desire to sell your units at a high price. Another conflict is the fact that a decision of the limited partners of your partnership to remove, for any reason, your general partner or the manager of the VMS properties from its current position would result in a decrease or elimination of the substantial fees paid to your general partner or the property manager for services provided to your partnership. Such conflicts of interest in connection with our offer and our operation's differ from those conflicts of interest that currently exist for your partnership.

 YOUR GENERAL PARTNER IS NOT MAKING A RECOMMENDATION WITH RESPECT TO THE OFFER.

     The general partner of your partnership makes no recommendation as to whether or not you should tender or refrain from tendering your units. You must make your own decision whether or not to participate in the offer based upon a number of factors, including several factors that may be personal to you, such as your financial position, your need or desire for liquidity, your preferences regarding the timing of when you might wish to sell your units, other financial opportunities available to you, and your tax position and the tax consequences to you of selling your units.

 YOUR GENERAL PARTNER FACES CONFLICTS OF INTEREST RELATING TO MANAGEMENT FEES.

     Since our subsidiaries receive fees for managing your partnership and the VMS properties, a conflict of interest exists between our continuing the partnership and receiving such fees, and the liquidation of the partnership and the termination of such fees.

 WE MAY MAKE A FUTURE OFFER AT A HIGHER PRICE.

     It is possible that we may make a subsequent offer at a higher price. Such a decision will depend on, among other things, the performance of your partnership, prevailing interest rates, and our interest in acquiring additional limited partnership interests.

 YOU MAY RECOGNIZE TAXABLE GAIN ON A SALE OF YOUR UNITS.

     In general, if you exchange your units solely for our OP Units, it will not be a taxable transaction. If you sell your units for cash, you will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in your units sold. If you exchange your units for cash and our OP Units, it will be treated, for Federal income tax purposes, as a partial taxable sale of such units for cash and as a partial tax-free contribution of such units to the AIMCO Operating Partnership. If you exchange your units for cash or for cash and OP Units, the "amount realized" will be measured by the sum of the cash you receive plus the portion of your partnership's liabilities allocated to the units sold for Federal income tax purposes. To the extent that the amount of cash received plus the allocable share of your partnership's liabilities allocated to such units exceeds your tax basis in the units sold, you will recognize gain. Consequently, the tax liability resulting from such gain could exceed the amount of cash received upon such sale. If you exercise your redemption right with respect to the OP Units within two years of the date that you transfer your units to the AIMCO Operating Partnership, your exchange of units for OP Units or OP Units and cash could be treated as a disguised sale of your units and you would be required to recognize gain or loss in the year of the exchange on such disguised sale. See "United States Federal Income Tax Consequences -- Disguised Sales." Although we have no present intention to liquidate VMS or your partnership or sell the VMS properties or prepay the current mortgages on these properties within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. In addition, if the AIMCO Operating Partnership were to be treated as a "publicly traded partnership" for Federal income tax purposes, passive activity losses generated by other passive activity

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

investments held by you, including passive activity loss carryovers attributable to your units, could not be used to offset your allocable share of income generated by the AIMCO Operating Partnership. If you redeem OP Units for shares of AIMCO Class A Common Stock you will recognize gain or loss measured by the difference between the amount realized and your adjusted tax basis in the OP Units exchanged. In addition, if you acquire shares of AIMCO stock, you will no longer be able to use income and loss from your investment to offset "passive" income and losses from other investments, and the distributions from AIMCO will constitute taxable income to the extent of AIMCO's earnings and profits.

     The particular tax consequences of the offer to you will depend upon a number of factors related to your individual tax situation, including your tax basis in your units, whether you dispose of all of your units in your partnership and whether the "passive loss" rules apply to your investments. You should review "United States Federal Income Tax Consequences," "-- Taxation of AIMCO and AIMCO Stockholders" and "-- Taxation of the AIMCO Operating Partnership and OP Unitholder." Because the income tax consequences of tendering units will not be the same for everyone, you should consult your own tax advisor before determining whether to tender your units pursuant to our offer.

  IF YOU TENDER YOUR UNITS IN THE OFFER, YOU WILL NO LONGER BE ENTITLED TO DISTRIBUTIONS FROM YOUR PARTNERSHIP.

     If you tender your units in response to our offer, you will transfer all right, title and interest in and to all of the units that we accept, and we will be entitled to receive all distributions in respect of such units on or after the date on which we accept such units for purchase. Accordingly, for any units that we acquire from you, you will not receive any future distributions from operating cash flow of your partnership or upon a sale of property owned by VMS or a refinancing of any of its debt. If you tender your units in exchange for OP Units, you will be entitled to future distributions from the operating cash flow of the AIMCO Operating Partnership and upon a dissolution, liquidation or winding-up of the AIMCO Operating Partnership. See "Comparison of Your Units and AIMCO OP Units -- Distributions."

  WE MAY DELAY OUR ACCEPTANCE OF, AND PAYMENT FOR, YOUR UNITS.

     We reserve the right to extend the period of time during which our offer is open and thereby delay acceptance for payment of any tendered units. The offer may be extended and no payment will be made in respect of tendered units until the expiration of the offer and the acceptance of units for payment.

RISKS TO UNITHOLDERS EXCHANGING UNITS FOR OP UNITS IN THE OFFER

  THE NATURE OF YOUR INVESTMENT IN YOUR UNITS WILL CHANGE FUNDAMENTALLY IF YOU EXCHANGE YOUR UNITS FOR OP UNITS.

     If you tender your units in exchange for our OP Units, you will have changed fundamentally the nature of your investment from (i) a partnership that distributes to its partners the proceeds from the sale of a property or a refinancing of its indebtedness to (ii) a partnership that reinvests the proceeds from sales of properties and refinancings of its indebtedness. You will have changed from a small partnership with a partnership termination date of December 31, 2030 to a much larger partnership with a partnership termination date of 2093.

     Under the AIMCO Operating Partnership's agreement of limited partnership, the general partner has the ability, without the concurrence of the limited partners, to acquire and dispose of properties and to borrow funds. Further, while it is the intent to distribute net income from operations, sales of properties and refinancings of indebtedness, the general partner may not make such distributions. Proceeds of future asset sales or refinancings by the AIMCO Operating Partnership generally will be reinvested rather than distributed.

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

  IF YOU EXCHANGE YOUR UNITS FOR OP UNITS, YOUR INVESTMENT WILL CHANGE FROM AN INTEREST IN 15 PROPERTIES TO AN INTEREST IN A MUCH LARGER PORTFOLIO OF PROPERTIES.

     If you exchange your units for OP Units, you will have changed your investment from an interest in a partnership which owns and manages 15 properties to an interest in the AIMCO Operating Partnership which is in the business of acquiring, marketing, managing and operating a large portfolio of apartment properties. While diversification of assets may reduce certain risks of investment attributable to a few properties or a single entity, there can be no assurance as to the value or performance of our securities and our portfolio of properties as compared to the value of your units and your partnership.

 IF YOU EXCHANGE YOUR UNITS FOR OP UNITS, THE VALUE OF THE OP UNITS MAY BE LESS THAN THE CASH OFFER CONSIDERATION.

     The value of the OP Units that we are offering for each of your units may be less than our cash offer consideration. Each OP Unit is redeemable (after a one year holding period) for one share of AIMCO's Class A common stock (or cash equal to the market value of one share at the time of redemption). In determining the number of OP Units we are offering for each unit in your partnership, we divided the cash offer consideration of $3,000 by $46.63. However, on August 13, 2002, the last reported sale price of the Class A common stock was $42.20. If you exchange your units for OP Units and subsequently redeem the OP Units, the value of the shares of AIMCO Class A common stock you receive may be less than our current cash offer price.

  THERE IS NO ESTABLISHED TRADING MARKET FOR OUR OP UNITS.

     There is no public market for our OP Units. In addition, the AIMCO Operating Partnership's agreement of limited partnership restricts the transferability of OP Units. We have no plans to list the OP Units on a securities exchange. It is unlikely that any person will make a market in the OP Units, or that an active market for the OP Units will develop.

  THE AMOUNT OF FUTURE DISTRIBUTIONS IS UNCERTAIN.

     Although the AIMCO Operating Partnership makes quarterly distributions based on its available cash, there can be no assurance regarding the amounts of available cash that the AIMCO Operating Partnership will generate or the portion that we will choose to distribute.

  YOU MAY RECOGNIZE TAXABLE GAIN ON OP UNITS.

     There are tax risks associated with the acquisition, retention and disposition of OP Units. Although your general partner (which is our subsidiary) has no present intention to liquidate VMS or your partnership or sell the VMS properties or prepay the current mortgages on the properties within any specified time period, any such action in the future generally will require you to fully recognize any deferred taxable gain if you exchange your units for OP Units. See "United States Federal Income Tax Consequences -- Taxation of the AIMCO Operating Partnership and OP Unitholders." If you exercise your redemption right with respect to the OP Units within two years of the date that you transfer your units to the AIMCO Operating Partnership, your exchange of units for OP Units and cash could be treated as a disguised sale of your units and you would be required to recognize gain or loss in the year of the exchange on such disguised sale. See "United States Federal Income Tax Consequences -- Disguised Sales."

  HOLDERS OF OP UNITS ARE LIMITED IN EFFECTING A CHANGE OF CONTROL OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO.

     AIMCO's charter has restrictions on the ownership of our equity securities in order to comply with certain REIT tax requirements. The limited partners of the AIMCO Operating Partnership are unable to remove the general partner of the AIMCO Operating Partnership or to vote in the election of AIMCO's

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

directors unless they own shares of AIMCO. As a result, our limited partners and stockholders are limited in their ability to effect a change of control of the AIMCO Operating Partnership and AIMCO.

  HOLDERS OF OP UNITS ARE SUBJECT TO TRANSFER RESTRICTIONS.

     Investors in the AIMCO Operating Partnership must hold the OP Units for one year, subject to exceptions. Thereafter transfers may be made subject to applicable transfer restrictions.

  HOLDERS OF OP UNITS HAVE LIMITED VOTING RIGHTS IN THE AIMCO OPERATING PARTNERSHIP.

     The AIMCO Operating Partnership is managed and operated by its general partner. Unlike the holders of common stock in a corporation, holders of OP Units have only limited voting rights on matters affecting the AIMCO Operating Partnership's business. Holders of OP Units have no right to elect the general partner on an annual or other continuing basis, and the general partner may not be removed by holders of limited partnership interests. As a result, holders of OP Units have limited influence on matters affecting the operation of the AIMCO Operating Partnership and third parties may find it difficult to attempt to gain control or influence the activities of the AIMCO Operating Partnership. Such matters affecting the operation of the AIMCO Operating Partnership include liquidation and distribution policies, property purchases, and potential mergers or acquisitions. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

  WE MAY BE SUBJECT TO LITIGATION AS A RESULT OF OUR ACQUISITION OF LIMITED PARTNERSHIP INTERESTS.

     We often acquire interests in limited partnerships that own apartment properties. In some cases (such as for your partnership), we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. There is a risk that we will be subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. As a result, we may incur costs associated with defending or settling such litigation or paying any judgment if we lose. As of the present time, no limited partners of your partnership have initiated lawsuits on such grounds.

  HOLDERS OF OP UNITS MAY BE SUBJECT TO DILUTION.

     We may issue an unlimited number of additional OP Units or other securities for such consideration and on such terms as we may establish, without the approval of the holders of OP Units. Such securities could have priority over the OP Units as to cash flow, distributions and liquidation proceeds. The effect of any such issuance may be to dilute the interests of holders of OP Units.

  OP UNITHOLDERS MAY NOT HAVE LIMITED LIABILITY IN SPECIFIC CIRCUMSTANCES.

     The limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in some states. If it were determined that the AIMCO Operating Partnership had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by the OP Unitholders as a group to make specific amendments to the agreement of limited partnership or to take other action under the agreement of limited partnership constituted participation in the "control" of the AIMCO Operating Partnership's business, then an OP Unitholder could be held liable under specific circumstances for the AIMCO Operating Partnership's obligations to the same extent as AIMCO-GP.

  CONFLICTS OF INTEREST MAY ARISE BETWEEN OUR GENERAL PARTNER AND US.

     Conflicts of interest have arisen and could arise in the future as a result of the relationships between AIMCO-GP and its affiliates, on the one hand, and the AIMCO Operating Partnership or any partner thereof, on the other. The directors and officers of AIMCO-GP have fiduciary duties to manage AIMCO-GP in a manner beneficial to AIMCO, as the sole stockholder of AIMCO-GP. At the same time, AIMCO-GP, as the general partner, has fiduciary duties to manage the AIMCO Operating Partnership in a manner beneficial to the AIMCO Operating Partnership and its partners. The duties of AIMCO-GP, as general partner, to the AIMCO Operating Partnership and its partners may therefore come into conflict with the duties of the directors and officers of AIMCO-GP to its sole stockholder, AIMCO. Such conflicts of interest might arise in the following situations, among others:

     - Decisions of AIMCO-GP with respect to the amount and timing of cash expenditures, borrowings, issuances of additional interests and reserves in any quarter will affect whether or the extent to which there is available cash to make distributions in a given quarter.

     - Under the terms of its agreement of limited partnership, the AIMCO Operating Partnership will reimburse AIMCO-GP and its affiliates for costs incurred in managing and operating the AIMCO Operating Partnership, including compensation of officers and employees.

     - Whenever possible, AIMCO-GP seeks to limit the AIMCO Operating Partnership's liability under contractual arrangements to all or particular assets of the AIMCO Operating Partnership, with the other party thereto to have no recourse against AIMCO-GP or its assets.

     - Any agreements between the AIMCO Operating Partnership and AIMCO-GP and its affiliates will not grant the OP Unitholders, separate and apart from the AIMCO Operating Partnership, the right to enforce the obligations of AIMCO-GP and such affiliates in favor of the AIMCO Operating Partnership. Therefore, AIMCO-GP, in its capacity as the general partner of the AIMCO Operating Partnership, will be primarily responsible for enforcing such obligations.

     - Under the terms of the AIMCO Operating Partnership's agreement of limited partnership, AIMCO-GP is not restricted from causing the AIMCO Operating Partnership to pay AIMCO-GP or its affiliates for any services rendered on terms that are fair and reasonable to the AIMCO Operating Partnership or entering into additional contractual arrangements with any of such entities on behalf of the AIMCO Operating Partnership. Neither the agreement of limited partnership nor any of the other agreements, contracts and arrangements between the AIMCO Operating Partnership, on the one hand, and AIMCO-GP and its affiliates, on the other, are or will be the result of arms-length negotiations.

     Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The AIMCO Operating Partnership's agreement of limited partnership expressly authorizes AIMCO-GP to enter into, on behalf of the AIMCO Operating Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various affiliates of the AIMCO Operating Partnership and AIMCO-GP, on such terms as AIMCO-GP, in its sole and absolute discretion, believes are advisable. The latitude given in the agreement of limited partnership to AIMCO-GP in resolving conflicts of interest may significantly limit the ability of an OP Unitholder to challenge what might otherwise be a breach of fiduciary duty. The General Partner believes, however, that such latitude is necessary and appropriate to enable it to serve as the general partner of the AIMCO Operating Partnership without undue risk of liability.

     The AIMCO Operating Partnership's agreement of limited partnership expressly limits the liability of AIMCO-GP by providing that AIMCO-GP, and its officers and directors will not be liable or accountable in damages to the AIMCO Operating Partnership, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if AIMCO-GP or such director or officer acted in good faith. In addition, the AIMCO Operating Partnership is required to indemnify AIMCO-GP, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by AIMCO-GP or such other persons, provided that the AIMCO Operating Partnership will not indemnify for willful misconduct or a knowing violation of the law or for any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement.

     The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and AIMCO-GP has not obtained an opinion of counsel covering the provisions set forth in the AIMCO Operating Partnership's agreement of limited partnership that purport to waive or restrict the fiduciary duties of AIMCO-GP that would be in effect under common law were it not for the agreement of limited partnership.

  TAX RISKS ASSOCIATED WITH AN INVESTMENT IN THE OP UNITS.

     For a general discussion of certain United States Federal income tax consequences resulting from the acquisition, holding, exchanging, and otherwise disposing of OP Units, see "United States Federal Income Tax
Consequences -- Taxation of the AIMCO Operating Partnership and OP Unitholders."

  TAX TREATMENT IS DEPENDENT ON PARTNERSHIP STATUS; PUBLICLY TRADED PARTNERSHIP RISKS.

     An investment in the AIMCO Operating Partnership depends on the classification of the AIMCO Operating Partnership as a partnership for United States Federal income tax purposes. No advance ruling has been or will be sought from the IRS as to the classification of the AIMCO Operating Partnership as a partnership. No assurance can be given that the IRS will not challenge the status of the AIMCO Operating Partnership as a partnership.

     If a market for the OP Units develops and the OP Units are considered "readily tradable" on a "secondary market (or the substantial equivalent thereof)," the AIMCO Operating Partnership would be classified as a publicly traded partnership for United States Federal income tax purposes. We believe and currently intend to take the position that the AIMCO Operating Partnership should not be classified as a publicly traded partnership because (i) our OP Units are not traded on an established securities market and (ii) we believe our OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. The determination of whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof, however, depends on various facts and circumstances (including facts that are not within the control of the AIMCO Operating Partnership). Although regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code and an IRS pronouncement provide limited safe harbors, which, if satisfied, will prevent a partnership's interests from being treated as readily tradable on a secondary market or the substantial equivalent thereof, the AIMCO Operating Partnership may not have satisfied these safe harbors in its previous tax years. In addition, because the AIMCO Operating Partnership's ability to satisfy a safe harbor may involve facts that are not within its control, it is not possible to predict whether the AIMCO Operating Partnership will satisfy a safe harbor in future tax years. Such safe harbors are not intended to be substantive rules for the determination of whether partnership interests are readily tradable on a secondary market or the substantial equivalent thereof, and consequently, the failure to meet these safe harbors will not necessarily cause the AIMCO Operating Partnership to be treated as a publicly traded partnership. No assurance can be given, however, that the IRS will not assert that partnerships such as the AIMCO Operating Partnership constitute publicly traded partnerships, or that facts and circumstances will not develop which could result in the AIMCO Operating Partnership being treated as a publicly traded partnership.

     If the AIMCO Operating Partnership was classified as a publicly traded partnership, it would nevertheless not be taxable as a corporation as long as 90% or more of its gross income consists of "qualifying income." In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. We believe that more than 90% of the gross income of the AIMCO Operating Partnership consists of qualifying income and we expect that more than 90% of its gross income in future tax years will consist of qualifying income. As such, even if the AIMCO Operating Partnership were characterized as a publicly traded partnership, it would not be taxable as a corporation. If the AIMCO Operating Partnership were characterized as a publicly traded partnership, however, each OP Unitholder would be subject to special rules under section 469 of the Internal Revenue Code. No assurance can be given that the actual results of the AIMCO Operating Partnership's operations for any one taxable year will enable it to satisfy the qualifying income exception.

     If the AIMCO Operating Partnership was classified as an association or publicly traded partnership taxable as a corporation (because it did not meet the qualifying income exception discussed above), it would be subject to tax at the entity level as a regular corporation and OP Unitholders would be subject to tax in the same manner as stockholders of a corporation. The classification of the AIMCO Operating Partnership as an association or publicly traded partnership taxable as a corporation could also result in a substantial tax liability to OP Unitholders. In addition, the AIMCO Operating Partnership would be subject to United States Federal income tax (and possibly additional state and local taxes) on its net income, determined without reduction for any distributions made to OP Unitholders, at regular United States Federal corporate income tax rates, thereby reducing the amount of any cash available for distribution to OP Unitholders, which reduction could also materially and adversely impact the liquidity and value of the OP Units. In addition, the AIMCO Operating Partnership's items of income, gain, loss, deduction and expense would not be passed through to OP Unitholders and OP Unitholders would not be subject to tax on the income earned by the AIMCO Operating Partnership. Distributions received by an OP Unitholder from the AIMCO Operating Partnership, however, would be treated as dividend income for United States Federal income tax purposes, subject to tax as ordinary income to the extent of current and accumulated earnings and profits of the AIMCO Operating Partnership, and the excess, if any, as a nontaxable return of capital to the extent of the OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest (without taking into account partnership liabilities), and thereafter as gain from the sale of a capital asset. Classification of the AIMCO Operating Partnership as an association or publicly traded partnership taxable as a corporation would mean that AIMCO would not qualify as a REIT for United States Federal income tax purposes, which would have a material adverse impact on AIMCO. No assurances can be given that the IRS would not challenge the status of the AIMCO Operating Partnership as a "partnership" which is not "publicly traded" for United States Federal income tax purposes or that a court would not reach a result contrary to such positions. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of the AIMCO Operating Partnership as a "partnership" for United States Federal income tax purposes.

  THERE MAY BE ADVERSE TAX CONSEQUENCES IN EXCHANGING PROPERTY FOR OP UNITS.

     In general, no gain or loss will be recognized for United States Federal income tax purposes by a person (the "Contributing Partner") contributing property to the AIMCO Operating Partnership in exchange for OP Units, and the Contributing Partner will take a tax basis in the OP Unit received equal to his adjusted tax basis in the contributed property. Notwithstanding this general rule of nonrecognition, a Contributing Partner may recognize a gain where the property transferred is subject to liabilities, or the AIMCO Operating Partnership assumes liabilities in connection with the transfer of property, and the amount of such liabilities exceeds the amount of the AIMCO Operating Partnership liabilities allocated to such person as determined immediately after the transfer. Such excess is generally treated as a deemed distribution of cash to the Contributing Partner from the AIMCO Operating Partnership which, in turn, is treated as a nontaxable return of capital to the extent of the Contributing Partner's adjusted tax basis in his OP Unit and thereafter as gain. If the Contributing Partner transfers property to the AIMCO Operating Partnership and the adjusted tax basis of the property differs from its fair market value, then AIMCO Operating Partnership tax items must be allocated, for United States Federal income tax purposes, in a manner such that the Contributing Partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution.

     There are a variety of transactions that the AIMCO Operating Partnership may in its sole discretion undertake following such contribution with respect to the contributed property or the debt securing such property which could cause the Contributing Partner to recognize taxable gain, even though little or no cash is distributable to him as a result thereof. Such transactions include but are not limited to (i) the sale of a particular property, which could result in an allocation of gain only to those holders of OP Units who received OP Units for such property (even if cash attributable to sale proceeds where distributed proportionately to all holders of OP Units); and (ii) a reduction in the nonrecourse debt allocable to property (either because such debt becomes a recourse liability or is paid off with cash flow, new equity, or proceeds of debt secured by other property of the AIMCO Operating Partnership), which would result in a deemed distribution of money to the holders of OP Units who received OP Units for such property as well as to the other holders of OP Units. Our partnership agreement grants AIMCO-GP broad authority to undertake such transactions and does not grant the holders of OP Units affected by these actions any rights to prevent AIMCO-GP from taking such actions. Even if AIMCO-GP does not intend to sell or otherwise dispose of contributed property or to reduce the debt, if any, securing such property within any specified time period after the Contributing Partner transfers such property to the AIMCO Operating Partnership, it is possible that future economic, market, legal, tax or other considerations may cause the AIMCO Operating Partnership to dispose of the contributed property or to reduce its debt. In this regard, the partnership agreement provides that AIMCO-GP, while acting in its capacity as general partner of the AIMCO Operating Partnership, may, but is not required to, take into account the tax consequences to the holders of OP Units of its actions in such capacity. AIMCO-GP intends to make decisions in its capacity as general partner of the AIMCO Operating Partnership so as to maximize the profitability of the AIMCO Operating Partnership as a whole, independent of the tax effects on individual holders of OP Units.

     For United States Federal income tax purposes, the receipt or deemed receipt of cash or other consideration in addition to OP Units upon the contribution of property to the AIMCO Operating Partnership may be treated as a sale of the property under the "disguised sale rules." The disguised sale rules may also apply where property is transferred to the AIMCO Operating Partnership subject to certain liabilities. If the disguised sale rules apply, all or a portion of such liabilities may be treated as consideration received by the Contributing Partner in a sale of the property to the AIMCO Operating Partnership. For a discussion of the disguised sale rules, see "United States Federal Income Tax Consequences -- Taxation of the AIMCO Operating Partnership and OP Unitholders -- Disguised Sales."

  TAX GAIN OR LOSS WILL BE RECOGNIZED ON A DISPOSITION OF OP UNITS.

     An OP Unitholder who sells OP Units will recognize gain or loss equal to the difference between the amount realized (including his share of AIMCO Operating Partnership liabilities) and his adjusted tax basis in such OP Units. Thus, prior AIMCO Operating Partnership distributions in excess of cumulative net taxable income in respect of an OP Unit which decreased an OP Unitholder's tax basis in such OP Unit will, in effect, become taxable income if the OP Unit is sold at a price greater than the OP Unitholder's tax basis in such OP Units, even if the price is less than his original cost. A portion of the amount realized (whether or not representing gain) may be ordinary income.

  TAX LIABILITY MAY EXCEED CASH DISTRIBUTIONS.

     An OP Unitholder will be required to pay United States Federal income tax on his allocable share of the AIMCO Operating Partnership's income, even if he receives no cash distributions from the AIMCO Operating Partnership. No assurance can be given that an OP Unitholder will receive cash distributions equal to his allocable share of taxable income from the AIMCO Operating Partnership or even the tax liability to him resulting from that income. Further, upon the sale of his OP Units, an OP Unitholder may incur a tax liability in excess of the amount of cash received.

  DEDUCTIBILITY OF LOSSES MAY BE LIMITED.

     An OP Unitholder's ability to use his allocable share of losses, if any, from the AIMCO Operating Partnership at the end of the taxable year in which the loss is incurred may be limited by specific provisions of the Internal Revenue Code.

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

  OP UNITHOLDERS MAY BE SUBJECT TO A TAX AUDIT.

     The AIMCO Operating Partnership's tax return may be audited, and any such audit could result in an audit of an OP Unitholder's tax return as well as increased liabilities for taxes because of adjustments resulting from the audit. No assurance can be given that the AIMCO Operating Partnership will not be audited by the IRS or various state authorities or that tax adjustments will not be made. Any adjustments in the AIMCO Operating Partnership's tax return will lead to adjustments in an OP Unitholder's tax return and may lead to audits of an OP Unitholder's tax return and adjustments of items unrelated to the AIMCO Operating Partnership. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder's tax return.

  OP UNITHOLDERS MAY BE SUBJECT TO STATE, LOCAL AND FOREIGN TAXATION.

     In addition to United States Federal income taxes, the AIMCO Operating Partnership and its OP Unitholders may be subject to state, local and foreign taxation, and may be required to file tax returns, in various jurisdictions in which the AIMCO Operating Partnership does business, owns property or resides. Each prospective investor is urged to consult his tax advisor in this regard.

RISKS ASSOCIATED WITH INVESTING IN AIMCO

  IF WE ARE NOT ABLE TO SUCCESSFULLY ACQUIRE, REDEVELOP AND EXPAND APARTMENT PROPERTIES, OUR RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED.

     The selective acquisition, development and expansion of apartment properties are one component of our growth strategy may not be able to successfully complete transactions in the future. Although we seek to acquire, develop and expand properties only when such activities increase our net income on a per share basis, such transactions may fail to perform in accordance with our expectations. When we develop or expand properties, we are subject to the risks that:

     - costs may exceed original estimates;

     - future occupancy and rental rates at the property may be below our projections;

     - financing may not be available on favorable terms or at all;

     - redevelopment and leasing of the properties may not be completed on schedule; and

     - we may experience difficulty or delays in obtaining necessary zoning, land-use, building, occupancy and other governmental permits and authorizations.

     We May Have Difficulty Integrating Any Acquired Business or Property. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned or managed properties from 132 apartment properties with 29,343 units to 1,841 apartment properties with 326,006 units as of June 30, 2002. These acquisitions have included purchases of properties and interests in entities that own or manage properties, as well as corporate mergers. Our ability to successfully integrate acquired businesses and properties depends, among other things, on our ability to:

     - attract and retain qualified personnel;

     - integrate the personnel and operations of the acquired businesses;

     - maintain uniform standards, controls, procedures and policies; and

     - maintain adequate accounting and information systems.

     We can provide no assurance that we will be able to accomplish these goals and successfully integrate any acquired businesses or properties. If we fail to successfully integrate such businesses, our results of operations could be adversely affected.

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

     As Our Size Increases, It Becomes More Difficult for Us to Achieve Rapid Growth. Our rapid growth since our initial public offering in July 1994 was achieved when we were a smaller company. As a result of our current size, future acquisitions of the same size and magnitude will have a smaller impact on us. It is also more difficult for us to identify and complete acquisitions of greater size that are consistent with our growth strategy.

     We Are Subject to Litigation Associated With Partnership Acquisitions Which Could Increase Our Expenses and Prevent Completion of Beneficial
Transactions. We have engaged in, and intend to continue to engage in, the selective acquisition of interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we are subject to litigation based on claims that the general partner has breached its fiduciary duties to its limited partners or that the transaction violates the relevant partnership agreement. Although we intend to comply with our fiduciary obligations and relevant partnership agreements, we may incur additional costs in connection with the defense or settlement of such litigation. In some cases, this type of litigation may adversely affect our desire to proceed with, or our ability to complete, a particular transaction. Any litigation of this type could also have a material adverse effect on our results of operations.

  OUR CURRENT AND FUTURE DEBT FINANCING COULD RENDER US UNABLE TO OPERATE AND RESULT IN FORECLOSURE ON OUR PROPERTIES OR PREVENT US FROM MAKING DISTRIBUTIONS ON OUR EQUITY.

     Our strategy is generally to incur debt to increase the return on our equity while maintaining acceptable interest coverage ratios. We seek to maintain a ratio of free cash flow to combined interest expense and preferred stock dividends of between 2:1 and 3:1. However, our board of directors could change this strategy at any time and increase our leverage. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. We are also subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt with a consequent loss of income and asset value to us. As of December 31, 2001, substantially all of the properties that we own or control were encumbered by debt. As of December 31, 2001, we had approximately $4.8 billion of indebtedness outstanding on a consolidated basis, all of which was secured.

  INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE.

     As of June 30, 2002, approximately $1,018.8 million (19.6% of the total) of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense and reduce our cash flow and our ability to service our indebtedness and make distributions.

  WE MAY INCUR LOSSES DUE TO INTEREST RATE HEDGING TRANSACTIONS.

     From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline. These agreements involve the following risks:

     - interest rate movements during the term of the agreement may result in a loss to us;

     - we may be exposed to losses if the hedge is not indexed to the same rate as the debt anticipated to be incurred; and

     - we may incur a loss if the counterparty to the agreement fails to pay.

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

  COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS.

     Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. In some cases, our subsidiaries are subject to similar provisions, which may restrict their ability to make distributions to us. Our credit facilities provide that we may make distributions to our investors during any 12-month period in an aggregate amount that does not exceed the greater of 80% of our funds from operations for such period or such amount as may be necessary to maintain our REIT status. The credit facilities prohibit all distributions if our:

     - fixed charge coverage ratio is less than 1.60 to 1 through the quarter ended June 30, 2003; 1.65 to 1 through the quarter ended December 31, 2003 and 1.70 to 1 thereafter;

     - adjusted fixed charge coverage ratio (includes scheduled amortization) is less than 1.45 to 1;

     - interest coverage ratio is less than 2.25 to 1;

     - unsecured debt service coverage ratio is less than 3.00 to 1;

     - total combined debt to gross asset value ratio exceeds 0.55 to 1;

     - total obligations to gross asset value ratio exceeds 0.68 to 1 before September 30, 2002, or 0.65 to 1 thereafter;

     - encumbered property debt coverage ratio is less than 1.60 to 1; or

     - consolidated net worth is less than the sum of $2.68 billion and 85% of the net proceeds of any securities issuances after June 30, 2001.

     Our outstanding classes of preferred stock and preferred partnership units prohibit the payment of dividends on our common stock or common partnership units if we fail to pay the dividends or distributions to which the holders of the preferred stock or partnership preferred units are entitled. In addition, our 6 1/2% convertible debentures prohibit the payment of dividends on our capital stock if we elect to defer payments of interest on these convertible debentures, which we may have the right to do for periods of up to 60 months. If we are unable to pay dividends, we may fail to qualify as a REIT. This would subject us to corporate taxation and reduce our ability to make distributions to you.

  WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES THAT THEY MAY BE PROHIBITED FROM MAKING TO US.

     All of our properties are owned, and all of our operations are conducted, by the AIMCO Operating Partnership and our other subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations. As an equity investor in the subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims would still be subordinate to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to us.

  CHANGES IN THE REAL ESTATE MARKET MAY LIMIT OUR ABILITY TO GENERATE FUNDS FROM OPERATIONS.

     Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions beyond our control. Such events or conditions could include:

     - the general economic climate;

     - competition from other apartment communities and alternative housing;

     - local conditions, such as an increase in unemployment or an oversupply of apartments, that might adversely affect apartment occupancy or rental rates;

     - changes in governmental regulations and the related cost of compliance;

     - increases in operating costs (including real estate taxes) due to inflation and other factors, which may not necessarily be offset by increased rents;

     - changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing;

     - changes in interest rate levels and the availability of financing; and

     - the relative illiquidity of real estate investments.

  WE MAY BE SUBJECT TO COSTLY ENVIRONMENTAL LIABILITIES, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous substances. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against contaminated properties. In addition to the costs associated with investigation and remediation actions brought by governmental agencies, the presence of hazardous wastes on a property could result in personal injury or similar claims by private plaintiffs. Various laws also impose liability for the cost of removal or remediation of hazardous or toxic substances at the disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous or toxic substances is potentially liable under these laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility.

  LAWS BENEFITING DISABLED PERSONS MAY RESULT IN OUR INCURRENCE OF UNANTICIPATED EXPENSES.

     Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. Likewise, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. These and other Federal, state and local laws may also require modifications to our properties, or restrict certain further renovations of the properties. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA and the FHAA.

  AFFORDABLE HOUSING REGULATIONS MAY LIMIT RENT INCREASES AT SOME OF OUR PROPERTIES, REDUCING OUR REVENUE, AND, IN SOME CASES, CAUSING US TO SELL PROPERTIES THAT WE MIGHT OTHERWISE CONTINUE TO OWN.

     As of December 31, 2001, we owned or controlled 28 properties, held an equity interest in 353 properties with a combined average ownership percentage of 25% and managed for third parties and affiliates 112 properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the United States Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide mortgage insurance, favorable financing terms or rental assistance payments to the property owners. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue. We usually need to obtain the approval of HUD in order to manage, or acquire a significant interest in, a HUD-assisted property. We can make no assurance that we will always receive such approval.

  THE LOSS OF PROPERTY MANAGEMENT CONTRACTS MAY REDUCE OUR REVENUES.

     We manage some properties owned by third parties. In 2001, we received $17.3 million of revenue from the management of such properties. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline. In general, management contracts may be terminated or otherwise lost as a result of:

     - a disposition of the property by the owner in the ordinary course or as a result of financial distress of the property owner;

     - the property owner's determination that our management of the property is unsatisfactory;

     - willful misconduct, gross negligence or other conduct that constitutes grounds for termination; or

     - with respect to certain affordable properties, termination of such contracts by HUD or state housing finance agencies, generally at their discretion.

  WE DEPEND ON OUR CHIEF EXECUTIVE OFFICER AND OUR PRESIDENT; OUR OPERATIONS WOULD BE HARMED IF WE LOST THEIR SERVICES.

     Although we have entered into employment agreements with our Chairman and Chief Executive Officer, Terry Considine, and our Vice Chairman and President, Peter K. Kompaniez, the loss of any of their services could have an adverse effect on our operations.

  AS A REIT, AIMCO IS SUBJECT TO SUBSTANTIAL RISKS RELATED TO ITS COMPLIANCE WITH THE TAX LAWS.

     AIMCO May Fail to Qualify As a REIT. AIMCO believes that it operates in a manner that enables it to meet the requirements for qualification as a REIT for Federal income tax purposes; however, future economic, market, legal, tax or other considerations may cause it to fail to qualify as a REIT, or its board of directors may determine to revoke its REIT status. If AIMCO fails to qualify, or revokes its status, as a REIT, AIMCO will not be allowed a deduction for dividends paid to its stockholders in computing its taxable income, and AIMCO will be subject to Federal income tax at regular corporate rates. This would substantially reduce the funds available for payment to AIMCO's investors. See "United States Federal Income Tax Consequences -- Taxation of AIMCO and AIMCO Stockholders" for more detail.

     In addition, the failure of AIMCO to qualify as a REIT would trigger the following consequences:

     - AIMCO would be obligated to repurchase a material amount of its preferred stock, plus accrued and unpaid dividends to the date of repurchase; and

     - AIMCO would be in default under its primary credit facility and certain other loan agreements.

     REIT Distribution Requirements Limit AIMCO's Available Cash. As a REIT, AIMCO is subject to annual distribution requirements, which limit the amount of cash it has available for other business purposes, including amounts to fund its growth.

     Legislative or Other Actions Affecting REITs Could Have a Negative Impact on AIMCO. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service, or IRS, and the U.S. Treasury Department. Changes to the tax laws (which may have retroactive application) could adversely affect AIMCO investors. AIMCO cannot predict how changes in the tax law might affect it or its investors. For example, under recently enacted legislation, effective January 1, 2001, if any of AIMCO's management companies were deemed to operate or manage a health care or lodging facility, AIMCO would fail to qualify as a REIT. While AIMCO believes that, since January 1, 2001, none of AIMCO's management companies have operated or managed any health care or lodging facilities, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, AIMCO cannot assure you that the IRS will not contend that any of AIMCO's management companies operate or manage a health care or lodging facility, resulting in AIMCO's disqualification as a REIT.

     AIMCO May Be Subject to Other Tax Liabilities. Even if AIMCO qualifies as a REIT, AIMCO and its subsidiaries may be subject to certain Federal, state and local taxes on its income and property. Any such taxes would reduce AIMCO's operating cash flow.

  LIMITS ON OWNERSHIP OF AIMCO SHARES IN AIMCO'S CHARTER MAY RESULT IN THE LOSS OF ECONOMIC AND VOTING RIGHTS BY PURCHASERS THAT VIOLATE SHARE LIMITS.

     AIMCO's charter limits ownership of its common stock by any single stockholder to 8.7% of the outstanding shares, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. The charter also limits ownership of AIMCO's common stock and preferred stock by any single stockholder to 8.7% of the value of the outstanding common stock and preferred stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. The charter also prohibits anyone from buying shares if the purchase would result in AIMCO losing its REIT status. This could happen if a share transaction results in fewer than 100 persons owning all of AIMCO's shares or results in five or fewer persons, applying certain attribution rules of the Internal Revenue Code, owning 50% or more of the value of all of AIMCO's shares. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs:

     - the transfer will be considered null and void;

     - AIMCO will not reflect the transaction on its books;

     - AIMCO may institute legal action to enjoin the transaction;

     - AIMCO may demand repayment of any dividends received by the affected person on those shares;

     - AIMCO may redeem the shares;

     - the affected person will not have any voting rights for those shares; and

     - the shares (and all voting and dividend rights of the shares) will be held in trust for the benefit of one or more charitable organizations designated by us.

     AIMCO may purchase the shares held in trust at a price equal to the lesser of the price paid by the transferee of the shares or the then current market price. If the trust transfers any of the shares, the affected person will receive the lesser of the price he paid for the shares or the then current market price. An individual who acquires shares that violate the above rules bears the risk that the individual:

     - may lose control over the power to dispose of such shares; may not recognize profit from the sale of such shares if the market price of the shares increases;

     - may be required to recognize a loss from the sale of such shares if the market price decreases; and

     - may be required to repay AIMCO any distributions received from AIMCO as a result of his ownership of such shares.

  AIMCO'S CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF AIMCO.

     Ownership Limit. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of AIMCO by a third party without the consent of AIMCO's board of directors.

     Preferred Stock. AIMCO's charter authorizes its board of directors to issue up to 510,587,500 shares of capital stock. As of December 31, 2001, 456,962,738 shares were classified as Class A Common Stock, and 53,624,762 shares were classified as preferred stock. Under the charter, the board of directors has the authority to classify and reclassify any of AIMCO's unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as the board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of AIMCO, even if a change in control were in stockholders' best interests.

     Maryland Business Statutes. As a Maryland corporation, AIMCO is subject to various Maryland laws which may have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offers, even if AIMCO's acquisition would be in its stockholders' best interests. The Maryland General Corporation Law restricts mergers and other business combination transactions between AIMCO and any person who acquires beneficial ownership of shares of AIMCO's stock representing 10% or more of the voting power without AIMCO's board of directors' prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and two-thirds of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. Maryland law also provides that a person who acquires shares of AIMCO stock that represent 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote, excluding the control shares. Maryland law provides, among other things, that the board of directors has broad discretion in adopting stockholders' rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. In addition, Maryland law provides that corporations which:

     - have three directors who are not employees of the entity or related to an acquiring person; and

     - are subject to the reporting requirements of the Securities Exchange Act of 1934,

may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle which provides that:

     - the corporation will have a staggered board of directors;

     - any director may be removed only for cause, and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally even if a lesser proportion is provided in the charter or bylaws;

     - the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

     - vacancies may only be filled by the remaining directors, even if the procedure is contrary to the charter or bylaws; and

     - the secretary of the corporation may call a special meeting of stockholders at the request of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.

RISKS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS IN THE OFFER

  VMS HAS SIGNIFICANT BALLOON PAYMENTS DUE ON ITS MORTGAGE DEBT.

     VMS has approximately $93,243,000 of balloon payments due on its senior mortgage debt in 2008 and $28,250,000 due on its junior mortgage debt in 2008. If VMS cannot refinance or repay its indebtedness in 2008, VMS will be required to sell its properties and liquidate under the VMS plan of reorganization.

 RECOGNITION OF INCOME BECAUSE OF THE DECLINING AMOUNT OF DEPRECIATION DEDUCTIONS FROM THE VMS PROPERTIES WITHOUT ANY CORRESPONDING DISTRIBUTIONS.

     As a limited partner, you are likely to continue to receive allocations of taxable income from your partnership without any corresponding distributions. Unless you have losses from passive investments (including VMS) or other tax attributes to offset such taxable income, you may be required to pay taxes in respect of such income without any corresponding receipt of cash. We currently estimate, based on certain projections, that partners in your partnership will receive taxable income of approximately $288,383 for 2002, $2,394,841 for 2003, $2,700,699 for
2004, $2,962,582 for 2005, $3,191,547 for 2006, $3,392,703 for 2007 and
$3,543,570 for 2008. The foregoing are merely estimates, and there can be no assurance that such estimates will prove accurate in the future. This situation has arisen primarily because of the declining amount of depreciation deductions from the properties in which your partnership has invested through VMS. All of the cash flow is currently dedicated to the payment of operating expenses, capital expenditures and debt service. Accordingly, we estimate that over the next seven years, the owner of one limited partnership unit will realize approximately $29,619 in taxable income from your partnership without any cash distributions to pay the tax due thereon.

  IF WE ACQUIRE A SUBSTANTIAL NUMBER OF UNITS IN THE OFFER, WE COULD CONTROL YOUR PARTNERSHIP.

     Because your general partner is a subsidiary of AIMCO, we control the management of your partnership. In addition, if we acquire more units, we will increase our ability to influence voting decisions with respect to your partnership. However, we will not be able to control voting decisions unless we acquire more units in another transaction. Furthermore, in the event that we acquire a substantial number of units pursuant to our offer, removal of your general partner (which is our subsidiary) or the manager of any property owned by VMS may become more difficult or impossible without our consent.

  YOU COULD RECOGNIZE GAIN IN THE EVENT OF A REDUCTION IN YOUR PARTNERSHIP'S LIABILITIES.

     Generally, a decrease in your share of your partnership's liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although your general partner (which is our subsidiary) has no current plan or intention to reduce the liabilities of your partnership, it is possible that future economic, market, legal, tax or other considerations may cause your general partner to reduce the liabilities of your partnership. If the liabilities of your partnership were to be reduced, and you do not tender all of your units pursuant to our offer, you will be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of your partnership. Any such hypothetical distribution of cash would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your units and thereafter as gain.

  YOU MAY BE UNABLE TO TRANSFER YOUR UNITS FOR A 12-MONTH PERIOD.

     Your partnership's agreement of limited partnership prohibits any transfer of units without the consent of your general partner (which is our subsidiary). Such consent may be withheld by your general partner in its sole discretion. Your general partner must withhold its consent if such transfer would result in the termination of your partnership for tax purposes which would occur if 50% or more of the total interest in your partnership is transferred within a 12-month period. If we acquire a significant percentage of the interest in your partnership, you may not be able to a transfer your units for a 12-month period following our offer.

  IT IS NOT KNOWN WHEN THE PROPERTIES OWNED BY VMS MAY BE SOLD.

     There may be no way to liquidate your investment in your partnership in the future until the property is sold and your partnership is liquidated. VMS currently owns 15 properties. The general partner of your partnership continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your partnership. We cannot predict when the properties will be sold or otherwise disposed of. However, there is no current plan or intention to sell the properties in the near future.

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

                          SPECIAL FACTORS TO CONSIDER

     In reviewing the offer, you should pay special attention to the information in the Sections entitled "Background and Reasons for the Offer," "Valuation of Units" and "Fairness of the Offer" which contain information regarding the background and reasons for the offer, the method of evaluating units in the offer and alternative valuation methods considered and our view as to the fairness of the offer.

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

                               VALUATION OF UNITS

     We determined our cash offer consideration by estimating the value of the properties owned by VMS using the direct capitalization method. This method involves applying a capitalization rate to the annual property income. A capitalization rate is a percentage (rate of return), commonly applied by purchasers of residential real estate to property income to determine the present value of income property. The lower the capitalization rate utilized the higher the value produced, and the higher the capitalization rate utilized the lower the value produced. Our method for selecting a capitalization rate begins with each property being assigned a location and condition rating (e.g., "A" for excellent, "B" for good, "C" for fair, and "D" for poor). We then adjust the capitalization rate based on whether the mortgage debt that the property is subject to bears interest at a rate above or below 7.5% per annum. Generally, for every 0.5% in excess of 7.5%, the capitalization rate would be increased by 0.25%. The evaluation of a property's location and condition, and the determination of an appropriate capitalization rate for a property, is subjective in nature, and others evaluating the same property might use a different capitalization rate and derive a different property value.

     Property income is the difference between the revenues from the property and related costs and expenses, excluding income derived from sources other than regular activities and before income deductions. Income deductions include interest, income taxes, prior-year adjustments, charges to reserves, write-offs of intangibles, adjustments arising from major changes in accounting methods and other material and nonrecurrent items. In this respect, property income differs from net income disclosed in the partnership's financial statements, which does not exclude these income sources and deductions.

     Although the direct capitalization method is a widely accepted way of valuing real estate, there are a number of other methods available to value real estate, each of which may result in different valuations of a property. Further, in applying the direct capitalization method, others may make different assumptions and obtain different results. The proceeds that you would receive if you sold your units to someone else or if your partnership were actually liquidated might be higher or lower than our cash offer consideration. We determined your partnership's value as follows:

     - First, we estimated a range of values for the VMS properties using the direct capitalization method. For each property, we selected capitalization rates based on our experience in valuing similar properties. The higher the capitalization rate applied to a property's income the lower its value, and the lower the capitalization rate applied to a property's income the higher its value. We considered local market sales information for comparable properties, estimated actual capitalization rates (property income less capital reserves divided by sales price) and then evaluated each property in light of its relative competitive position, taking into account property location, occupancy rate, overall property condition and other relevant factors. The AIMCO Operating Partnership believes that arms-length purchasers would base their purchase offers on capitalization rates which might be higher or lower than those used by us, resulting in property values for each such property which would be lower or higher, respectively, than those set forth below. We determined property income for each property using annualized revenue for the quarter ended March 31, 2002 and actual costs and expenses for the fiscal year ended December 31, 2001. We then divided such amount by two capitalization rates to derive a low and a high estimated gross property value.

      Based on the above, we derived a low and high estimate of total gross property values for the VMS properties of $178,219,000 to $219,188,000, respectively.

                                                            LOW                              HIGH
                                              -------------------------------   -------------------------------
                                 ANNUALIZED                      ESTIMATED                         ESTIMATED
                                  PROPERTY    CAPITALIZATION   GROSS PROPERTY   CAPITALIZATION   GROSS PROPERTY
PROPERTY                           INCOME          RATE            VALUE             RATE            VALUE
--------                         ----------   --------------   --------------   --------------   --------------
Buena Vista....................  $  956,000       10.86%        $  8,800,000         8.83%        $ 10,823,000
Casa De Monterey...............     859,000       12.82            6,700,000        10.42            8,240,000
Chapelle Le Grande.............     383,000       13.44            2,850,000        10.93            3,505,000
Crosswood......................     842,000        8.10           10,400,000         6.58           12,791,000
Forest Ridge...................   1,175,000       11.09           10,600,000         9.01           13,037,000

                                                            LOW                              HIGH
                                              -------------------------------   -------------------------------
                                 ANNUALIZED                      ESTIMATED                         ESTIMATED
                                  PROPERTY    CAPITALIZATION   GROSS PROPERTY   CAPITALIZATION   GROSS PROPERTY
PROPERTY                           INCOME          RATE            VALUE             RATE            VALUE
--------                         ----------   --------------   --------------   --------------   --------------
Mountain View..................   1,514,000       10.81           14,000,000         8.79           17,218,000
North Park.....................     786,000       11.44            6,869,000         9.30            8,448,000
Pathfinders....................   2,130,000        7.55           28,200,000         6.14           34,682,000
Scotchollow....................   3,997,000        7.92           50,500,000         6.44           62,109,000
Shadowood......................     407,000       12.32            3,300,000        10.02            4,059,000
Terrace Garden Townhouses......     564,000       11.06            5,100,000         8.99            6,272,000
The Bluffs.....................     546,000       15.18            3,600,000        12.34            4,428,000
Towers of Westchester..........   2,141,000       10.49           20,400,000         8.53           25,089,000
Vista Village..................     413,000       11.80            3,500,000         9.59            4,305,000
Watergate......................     303,000        8.92            3,400,000         7.25            4,182,000
                                                                                                  ------------
     Estimated Total Gross
       Property Value..........                                 $178,219,000                      $219,188,000
                                                                ------------                      ------------

     - Second, we calculated a range of values for the equity of VMS by adding to the low and high estimated gross property value of all properties owned by VMS, the value of the non-real estate assets of VMS, and deducting the liabilities of VMS, including mortgage debt and debt owed by VMS to its general partner or its affiliates after consideration of any applicable subordination provisions affecting payment of such debt. We deducted from these values certain other costs including required capital expenditures, deferred maintenance, and closing costs to derive a low and high net equity value for VMS of $0 and $17,931,339, respectively. Closing costs include legal and accounting fees, real property, transfer taxes, title and escrow costs and broker's fees.

     Based on our low and high estimated total gross property values, we derived a range of estimated unit values of $0 to $20,714. Based on this range of unit values, we have decided to offer you $3,000 per unit.

                                                              LOW            HIGH
                                                         -------------   -------------
  Gross valuation of partnership properties............  $ 178,219,000   $ 219,188,000
  Plus: Cash and cash equivalents......................      2,058,923       2,058,923
  Plus: Other partnership assets, net of security
    deposits...........................................      4,047,336       4,047,336
  Less: Mortgage debt, including accrued interest......   (132,338,390)   (132,338,390)
  Less: GP loans.......................................     (3,677,261)     (3,677,261)
  Less: Class 3C Claims to PLT & ContiTrade............    (39,585,360)    (42,138,521)
  Less: Share to MF VMS................................     (5,387,756)    (25,872,256)
  Less: Accounts payable and accrued expenses..........     (1,182,200)     (1,182,200)
  Less: Other liabilities..............................       (957,524)       (957,524)
                                                         -------------   -------------
  Partnership valuation before taxes and certain
    costs..............................................  $   1,196,768   $  19,128,107
  Less: Extraordinary capital expenditures and deferred
    maintenance........................................       (407,673)       (407,673)
  Less: Closing costs..................................       (789,095)       (789,095)
                                                         -------------   -------------
  Estimated net valuation of your partnership..........  $           0   $  17,931,339
  Percentage of estimated net valuation allocated to
    holders of units...................................            N/A           70.61%
                                                         -------------   -------------
  Estimated net valuation of units.....................  $           0   $  12,661,319
    Total number of units*.............................         611.25          611.25
                                                         -------------   -------------
  Estimated valuation per unit.........................  $        0.00   $   20,714.00
                                                         =============   =============

---------------

* Includes only non-default limited partners.

     In order to determine the number of OP Units we are offering for each of your units, we divided the cash offer consideration of $3,000 by a price of $46.63 to get 64.50 OP Units per unit.

                      BACKGROUND AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

  GENERAL

     We are in the business of acquiring direct and indirect interests in apartment properties such as the properties in which your partnership indirectly owns an interest. Our offer provides us with an opportunity to increase our ownership interest in these properties while providing you and other investors with an opportunity to liquidate your current investment and to invest in our OP Units or receive cash, or to retain your units.

     In June 1999, we commenced a cash tender offer for your partnership at the price of $41 per unit, and acquired 21.75 units. On May 15, 2000, we commenced a cash tender offer for your partnership at the price of $289 per unit, and acquired 18 units. On October 18, 2001, we commenced a cash tender offer at the price of $1,082 per unit, and acquired 26.75 units in that offer.

     We are aware that other tender offers may have been made by unaffiliated third parties to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in any pending tender offers.

ALTERNATIVES CONSIDERED

     The following is a brief discussion of the benefits and disadvantages of alternatives to our offer that could have been pursued by your general partner (which is our subsidiary).

  LIQUIDATION

     Benefits of Liquidation. One alternative to our offer would be for VMS to sell its assets, distribute the net liquidation proceeds to its partners and for your partnership, in turn, to distribute its share of such proceeds to its partners in accordance with your partnership's agreement of limited partnership, and then dissolve. Partners would be at liberty to use the net liquidation proceeds after taxes for investment, business, personal or other purposes, at their option. If VMS were to sell its assets and liquidate, you and your partners would not need to rely upon capitalization of income or other valuation methods to estimate the fair market value of your partnership's assets. Instead, such assets would be valued through negotiations with prospective purchasers (in many cases unrelated third parties).

     Disadvantages of Liquidation. A liquidating sale of some or all of the VMS properties would be a taxable event for you and your partners and could result in significant amounts of taxable income to you and your partners. In the opinion of your general partner (which is our subsidiary), the present time may not be the most desirable time to sell the real estate assets of VMS in private transactions, and any liquidation sale would be uncertain. Liquidation of VMS would trigger a substantial prepayment penalty on the senior debt. Your general partner believes it currently is in the best interest of your partnership for VMS to continue holding its real estate assets.

  CONTINUATION OF THE PARTNERSHIP WITHOUT THE OFFER

     Benefits of Continuation. Although our offer permits you to continue your investment in your partnership, a second alternative would be for VMS to continue to own and operate its properties and for your partnership to continue to participate in VMS, without our offer. A number of advantages could result from the continued ownership and operation of the VMS properties. Given improving rental market conditions, the level of distributions might increase over time. It is possible that the private resale market for apartment properties could improve over time, making a sale of the VMS properties in a private transaction at some point in the future a more viable option than it is currently. The continuation of VMS and of your partnership's participation in VMS, will allow you to continue to participate in the net income from the properties and any net proceeds from the future sale of the properties.

     Disadvantages of Continuation. There are several risks and disadvantages that result from continuing operations without our offer. As a limited partner, you are likely to continue to receive allocations of taxable income from your partnership without any corresponding distributions. Unless you have losses from passive investments (including VMS) or other tax attributes to offset such taxable income, you may be required to pay taxes in respect of such income without any corresponding receipt of cash. We currently estimate, based on certain projections, that partners in your partnership will receive taxable income of approximately $288,383 for 2002, $2,394,841 for 2003, $2,700,699 for
2004, $2,962,582 for 2005, $3,191,547 for 2006, $3,392,703 for 2007 and
$3,543,570 for 2008. The foregoing are merely estimates, and there can be no assurance that such estimates will prove accurate in the future. This situation has arisen primarily because of the declining amount of depreciation deductions from the properties in which your partnership has invested through VMS. All of the cash flow is currently dedicated to the payment of operating expenses, capital expenditures and debt service. Accordingly, we estimate that over the next seven years, the owner of one limited partnership unit will realize approximately $29,619 in taxable income from your partnership without any cash distributions to pay the tax due thereon.

     If VMS and your partnership continue operating as presently structured, VMS would be required to sell its properties and liquidate if VMS cannot refinance or repay its indebtedness at maturity in 2008 pursuant to the VMS plan of reorganization. VMS has approximately $93,243,000 of balloon payments due on its senior mortgage debt in 2008 and $28,250,000 of balloon payments due on its junior mortgage debt in 2008. Continuation of VMS and your partnership without the offer would deny you and your partners the benefits that your general partner (which is our subsidiary) expects to result from our offer. For example, you would have no opportunity for liquidity unless you were to sell your units in a private transaction. Any such sale would likely be at a very substantial discount from fair market value. Continuation without our offer would deny you and your partners the benefits of diversification into a company which has a much larger and more diverse portfolio of apartment properties.

  ALTERNATIVE STRUCTURES CONSIDERED

     Before we decided to make our offer, we considered a number of alternative transactions, including merging your partnership; purchasing some or all of the VMS properties; making an offer of only cash for your units; and making an offer of only OP Units for your units. A merger would require a vote of the limited partners of your partnership. If the merger was approved, all limited partners, including those who wish to retain their units and continue to participate in your partnership, would be forced to participate in the merger transaction. If the merger was not approved, all limited partners, including those who would like to liquidate their investment in your partnership, would be forced to retain their units.

     We also considered purchasing the VMS properties. However, a sale of the VMS properties would require a vote of a majority of the limited partners. If the sale was approved, all limited partners, including those who wish to continue to participate in the ownership of the VMS properties, would be forced to participate in the sale transaction, and possibly to recognize taxable income. If the sale was not approved, all limited partners, including those who would like to dispose of their investment in the VMS properties, would be forced to retain their investment.

     In order to give all limited partners in your partnership an opportunity to make their own investment decision, we elected to make an offer directly to you and the other limited partners Since 1998, we have made three separate cash tender offers to your partnership. We considered making another all cash offer in order to satisfy some limited partners' desire for immediate liquidity. However, another all cash offer would not be desirable for those limited partners who do not desire immediate liquidity and do not want to immediately recognize any taxable income, but might otherwise be interested in disposing of their investment in your partnership and might want an opportunity to control the timing of any realization of taxable income associated with liquidating such investment in the future.

     We considered making an offer of only OP Units. The primary disadvantage of an all OP Unit offer is that those limited partners who want immediate liquidity would be forced to wait at least one year before exchanging their OP Units for cash or AIMCO stock.

     After considering these alternatives, we decided to offer limited partners the possibility of both forms of consideration: cash and OP Units. We think that such an offer will appeal to a large number of limited partners in your partnership, while permitting each one to retain any or all of his or her units and remain a limited partner in your partnership on the same terms as before.

  SALE OF ASSETS

     VMS could sell the properties it owns. The general partner of your partnership considers the sale of the VMS properties from time to time. However, any such sale would likely be a taxable transaction.

EXPECTED BENEFITS OF THE OFFER

     We are in the business of acquiring direct and indirect interests in apartment properties such as the properties in which your partnership indirectly owns an interest. Our offer provides us with an opportunity to increase our ownership interest in these properties while providing you and other investors with an opportunity to retain or liquidate your investment or to invest in the AIMCO Operating Partnership.

     There are five principal advantages of tendering your units for OP Units:

     - Tax Deferral. You generally will not recognize any immediate taxable gain if you exchange your units solely for OP Units.

     - Enhanced Liquidity After One Year. While the holders of the OP Units must hold such units for one year, subject to certain exceptions, after a one-year holding period, you may choose to redeem your OP Units and receive, at our option, shares of AIMCO's Class A Common Stock (on a one-for-one basis, subject to adjustment in certain circumstances) or an equivalent amount of cash. AIMCO's Class A Common Stock is listed and traded on the NYSE.

     - Quarterly Distributions. Your partnership paid no distributions for the fiscal year ended December 31, 2001. All of the cash flow from your partnership is currently dedicated to the payment of operating expenses, capital expenditures and debt service. In addition, you are likely to continue to receive allocations of taxable income from your partnership without any corresponding distributions. Current annualized distributions on the OP Units are $3.28 per unit. Assuming no change in the level of our distributions, this is equivalent to a distribution of $211.56 per year on the number of OP Units you will receive in exchange for each of your partnership units. See "The AIMCO Operating Partnership."

     - Growth Potential. Our assets, organizational structure and access to capital enables us to pursue acquisition and development opportunities that are not available to your partnership. You would have the opportunity to participate in the growth of our enterprise and would benefit from any future increase in the AIMCO stock price and from any future increase in distributions on the OP Units.

     - Diversification. We have a substantially larger and more diverse portfolio of apartment properties than your partnership.

     The principal advantage if you tender your units for cash is immediate liquidity. However, tendering your units for cash may cause you to recognize taxable gain for Federal income tax purposes.

DISADVANTAGES OF THE OFFER

     The principal disadvantages to the offer are:

     - Lack of Independent Price Determination. We determined the offer price and the terms of the offer, including the exchange ratio for OP Units. The terms of the offer and the nature of the securities could differ if they were subject to independent third party negotiations.

     - No Separate Representation of Limited Partners. In structuring the offer and the consideration, no one separately represented the interests of the limited partners. Although we have a fiduciary duty to the limited partners, we also have conflicting responsibilities to our equity holders. We did not appoint, or ask the limited partners to appoint, a party to represent only their interests.

     - No Proposal to Sell the Properties. We are not proposing to try to sell the VMS properties and distribute the net proceeds. An arms-length sale of the properties after offering them for sale through licensed real estate brokers might be a better way to determine the true value of the properties rather than the method we chose. The sale of the properties and the liquidation of VMS and your partnership might result in greater pre-tax cash proceeds to you than our offer.

     - OP Units. Investing in OP Units has risks that include the lack of a public market, transfer restrictions and a one-year holding period before they can be redeemed by a holder. The ultimate return on the OP Units is directly tied to the future price of AIMCO's Class A Common Stock. If you exchange your units for OP Units, you could ultimately receive less for the OP Units than the cash price in our offer.

     - Continuation of the Partnership. We are proposing to continue to operate your partnership and not liquidate it at the present time. Thus, our offer does not satisfy any expectation that you would receive the return of your investment in the partnership through a sale of the VMS properties at the present time. Although the actual proceeds obtained from a sale of the VMS properties is highly uncertain, we believe that at the present time, a sale of such properties would result in proceeds close to the low end of our current estimated range of values for such properties. Under these circumstances, limited partners of your partnership would not receive any proceeds from such sale. In addition, a sale of the VMS properties would be a taxable event to the limited partners of your partnership and could result in significant taxable income to the limited partners without any corresponding distributions. In determining the fairness of the offer, we and your general partner were aware of the fact that if VMS and your partnership were liquidated, your general partner (which is our subsidiary) would not continue to receive the fees that it currently receives. However, this fact did not affect our determination of whether or not to sell the VMS properties. The term of your partnership will expire on December 31, 2030, and the term of VMS will expire on September 26, 2044. If VMS cannot refinance or repay its indebtedness at maturity in 2008, VMS would be required to liquidate and sell its properties under the VMS plan of reorganization.

     - Possible Recognition of Taxable Gain. If you exercise your redemption right with respect to the OP Units within two years of the date that you transfer your units to the AIMCO Operating Partnership, your exchange of units for OP Units and cash could be treated as a disguised sale of your units and you would be required to recognize gain or loss in the year of the exchange on such disguised sale. See "United States Federal Income Tax Consequences -- Disguised Sales."

     For a description of certain risks of our offer, see "Risk Factors."

                             FAIRNESS OF THE OFFER

POSITION OF THE GENERAL PARTNER OF YOUR PARTNERSHIP WITH RESPECT TO THE OFFER; FAIRNESS

     Your general partner is a subsidiary of the AIMCO Operating Partnership. As a result, your general partner has a conflict of interest and makes no recommendation to you as to whether you should tender or refrain from tendering your units. Your general partner did not participate in the structuring of the offer and has substantial conflicts of interest with regard to the offer. However, for all of the reasons discussed herein, we and your general partner believe that the offer and all forms of consideration offered is fair to you and the limited partners of your partnership. You should make your decision whether to tender based upon a number of factors, including your financial needs, other financial opportunities available to you and your tax position.

     The terms of our offer have been established by us and are not the result of arms-length negotiations. In evaluating the fairness of the offer, your general partner (which is our subsidiary) and the AIMCO Operating Partnership considered the following factors and information:

          1. The opportunity for you to make an individual decision on whether to tender your units in the offer and that the offer allows each investor to continue to hold his or her units.

          2. The estimated value of the VMS properties has been determined based on a method believed to reflect the valuation of such assets by buyers in the market.

          3. An analysis of the possible alternatives including liquidation and continuation without the option of the offer, including our estimated going concern value of your partnership of $12,438 per unit. See "Background and Reasons for the Offer -- Alternatives Considered."

          4. An evaluation of the financial condition and results of operations of VMS, your partnership and the AIMCO Operating Partnership and their anticipated level of operating results. The offer is not expected to have an effect on your partnership's financial condition or results of operations. The net loss of VMS has increased from a loss of $40,000 for the year ended December 31, 2000 to a loss of $2,910,000 for the year ended December 31, 2001. These factors are reflected in our valuation of your partnership.

          5. The method of determining the offer consideration which is intended to provide you with OP Units or cash that are substantially the financial equivalent to your interest in your partnership. See "Valuation of Units."

          6. The fact that the units are illiquid and the offer provides holders of units with liquidity. However, we did review whether trading information was available.

          7. The fact that the offer generally provides holders of units with the opportunity to receive both cash and OP Units together.

          8. The fact that the offer provides holders of units with the opportunity to defer taxes by electing to accept OP Units.

          9. An evaluation of the market price of the Class A Common Stock and the limited information on prices at which OP Units and units are transferred. See "Your Partnership -- Distributions and Transfers of Units." No assurance can be given that the Class A Common Stock will continue to trade at its current price.

          10. The range of estimated unit values of $0 to $20,714, based on a range of $178,219,000 to $219,188,000 for the total estimated property value of the VMS properties. Your general partner (which is our subsidiary) has no present intention to liquidate VMS or your partnership or to sell or refinance the VMS properties. See "Background and Reasons for the Offer". See "Valuation of Units" for a detailed explanation of the methods we used to value your partnership.

          11. The offer consideration of $3,000 per unit or 64.50 OP Units per unit, which is determined by dividing the cash offer consideration of $3,000 by a price of $46.63.

          12. Current annualized distributions with respect to the OP Units are $3.28 per unit. This is equivalent to distributions of $211.56 per year on the number of OP Units that you would receive in exchange for each of your partnership's units. There were no distributions made with respect to your units for the fiscal year ended December 31, 2001. See "Comparison of Your Units and AIMCO OP Units -- Distributions."

          13. The fact that if your partnership were liquidated as opposed to continuing, the general partner (which is our subsidiary) would not receive the substantial management fees it currently receives. As discussed in "Fairness of the Offer -- Comparison of Consideration to Alternative Consideration -- Estimated Liquidation Proceeds," we do not believe that liquidation of the partnership is in the best interests of the unitholders. Therefore, we believe the offer is fair in that the fees paid to the general partner would continue even if the offer was not consummated. We are not proposing to change the current management fee arrangement.

     In evaluating these factors, your general partner (which is our subsidiary) and the AIMCO Operating Partnership did not quantify or otherwise attach particular weight to any of them.

     Your general partner (which is our subsidiary) has not retained an unaffiliated representative to act on behalf of the limited partners in negotiating the terms of the offer since each individual limited partner can make his own decision as to whether or not to tender and what consideration to take. Unlike a merger or other form of partnership reorganization, in our offer, holders of a majority of the partnership interests in your partnership cannot bind you. If an unaffiliated representative had been obtained, it is possible that such representative could have negotiated a higher price for your units than we are offering.

FAIRNESS TO UNITHOLDERS WHO TENDER THEIR UNITS

     Your general partner (which is our subsidiary) makes no recommendation as to whether you should tender or refrain from tendering your units. The terms of the offer have been established by the AIMCO Operating Partnership and are not the result of arms-length negotiations. See "Conflicts of Interest." The general partner of your partnership and the AIMCO Operating Partnership believe that the valuation method described in "Valuation of Units" provides a meaningful indication of value for residential apartment properties and, although there are other ways to value real estate, is a reasonably fair method to determine the consideration offered. Although we believe our offer consideration represents the amount you would receive if we currently liquidated VMS and your partnership, an actual liquidation might generate a higher or lower price for holders of units. A liquidation in the future might generate a higher or lower price for holders of units.

     The future value of any OP Units you receive in the offer will depend on some of the same factors that will affect the value of your units, primarily the condition of real estate markets. However, if you exchange your units for OP Units, you will be able to liquidate your investment only by tendering your OP Units for redemption after a one-year holding period or by selling your OP Units.

FAIRNESS TO UNITHOLDERS WHO DO NOT TENDER THEIR UNITS

     Your general partner (which is our subsidiary) makes no recommendation as to whether you should tender or refrain from tendering your units. If you choose not to tender any units, your interest in your partnership will remain unchanged. The identity of the other limited partners of your partnership may change. If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, AIMCO may be in a position to influence voting decisions with respect to your partnership. AIMCO has no present intention to sell your partnership's property or refinance its indebtedness within any specified time period.

COMPARISON OF CONSIDERATION TO ALTERNATIVE CONSIDERATION

  GENERAL

     To assist holders of units in evaluating the offer, your general partner (which is our subsidiary) has attempted to compare the cash offer consideration against: (a) estimates of the value of your units on a liquidation basis; (b) estimates of the going concern value of your units based on the continued ownership and operation of the properties by VMS; and (c) the net asset value of your units. The general partner of your partnership believes that analyzing the alternatives in terms of estimated value, based upon currently available data and, where appropriate, reasonable assumptions made in good faith, establishes a reasonable framework for comparing alternatives. Since the value of the consideration for alternatives to the offer is dependent upon varying market conditions, no assurance can be given that the estimated values reflect the range of possible values. See "Valuation of Units."

     The results of these comparative analyses are summarized in the following chart. You should bear in mind that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by us. These assumptions relate to, among other things: the operating results since December 31, 2001 as to property income, other projected amounts and the capitalization rates that may be used by prospective buyers if your partnership assets were to be liquidated.

     In addition, these estimates are based upon certain information available to your general partner (which is our subsidiary) at the time the estimates were computed, and no assurance can be given that the same conditions analyzed by it in arriving at the estimates of value would exist at the time of the offer. The assumptions used have been determined by the general partner of your partnership in good faith, and, where appropriate, are based upon current and historical information regarding your partnership and current real estate markets, and have been highlighted below to the extent critical to the conclusions of the general partner of your partnership. Actual results may vary from those set forth below based on numerous factors, including interest rate fluctuations, tax law changes, supply and demand for similar apartment properties, the manner in which the VMS properties are sold and changes in availability of capital to finance acquisitions of apartment properties.

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2030, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

                                COMPARISON TABLE

                                                                PER UNIT
                                                              -------------
Cash offer price............................................        $ 3,000
Alternatives:
  Prior cash offer price....................................        $ 1,082(1)
  Estimated range of liquidation proceeds...................  $0 to $20,714
  Estimated going concern value.............................        $12,438(2)
  Net asset value...........................................         $    0

---------------

(1) Highest price offered in our prior tender offers.

(2) Assumes a sale of each property in 2008 when the mortgage is due, rather than a refinancing.

  PRICES ON SECONDARY MARKET

     There is no active market for your units. Your general partner (which is our subsidiary) is unaware of any secondary market activity in the units. Therefore any comparison to prices on the secondary market is not possible at the present time. See "Your Partnership -- Distributions and Transfers of Units -- Transfers."

  PRIOR TENDER OFFERS

     In June 1999, we commenced a cash tender offer for your partnership at the price of $41 per unit, and acquired 21.75 units. On May 15, 2000, we commenced a cash tender offer for your partnership at the price of $289 per unit, and acquired 18 units. On October 18, 2001, we commenced a cash tender offer at the price of $1,082 per unit, and acquired 26.75 units in that offer.

     We are aware that other tender offers may have been made by unaffiliated third parties to acquire units in your partnership in exchange for cash. We are unaware of the amounts offered, terms, tendering parties or number of units involved in any pending tender offers.

  ESTIMATED LIQUIDATION PROCEEDS

     Liquidation value is a measure of the price at which the assets of VMS and your partnership would sell if disposed of in an arms-length transaction between a willing buyer and your partnership, each having access to relevant information regarding the historical revenues and expenses of the business. Your general partner (which is our subsidiary) estimated the liquidation value of units using the same direct capitalization method and assumptions as we did in valuing the units for the cash offer consideration. See "Valuation of Units." The liquidation analysis also assumed that the VMS properties were sold to an independent third-party buyer at the current property value and that other balance sheet assets (excluding amortizing assets) and liabilities of VMS were sold at their book value, all liabilities were paid and that the net proceeds of sale were allocated to your partners in accordance with the VMS joint venture agreement and plan of reorganization and your partnership's agreement of limited partnership.

     The liquidation analysis assumes that the assets of your partnership and VMS are sold in a single transaction. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners from cash flow from operations might be reduced because your partnership's relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales of the assets are assumed to occur concurrently. The liquidation analysis assumes that the assets would be disposed of in an orderly manner and not sold in forced or distressed sales where sellers might be expected to dispose of their interests at substantial discounts to their actual fair market value.

  ESTIMATED GOING CONCERN VALUE

     Going concern value is a measure of the value of your partnership if VMS continues to own and operate its properties. The estimated value of the partnership on a going concern basis is not intended to reflect the distributions payable to limited partners if its assets were to be sold at their current fair market value. The general partner of your partnership estimated the going-concern value of your partnership by analyzing projected cash flows and performing a discounted cash flow analysis. The general partner of your partnership assumed that your partnership will be operated in the same manner as currently structured and its assets sold in a liquidation when the mortgage is due. Distribution and sale proceeds per partnership unit were discounted in the projections at a rate of 20%.

     The general partner of your partnership assumed that real estate selling costs will be incurred which will equal 0.5% of the sales price. This analysis assumes that the VMS properties will be sold in a liquidation, at the expiration of the mortgage term, to an independent third-party buyer. Upon such liquidation, other balance sheet assets (excluding amortizing assets) of VMS will be sold at their book value, all liabilities will be paid and the net proceeds of sale will be allocated between your partnership and VMS National Residential Portfolio II, and then to the limited partners and general partner of your partnership in accordance with your partnership's agreement of limited partnership and the VMS plan of reorganization. Should the assets be liquidated over time, even at prices equal to those projected, distributions to limited partners of the cash flow from operations might be reduced because relatively fixed costs, such as general and administrative expenses, are not proportionately reduced with the liquidation of assets. However, for simplification purposes, the sales are assumed to occur concurrently.

     The going concern method relies on a number of assumptions, including among other things, (i) rental rates for new leases and lease renewals; (ii) improvements needed to prepare an apartment for a new lease or a renewal lease;
(iii) lease periods; (iv) capital expenditures; (v) broker's commissions; and
(vi) discount rates applied to future cash flows. The use of assumptions or variables that differ from those described above could produce substantially different results. Neither we nor the general partner of your partnership solicited any offers or inquiries from prospective buyers of the VMS properties in connection with the preparation of the estimates of value of the properties and the actual amounts for which the VMS properties or your partnership could be sold could be significantly higher or lower than any of the estimates contained herein. The estimated going concern value of your partnership is $12,438 per unit.

     The general partner determined going concern value based upon the discounted present value of projected cash flows from VMS over a seven year period of operation. Such discounted cash flows were based upon year one property income from the real estate escalated at 1.5% per annum for the projection period. At the end of the seven year projection period, each property was assumed to be sold at a price based upon property income for the immediately following year, capitalized at various capitalization rates, less expenses of sale estimated at 0.5% of the property value. The net cash flow to limited partners from the continued operation of the properties and the net proceeds of sale were then discounted at a discount rate of 20% to achieve the going concern value of $12,438 per unit.

     We believe our offer consideration is fair in relation to the going concern value because this going concern value does not take into account (i) the recognition of taxable income from your partnership without any corresponding distributions, or (ii) other risks associated with VMS continuing to own and operate its properties.

  NET ASSET VALUE

     The estimated net asset value is based on a hypothetical sale of the partnership's properties and the distribution to the limited partners and the general partner of the gross proceeds of such sales, net of related indebtedness, together with the cash, proceeds from temporary investments, and all other assets that are believed to have liquidation value, after provision in full for all of the other known liabilities of your partnership. The estimated net asset value of your partnership is $0 per unit and, therefore, a comparison with the offering price would not be meaningful in determining the fairness of the offer price.

ALLOCATION OF CONSIDERATION

     We determined our offer consideration based on our range of estimated liquidation values for your partnership of $0 to $20,714 per unit. Based on this range of unit values, we have decided to offer you $3,000 per unit.

                                YOUR PARTNERSHIP

GENERAL

     VMS was organized in September 1984 under the laws of the State of Illinois. Its primary business is real estate ownership and related operations. VMS was formed for the purpose of making investments in various types of real properties which offer potential capital appreciation and cash distributions to its limited partners.

YOUR PARTNERSHIP AND ITS PROPERTY

     The general partners of VMS are VMS National Residential Portfolio I (your partnership) and VMS National Residential Portfolio II. Your partnership owns a 70.69% participation interest in VMS. A wholly owned subsidiary of AIMCO serves as manager of the properties owned by VMS. There are currently 644 units of your partnership issued and outstanding, which are held of record by 736 limited partners.

     VMS' investment portfolio currently consists of the following 15 residential apartment complexes: Buena Vista, a 92-unit complex in Pasadena, California; Casa de Monterey, a 144-unit complex in Norwalk, California; Crosswood Park, a 180-unit complex in Citrus Heights, California; Mountain View, a 168-unit complex in San Dimas, California; Pathfinders Village, a 246-unit complex in Fremont, California; Scotchollow, a 418-unit complex in San Mateo, California; The Bluffs, a 137-unit complex in Milwaukee, Oregon; Vista Village, a 220-unit complex in El Paso, Texas; Chapelle Le Grande, a 105-unit complex in Merrillville, Indiana; Shadowood, a 120-unit complex in Monroe, Louisiana; Towers of Westchester Park, a 303-unit complex in College Park, Maryland; Terrace Gardens, a 126-unit complex in Omaha, Nebraska; North Park Apartments, a 284-unit complex in Evansville, Indiana; Watergate, a 140-unit complex in Little Rock, Arkansas; and Forest Ridge, a 278-unit complex in Flagstaff, Arizona.

     Your partnership's and general partner's principal executive offices are located at Colorado Center, Tower Two, 2000 South Colorado Boulevard, Suite 2-1000, Denver, Colorado 80222, telephone (303) 757-8101.

     For additional information about your partnership and VMS, please refer to the VMS Annual Report on Form 10-K for the year ended December 31, 2001, particularly Item 2 of the Form 10-K, which contains detailed information regarding the properties owned, including mortgages, rental rates and taxes.

PROPERTY MANAGEMENT

     The VMS properties are managed by an entity which is a wholly owned subsidiary of AIMCO. Pursuant to the management agreement between the property manager and VMS, the property manager operates the VMS properties, establishes rental policies and rates, and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

INVESTMENT OBJECTIVES AND POLICIES; SALE OR FINANCING OF INVESTMENTS

     Under your partnership's agreement of limited partnership, your partnership is not permitted to raise new equity and reinvest cash in new properties. Consequently, your partnership is limited in its ability to expand its investment portfolio. Your partnership will terminate on December 31, 2030 unless earlier dissolved. Your partnership has no present intention to liquidate, sell, finance or refinance the VMS properties within any specified time period. Under the VMS plan of reorganization, VMS will be required to sell its properties and liquidate if VMS cannot refinance or repay its indebtedness at maturity in 2008.

     Generally, VMS is authorized to acquire, develop, improve, own and operate the VMS properties as an investment and for income producing purposes. The investment portfolio of VMS is limited to the assets acquired with the initial equity raised through the sale of units to the limited partners of your partnership and VMS National Residential Portfolio II or the assets initially contributed to VMS by the limited partners of your partnership and of VMS National Residential Portfolio II, as well as the debt financing obtained by VMS within the established borrowing restrictions.

     An investment in your partnership is a finite life investment, with the partners to receive regular cash distributions out of your partnership's distributable cash flow, if available, and to receive cash distributions upon liquidation of real estate investments, if available.

     In general, your general partner (which is our subsidiary) regularly evaluates the VMS properties by considering various factors, such as the partnership's financial position and real estate and capital markets conditions. The general partner monitors each property's specific locale and sub-market conditions, including stability of the surrounding neighborhood, evaluating current trends, competition, new construction and economic changes. The general partner oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for each property, including any prepayment penalties, tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the general partner to sell, refinance, upgrade with capital improvements or hold a particular property. If rental market conditions improve, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the properties in a private transaction at some point in the future a more viable option than it is currently. After taking into account the foregoing considerations, your general partner is not currently seeking a sale of the VMS properties primarily because it expects the properties' operating performance to improve in the long term. In making this assessment, your general partner noted the occupancy and rental rates at the properties. In addition, the general partner noted that it expects to spend approximately $407,673 for capital expenditures and capital improvements at the properties in 2002 to repair and update the properties. These expenditures are expected to improve the desirability of the properties to tenants. The general partner does not believe that a sale of the properties at the present time would adequately reflect their future prospects. Another significant factor considered by your general partner is the likely tax consequences of a sale of the property for cash. Such a transaction would likely result in tax liabilities for many limited partners.

CAPITAL REPLACEMENT

     VMS was restricted to annual capital improvements of $300 per unit for all of the properties, which was the limit set by the senior and junior mortgage agreements for funding of capital improvements. AIMCO-LP, VMS and the servicer of the senior debt have agreed to a procedure to assess whether or not capital expenditures, in addition to those permitted under the $300 per unit limit, are needed at the properties and the methodology for funding any such capital expenditures. This procedure was completed for each of the properties. The parties agreed upon approximately $407,673 in required extraordinary capital expenditures and deferred maintenance for 2002 and that these costs would be funded out of the cash flows from the properties that otherwise would be utilized to pay debt service on the junior debt. As a result, the balloon payment due on the junior debt may be higher at maturity in January 2008 as accrued but unpaid interest is added to the principal balance.

BORROWING POLICIES

     Your partnership's agreement of limited partnership allows your partnership to incur debt. As of June 30, 2002, VMS had mortgage debt outstanding of $130,773,000. Your partnership's agreement of limited partnership also allows the general partner of your partnership to lend funds to your partnership. As of June 30, 2002, your general partner had loans outstanding of $3,606,000 to your partnership.

COMPETITION

     There are other residential properties within the market area of the VMS properties. The number and quality of competitive properties in such an area could have a material effect on the rental market for the apartments at the VMS properties and the rents that may be charged for such apartments. While AIMCO is a significant factor in the United States in the apartment industry, competition for apartments is local.

LEGAL PROCEEDINGS

     Your partnership or VMS may be a party to a variety of legal proceedings related to the VMS properties and management and leasing business, respectively, arising in the ordinary course of the business, which are not expected to have a material adverse effect on your partnership or VMS.

     On December 18, 2001, AIMCO voluntarily entered into a Consent Agreement with the U.S. Environmental Protection Agency and HUD pursuant to which it agreed, among other things, to re-issue lead-based paint disclosure to residents of properties built prior to 1978 and which have not been certified as lead paint free and to pay a penalty of approximately $130,000. The presence of lead-based paint was discovered at the following VMS properties: Buena Vista, Casa de Monterey, Pathfinders Village, The Bluffs, Towers of Westchester Park, Crosswood, North Park, Terrace Garden Townhouses, Watergate, Forest Ridge, Shadowood and Vista Village Apartments. The Consent Agreement is entered in the matter of: Apartment Investment and Management Company, EPA Appeal's Board Docket No. TSCA HQ-2002-0003, which is not expected to have a material adverse effect on your partnership or VMS.

HISTORY OF THE PARTNERSHIP

     VMS originally acquired 51 residential apartment properties with funds raised by offering units in your partnership and in VMS National Residential Portfolio II. Of these 51 properties, four were foreclosed prior to 1993. In February 1991, VMS filed for Chapter 11 bankruptcy protection. The VMS plan of reorganization became effective in September 1993. Under the plan of reorganization, 19 of the VMS properties were foreclosed in 1993, four properties were foreclosed in 1994, five properties were foreclosed in 1995 and two properties were foreclosed in 1996. VMS sold two properties during 1996. VMS continues to own and operate 15 of the properties originally acquired.

     In addition, the reorganization plan provided that, for both your partnership and VMS National Residential Portfolio II, operating cash flow distributions would be made first to the limited partners in an amount equal to 12% per year (on a noncumulative basis) of the contributed capital of the limited partners; then, to the general partners, a subordinated incentive fee equal to 10.45% of remaining operating cash flow; and finally, of the balance to be distributed, 98% to the limited partners and 2% to the general partners.

     If your partnership and VMS were liquidated, after payment of all liabilities of VMS, the liquidation proceeds of VMS would be distributed as follows: (1) first to the limited partners of your partnership and VMS National Residential Portfolio II up to an amount equal to the aggregate capital contributions of the limited partners; (2) then to the general partners of VMS up to an amount equal to the aggregate capital contributions of the general partners; (3) then, among the limited partners of your partnership and VMS National Residential Portfolio II, any remaining proceeds up to an amount equal to $62,000,000, allocated based on the participating interest of your partnership and VMS National Residential Portfolio II in VMS; and (4) finally, 76% of any remaining proceeds to the limited partners and 24% to the general partners of VMS.

     Except as disclosed in this prospectus, your general partner (which is our subsidiary) has not experienced any material adverse financial developments from January 1, 1997 through the present.

     Under your partnership's agreement of limited partnership, the term of the partnership will continue until December 31, 2030, unless sooner terminated as provided in the agreement or by law. Limited partners could, as an alternative to tendering their units, take a variety of possible actions, including voting to liquidate the partnership or amending the agreement of limited partnership to authorize limited partners to cause the partnership to merge with another entity or engage in a "roll-up" or similar transaction.

     If VMS cannot refinance or repay its indebtedness at maturity in 2008, VMS will be required to sell its properties and liquidate under the VMS plan of reorganization.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER OF YOUR PARTNERSHIP

     Under applicable law, your general partner (which is our subsidiary) is accountable to your partnership as a fiduciary. Under your partnership's agreement of limited partnership, the general partner will not incur any liability to your partnership or any other partner for any mistakes or errors in judgment or for any act or omission believed by it in good faith to be within the scope of authority conferred upon it by your partnership's agreement of limited partnership. As a result, unitholders might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in your partnership's agreement of limited partnership. The general partner of your partnership is a wholly owned subsidiary of AIMCO. See "Conflicts of Interest and Transactions with Affiliates."

     Your partnership will, to the extent permitted by law, indemnify and save harmless the general partner against and from any personal loss, liability, including attorneys' fees, or damage incurred by it as the result of any act or omission in its capacity as general partner unless such loss, liability or damage results from bad faith, breach of fiduciary duty, gross negligence or intentional misconduct of the general partner. As part of its assumption of liabilities in the consolidation, AIMCO will indemnify the general partner of your partnership and their affiliates for periods prior to and following the consolidation to the extent of the indemnity under the terms of your partnership's agreement of limited partnership and applicable law.

     Your partnership's agreement of limited partnership does not limit the amount or type of insurance your partnership may purchase to cover the liability of the general partners of your partnership.

DISTRIBUTIONS AND TRANSFERS OF UNITS

  DISTRIBUTIONS

     From 1996 through 2001, your partnership has paid no distributions. All of the cash flow from your partnership is currently dedicated to the payment of operating expenses, capital expenditures and debt service.

  TRANSFERS

     The units are not listed on any national securities exchange or quoted on the NASDAQ System, the Electronic Bulletin Board or the "pink sheets," and there is no established public trading market for the units. Secondary sales activity for the units has been limited and sporadic. The general partner of your partnership monitors transfers of the units (a) because the admission of the transferee as a substitute limited partner in your partnership require the consent of the general partner of your partnership under your partnership's agreement of limited partnership, and (b) in order to track compliance with safe harbor provisions to avoid treatment as a "publicly traded partnership" for tax purposes. However, the general partner of your partnership does not monitor or regularly receive or maintain information regarding the prices at which secondary sale transactions in the units have been effectuated. The general partner of your partnership estimates, based solely on the transfer records of your partnership (or your partnership's transfer agent), that the number of units transferred in privately negotiated transactions (excluding transactions believed to be between related parties, family members or the same beneficial owner) was as follows:

                                                      NUMBER   PERCENTAGE OF
                                                        OF      OUTSTANDING     NUMBER OF
YEAR                                                  UNITS        UNITS       TRANSACTIONS
----                                                  ------   -------------   ------------
1997................................................     --          --             --
1998................................................     --          --             --
1999................................................  21.25        3.23%            28
2000................................................  18.50        2.82             25
2001................................................  26.75        4.07             35

BENEFICIAL OWNERSHIP OF INTERESTS IN YOUR PARTNERSHIP

     Through subsidiaries, AIMCO currently owns, in the aggregate, approximately a 12.12% interest in your partnership, including the interest held by us, as general partner of your partnership. Except as set forth in this prospectus, neither the AIMCO Operating Partnership, nor, to the best of its knowledge, any of its affiliates, (i) beneficially own or have a right to acquire any units,
(ii) have effected any transactions in the units in the past two years, or (iii) have any contract, arrangement, understanding or relationship with any other person with respect to any securities of your partnership, including, but not limited to, contracts, arrangements, understandings or relationships concerning transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

COMPENSATION PAID TO THE GENERAL PARTNER AND ITS AFFILIATES

     The following table shows, for each of the years indicated, compensation paid to your general partner and its affiliates on a historical basis, and on a pro forma basis assuming that all of the units sought in our offer had been acquired at the beginning of each period:

                                            HISTORICAL                                               PRO FORMA
                       -----------------------------------------------------   -----------------------------------------------------
                       PARTNERSHIP    PROPERTY                                 PARTNERSHIP    PROPERTY
                        FEES AND     MANAGEMENT                                 FEES AND     MANAGEMENT
YEAR                     EXPENSE        FEES      DISTRIBUTIONS     TOTAL        EXPENSE        FEES      DISTRIBUTIONS     TOTAL
----                   -----------   ----------   -------------   ----------   -----------   ----------   -------------   ----------
1997.................  $  786,000    $1,013,000        $0         $1,799,000   $  786,000    $1,013,000        $0         $1,799,000
1998.................     544,000    1,122,000          0          1,666,000      544,000    1,122,000          0          1,666,000
1999.................     558,000    1,160,000          0          1,718,000      558,000    1,160,000          0          1,718,000
2000.................     656,000    1,238,000          0          1,894,000      656,000    1,238,000          0          1,894,000
2001.................   1,463,000    1,344,000          0          2,807,000    1,463,000    1,344,000          0          2,807,000

                                   THE OFFER

TERMS OF THE OFFER; EXPIRATION DATE

     We are offering to acquire up to 270 units in your partnership (out of 611.25 units currently outstanding), for consideration per unit of (i) 64.50 OP Units, (ii) $3,000, or (iii) any combination thereof. If you tender units pursuant to our offer, you may choose to receive any of such forms of consideration for your units or any combination of such forms of consideration.

     The purchase price per unit will automatically be reduced by the aggregate amount of distributions per unit, if any, made or declared by your partnership to you on or after the commencement of our offer and prior to the date on which we acquire your units pursuant to our offer.

     Upon the terms and subject to the conditions of our offer set forth herein, the AIMCO Operating Partnership will accept (and thereby purchase) units that are validly tendered prior to the expiration of the offer and not withdrawn in accordance with the procedures set forth in "-- Withdrawal Rights." Our offer will expire at midnight, New York City time, on October 21, 2002, unless the AIMCO Operating Partnership in its sole discretion, extends the offer. See
"-- Extension of Tender Period; Termination; Amendment" for a description of the AIMCO Operating Partnership's right to extend the period of time during which the offer is open and to amend or terminate the offer.

     If, prior to the expiration of the offer, the AIMCO Operating Partnership increases the offer consideration, everyone whose units are accepted in the offer will receive the increased consideration, regardless of whether their units were tendered before or after the increase in the offer consideration. The AIMCO Operating Partnership will, upon the terms and subject to the conditions of the offer, accept for payment and pay for all units validly tendered and not withdrawn prior to the expiration of our offer (subject to proration as described below), although you will be entitled to retain any distributions you may have received after such date and prior to our commencement of this offer.

     We intend to solicit any lender consents that may be required in connection with our offer or any transfer of partnership interests in VMS, VMS National Residential Portfolio II or your partnership or interests in any entity controlling such partnerships. Our offer is not conditioned on obtaining such lender consents.

     Our offer is conditioned on the satisfaction of certain conditions. Our offer is not conditioned upon any minimum amount of units being tendered. See "-- Conditions of the Offer," which sets forth in full the conditions of our offer. The AIMCO Operating Partnership reserves the right (but is not obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the expiration of the offer, any or all of the conditions have not been satisfied or waived, the AIMCO Operating Partnership reserves the right to (i) decline to purchase any of the units tendered, terminate the offer and return all tendered units, (ii) waive all the unsatisfied conditions and purchase all units validly tendered, (iii) extend the offer and, subject to the right of unitholders to withdraw units until the expiration of the offer, retain the units that have been tendered during the period or periods for which the offer is extended, and (iv) amend the offer.

     For administrative purposes, the transfer of units tendered pursuant to our offer will be deemed to take effect as of July 1, 2002 (subject to proration as described below).

     This offer is being mailed to the persons shown by your partnership's records to have been limited partners or, in the case of units owned of record by IRAs and qualified plans, beneficial owners of units, as of August 22, 2002.

ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS

     Upon the terms and subject to the conditions of the offer, the AIMCO Operating Partnership will purchase by accepting for payment and will pay for all units (subject to proration as described below) which are validly tendered and not withdrawn prior to the expiration of the offer as promptly as practicable following the expiration of the offer. A beneficial owner of units whose units are owned of record by an individual retirement account or other qualified plan will not receive direct payment of the offer consideration. Instead, payment will be made to the custodian of such account or plan. In all cases, payment for units purchased pursuant to the offer will be made only after timely receipt by the Information Agent of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal. The offer consideration shall be reduced by any interim distributions made by your partnership between the commencement and the expiration of the offer. See "-- Procedure for Tendering Units." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE BY REASON OF ANY DELAY IN MAKING SUCH PAYMENT.

     For purposes of the offer, the AIMCO Operating Partnership will be deemed to have accepted for payment pursuant to the offer, and thereby purchased, validly tendered units if, as and when the AIMCO Operating Partnership gives verbal or written notice to the Information Agent of its acceptance of those units for payment pursuant to the offer. Payment for units accepted for payment pursuant to the offer will be made through the Information Agent, which will act as agent for tendering unitholders for the purpose of receiving cash payments from the AIMCO Operating Partnership and transmitting cash payments to tendering unitholders. OP Units will be issued directly by the AIMCO Operating Partnership to those unitholders who elect to receive OP Units pursuant to the offer.

     If any tendered units are not accepted for payment for any reason, the Letter of Transmittal with respect to such units not purchased may be destroyed by the AIMCO Operating Partnership or its agent. If for any reason, acceptance for payment of, or payment for, any units tendered pursuant to the offer is delayed or the AIMCO Operating Partnership is unable to accept for payment, purchase or pay for units tendered pursuant to the offer, then, without prejudice to the AIMCO Operating Partnership's rights under "-- Conditions of the Offer," the Information Agent may, nevertheless, on behalf of the AIMCO Operating Partnership retain tendered units. However, any tendered units may be withdrawn at any time prior to our accepting them for payment. The AIMCO Operating Partnership has an obligation under Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     The AIMCO Operating Partnership reserves the right to transfer or assign, in whole or in part, to one or more of its affiliates, the right to purchase units tendered pursuant to the offer, but no such transfer or assignment will relieve the AIMCO Operating Partnership of its obligations under the offer or prejudice your right to receive payment for units validly tendered and accepted for payment pursuant to the offer.

PROCEDURE FOR TENDERING UNITS

  VALID TENDER

     To validly tender units pursuant to the offer, a properly completed and duly executed Letter of Transmittal and any other documents required by such Letter of Transmittal must be received by the Information Agent, at its address set forth on the back cover of this prospectus, on or prior to the expiration of the offer. You may tender all or any portion of your units.

  SIGNATURE REQUIREMENTS

     IF THE LETTER OF TRANSMITTAL IS SIGNED BY THE REGISTERED HOLDER OF THE UNITS AND PAYMENT IS TO BE MADE DIRECTLY TO THAT HOLDER, THEN NO SIGNATURE GUARANTEE IS REQUIRED ON THE LETTER OF TRANSMITTAL. Similarly, if the units are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required on the Letter of Transmittal. However, in all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution.

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     In order to participate in the offer, you must validly tender and not withdraw your units prior to the expiration of the offer.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER OF UNITS, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

  APPOINTMENT AS PROXY

     By executing the Letter of Transmittal, you will irrevocably appoint the AIMCO Operating Partnership and its designees as your proxies (in the manner set forth in the Letter of Transmittal), each with full power of substitution, to the fullest extent of your rights with respect to your units tendered and accepted for payment by the AIMCO Operating Partnership. Each such proxy shall be considered coupled with an interest in the tendered units. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership accepts the tendered units for payment. Upon such acceptance for payment, all prior proxies given by you with respect to such units will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). The AIMCO Operating Partnership and the designees of the AIMCO Operating Partnership will, as to those units, be empowered to exercise all of your voting and other rights as they, in their sole discretion, may deem proper at any meeting of unitholders, by written consent or otherwise. The AIMCO Operating Partnership reserves the right to require that, in order for units to be deemed validly tendered, immediately upon the AIMCO Operating Partnership's acceptance for payment for the units, the AIMCO Operating Partnership must be able to exercise full voting rights with respect to the units, including voting at any meeting of unitholders then scheduled or acting by written consent without a meeting. By executing the Letter of Transmittal, you agree to execute all such documents and take such other actions as shall be reasonably required to enable the units tendered to be voted in accordance with the directions of the AIMCO Operating Partnership. The proxy and power of attorney granted to the AIMCO Operating Partnership upon your execution of the Letter of Transmittal will remain effective and be irrevocable for a period of ten years following the termination of the offer.

  POWER OF ATTORNEY

     By executing a Letter of Transmittal, you also irrevocably constitute and appoint the AIMCO Operating Partnership and its managers and designees as your attorneys-in-fact, each with full power of substitution, to the full extent of your rights with respect to the units tendered by you and accepted for payment by the AIMCO Operating Partnership. Such appointment will be effective when, and only to the extent that, the AIMCO Operating Partnership pays for your units. You agree not to exercise any rights pertaining to the tendered units without the prior consent of the AIMCO Operating Partnership. Upon such payment, all prior powers of attorney granted by you with respect to such units will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the AIMCO Operating Partnership and its managers and designees each will have the power, among other things, (i) to transfer ownership of such units on the partnership books maintained by your general partner (which is our subsidiary) (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith), (ii) upon receipt by the Information Agent of the offer consideration, to become a substituted limited partner, to receive any and all distributions made by your partnership on or after the date on which the AIMCO Operating Partnership acquires such units, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such units in accordance with the terms of our offer, (iii) to execute and deliver to the general partner of your partnership a change of address form instructing the general partner to send any and all future distributions to which the AIMCO Operating Partnership is entitled pursuant to the terms of the offer in respect of tendered units to the address specified in such form, and (iv) to endorse any check payable to you or upon your order

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representing a distribution to which the AIMCO Operating Partnership is entitled pursuant to the terms of our offer, in each case, in your name and on your behalf.

 ASSIGNMENT OF INTEREST IN FUTURE DISTRIBUTIONS AND ALL OTHER RIGHTS, ETC.

     If you tender units, you will agree to irrevocably sell, assign, transfer, convey and deliver to, or upon the order of, the AIMCO Operating Partnership, all of your right, title and interest in and to such units tendered that are accepted for payment pursuant to the offer, including, without limitation, (i) all of your interest in the capital of your partnership, and interest in all profits, losses and distributions of any kind to which you shall at any time be entitled in respect of the units; (ii) all other payments, if any, due or to become due to you in respect of the units, under or arising out of your partnership's agreement of limited partnership, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;
(iii) all of your claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of your partnership's agreement of limited partnership or your ownership of the units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of your partnership; and (iv) all of your present and future claims, if any, against your partnership or your partners under or arising out of your partnership's agreement of limited partnership for monies loaned or advanced, for services rendered, for the management of your partnership or otherwise.

  ELECTION OF CONSIDERATION

     You may elect to receive OP Units or cash pursuant to our offer, by so indicating in the appropriate space on the Letter of Transmittal. In the event that you tender units but do not indicate on the Letter of Transmittal which type of consideration you want, you will receive cash in exchange for your units.

 DETERMINATION OF VALIDITY; REJECTION OF UNITS; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of units pursuant to the offer will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. The AIMCO Operating Partnership reserves the absolute right to reject any or all tenders of any particular unit determined by it not to be in proper form or if the acceptance of or payment for that unit may, in the opinion of the AIMCO Operating Partnership's counsel, be unlawful. The AIMCO Operating Partnership also reserves the absolute right to waive or amend any of the conditions of the offer that it is legally permitted to waive as to the tender of any particular unit and to waive any defect or irregularity in any tender with respect to any particular unit. The AIMCO Operating Partnership's interpretation of the terms and conditions of the offer (including the letters of transmittal) will be final and binding on all parties. No tender of units will be deemed to have been validly made unless and until all defects and irregularities have been cured or waived. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any units or will incur any liability for failure to give any such notification.

  BACKUP FEDERAL INCOME TAX WITHHOLDING

     To prevent the possible application of back-up Federal income tax withholding of 30% with respect to payment of the offer consideration, you may have to provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal.

  FIRPTA WITHHOLDING

     To prevent the withholding of Federal income tax in an amount equal to 10% of the amount realized pursuant to the offer, you must certify under penalty of perjury that you are not a foreign person. See the instructions to the Letter of Transmittal and "United States Federal Income Tax Consequences."

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

  TRANSFER TAXES

     The amount of any transfer taxes (whether imposed on the registered holder of units or any person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the such taxes or exemption therefrom is submitted.

  BINDING AGREEMENT

     If you tender units pursuant to any of the procedures described above, the acceptance for payment of such units will constitute a binding agreement between you and the AIMCO Operating Partnership on the terms set forth in this Prospectus Supplement.

WITHDRAWAL RIGHTS

     Tenders of units pursuant to the offer may be withdrawn at any time prior to our acceptance of such units for payment.

     For withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at its address set forth on the back cover of this prospectus. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed.

     If purchase of, or payment for, units is delayed for any reason or if the AIMCO Operating Partnership is unable to purchase or pay for units for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, tendered units may be retained by the Information Agent and may not be withdrawn, except to the extent that participants are entitled to withdrawal rights as set forth herein; subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c) under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Any units properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the offer.

     All questions as to the validity and form (including time of receipt) of notices of withdrawal will be determined by the AIMCO Operating Partnership, in its sole discretion, which determination shall be final and binding on all parties. Neither the AIMCO Operating Partnership, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXTENSION OF TENDER PERIOD; SUBSEQUENT OFFERING PERIOD; TERMINATION; AMENDMENT

     The AIMCO Operating Partnership expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the offer is open and thereby delay acceptance for payment of, and for, any units, (ii) to terminate the offer and not accept for payment any units not theretofore accepted for payment or paid for if any of the conditions to the offer are not satisfied or if any event occurs that might reasonably be expected to result in a failure to satisfy such conditions, (iii) upon the occurrence of any of the conditions specified in "-- Conditions of the Offer," to delay the acceptance for payment of, or for, any units not already accepted for payment or paid for and (iv) to amend the offer in any respect (including, without limitation, increasing or decreasing the number of Preferred OP Units or OP Units, or the amount of cash offered, eliminating any of the alternative types of consideration being offered, or increasing or decreasing the percentage of outstanding units being sought). Notice of any such extension, termination or amendment will promptly be disseminated in a manner reasonably designed to inform unitholders of such change. In the case of an extension of the offer, the extension will be followed by a press release or public announcement which will be issued no later than

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9:00 a.m., New York City time, on the next business day after the scheduled expiration date of the offer, in accordance with Rule 14e-1(d) under the Exchange Act.

     The offer may be extended or delayed and no payment will be made in respect of tendered units until the expiration of the offer and the acceptance of units for payment. If the AIMCO Operating Partnership extends the offer, or if the AIMCO Operating Partnership (whether before or after its acceptance for payment of units) is delayed in its payment for units or is unable to pay for units pursuant to the offer for any reason, then, without prejudice to the AIMCO Operating Partnership's rights under the offer, the Information Agent may retain tendered units and those units may not be withdrawn except to the extent participants are entitled to withdrawal rights as described in "-- Withdrawal Rights;" subject, however, to the AIMCO Operating Partnership's obligation, pursuant to Rule 14e-1(c), under the Exchange Act, to pay the offer consideration in respect of units tendered or return those units promptly after termination or withdrawal of the offer.

     Pursuant to Rule 14d-11 under the Exchange Act, subsequent offering periods may be provided in tender offers for "any and all" outstanding units of a partnership. A subsequent offering period is an additional period of from three to twenty business days following the expiration date of the offer, including any extensions, in which limited partners may continue to tender units not tendered in the offer for the offer price. Because of the remote possibility that we may purchase fewer than all units tendered, a subsequent offering period is not available to us.

     If the AIMCO Operating Partnership makes a material change in the terms of the offer, or if it waives a material condition to the offer, the AIMCO Operating Partnership will extend the offer and disseminate additional tender offer materials to the extent required by Rule 14e-1 under the Exchange Act. The minimum period during which the offer must remain open following any material change in the terms of the offer, other than a change in price or a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the materiality of the change. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum of ten business days from the date of such change is generally required to allow for adequate dissemination to participants. Accordingly, if prior to the expiration of the offer, the AIMCO Operating Partnership increases (other than increases of not more than two percent of the outstanding units) or decreases the number of units being sought, or increases or decreases the consideration offered pursuant to the offer, and if the offer is scheduled to expire at any time earlier than the tenth business day from the date that notice of such increase or decrease is first published, sent or given to unitholders, the offer will be extended at least until the expiration of such ten business days. As used herein, "business day" means any day other than a Saturday, Sunday or a Federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern time.

PRORATION

     If the number of units properly tendered and not withdrawn prior to the expiration of the offer does not exceed 45.79% of the outstanding units, the AIMCO Operating Partnership, upon the terms and subject to the conditions of the offer, will purchase all such units so tendered and not withdrawn.

     If the number of units properly tendered and not withdrawn prior to the expiration of the offer exceeds 45.79% of the outstanding units, the AIMCO Operating Partnership, upon the terms and subject to the conditions of the offer, will accept for purchase all units properly tendered and not withdrawn prior to the expiration of the offer on a pro rata basis.

     Following the expiration of the offer, the AIMCO Operating Partnership may renew the offer one or more times on the same terms as described in this prospectus. If the number of units properly tendered and not withdrawn prior to the expiration of any such renewal (together with units previously purchased in the offer) is 45.79% or less, the AIMCO Operating Partnership will purchase such units so tendered and not withdrawn. If the number of units in your partnership properly tendered and not withdrawn prior to the expiration of any such renewal (together with any units previously purchased in this offer) is greater than

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45.79%, the AIMCO Operating Partnership will purchase units in the order of priority described in the preceding paragraph.

     In addition, if units are validly tendered and not properly withdrawn prior to the expiration date and the purchase of all such units would result in (i) a "Rule 13e-3 transaction" within the meaning of the Securities Exchange Act of 1934, or (ii) there being fewer than 320 unitholders, we will not purchase any units tendered in the offer.

     In the event that proration of tendered units is required, the AIMCO Operating Partnership will determine the final proration factor as promptly as practicable after the expiration of the offer or any renewal of the offer.

FRACTIONAL OP UNITS

     We will issue fractional OP Units, if necessary.

FUTURE PLANS OF THE AIMCO OPERATING PARTNERSHIP

     As described above under "Background and Reasons for the Offer," the AIMCO Operating Partnership owns the general partner of your partnership and thereby controls the management of your partnership. In addition, AIMCO owns the company that manages the VMS properties. The AIMCO Operating Partnership currently intends that, upon consummation of the offer, your partnership will continue its business and operations substantially as they are currently being conducted. The offer is not expected to have any effect on your partnership's financial condition or results of operations.

     After the completion or termination of the offer, the AIMCO Operating Partnership and its affiliates may acquire additional units or sell units. Any acquisition may be made through private purchases, market purchases or transactions effected on a so-called partnership trading board, through one or more future tender or exchange offers, by merger, consolidation or by any other means deemed advisable. Any acquisition may be at a price higher or lower than the price to be paid for the units purchased pursuant to this offer, and may be for cash, limited partnership interests in the AIMCO Operating Partnership or other consideration. The AIMCO Operating Partnership also may consider selling some or all of the units it acquires pursuant to the offer to persons not yet determined, which may include affiliates of the AIMCO Operating Partnership. The AIMCO Operating Partnership may also buy the VMS properties, although it has no present intention to do so. There can be no assurance, however, that the AIMCO Operating Partnership will initiate or complete, or will cause your partnership to initiate or complete, any subsequent transaction during any specific time period following the expiration of the offer or at all.

     Except as set forth herein, we do not have any present plans or proposals which relate to or would result in an extraordinary transaction, such as a merger, reorganization or liquidation, involving your partnership or VMS; a purchase or sale or transfer of a material amount of your partnership's assets; any changes in composition of your partnership's senior management or personnel or their compensation; any changes in your partnership's present capitalization, indebtedness or distribution policy; or any other material changes in your partnership's structure or business. We or our affiliates may loan funds to your partnership which may be secured by the VMS properties. If any such loans are made, upon default of such loans, we or our affiliates could seek to foreclose on the loan and related mortgage or security interest. However, we expect that, consistent with your general partner's fiduciary obligations, the general partner will seek and review opportunities, including opportunities identified by us, to engage in transactions which could benefit your partnership, such as sales or refinancings of assets or a combination of the partnership with one or more other entities, with the objective of seeking to maximize returns to limited partners.

VOTING BY THE AIMCO OPERATING PARTNERSHIP

     If the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, the AIMCO Operating Partnership may be in a position to influence voting decisions with respect to your

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partnership. Under your partnership's agreement of limited partnership, holders of outstanding units are entitled to take action with respect to a variety of matters, including dissolution and most types of amendments to your partnership's agreement of limited partnership. See "Comparison of Your Units and AIMCO OP Units -- Voting Rights."

DISSENTERS' RIGHTS

     Neither your partnership's agreement of limited partnership nor applicable law provides any right for you to have your units appraised or redeemed in connection with or as a result of the offer. In addition, we are not extending appraisal rights in connection with the offer. You have the opportunity to make your own decision on whether to tender your units in the offer.

     No provisions have been made with regard to the offer to allow you or other limited partners to inspect the books and records of your partnership or to obtain counsel or appraisal services at our expense or at the expense of your partnership. However, as described under "Comparison of Your Partnership and the AIMCO Operating Partnership -- Review of Investor Lists," you have the right under your partnership's agreement of limited partnership to obtain a list of the limited partners.

CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the offer, the AIMCO Operating Partnership shall not be required to accept for payment and pay for any units tendered pursuant to the offer, may postpone the purchase of, and payment for, units tendered, and may terminate or amend the offer if at any time from or after the date of this prospectus and at or before the expiration date of the offer, including any extension thereof, any of the following shall occur:

     - any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, indebtedness, capitalization, condition (financial or otherwise), operations, licenses or franchises, management contract, or results of operations or prospects of your partnership or local markets in which your partnership owns or operates its property, including any fire, flood, natural disaster, casualty loss, or act of God that is or could reasonably be expected to be materially adverse to your partnership or the value of your units to the AIMCO Operating Partnership, or the AIMCO Operating Partnership shall have become aware of any facts relating to your partnership, its indebtedness or its operations which has had or could reasonably be expected to have a material adverse effect on the value of your partnership or the value of your units to the AIMCO Operating Partnership; or

     - there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States, (ii) a decline in the closing share price of AIMCO's Class A Common Stock of more than 5.0%, measured from the close on the last trading day preceding the date of this offer and the close on the last trading day preceding the expiration of this offer, (iii) any extraordinary or material adverse change in the financial, real estate or money markets or major equity security indices in the United States such that there shall have occurred at least a 25 basis point increase in LIBOR, or at least a 5.0% decrease in the S&P 500 Index, the Morgan Stanley REIT Index, or the price of the 10-year Treasury Bond or the price of the 30-year Treasury Bond, in each case, measured from the close on the last trading day preceding the date of this offer and the close on the last trading day preceding the expiration of this offer, (iv) any material adverse change in the commercial mortgage financing markets, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) acts of terrorism or a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vii) any limitation (whether or not mandatory) by any governmental authority on, or any other event which could reasonably be expected to affect the extension of credit by banks or other lending institutions, or (viii) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or

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     - there shall have been threatened in writing, instituted or pending any action, proceeding, application or counterclaim by any Federal, state, local or foreign government, governmental authority or governmental agency, or by any other person, before any governmental authority, court or regulatory or administrative agency, authority or tribunal, which (i) challenges or seeks to challenge the acquisition by the AIMCO Operating Partnership of the units, restrains, prohibits or delays the making or consummation of the offer, prohibits the performance of any of the contracts or other arrangements entered into by the AIMCO Operating Partnership (or any affiliates of the AIMCO Operating Partnership) seeks to obtain any material amount of damages as a result of the transactions contemplated by the offer, (ii) seeks to make the purchase of, or payment for, some or all of the units pursuant to the offer illegal or results in a delay in the ability of the AIMCO Operating Partnership to accept for payment or pay for some or all of the units, (iii) seeks to prohibit or limit the ownership or operation by AIMCO or any of its affiliates of the entity serving as your general partner (which is our subsidiary) or to remove such entity as the general partner of your partnership, or seeks to impose any material limitation on the ability of the AIMCO Operating Partnership or any of its affiliates to conduct your partnership's business or own such assets, (iv) seeks to impose material limitations on the ability of the AIMCO Operating Partnership or any of its affiliates to acquire or hold or to exercise full rights of ownership of the units including, but not limited to, the right to vote the units purchased by it on all matters properly presented to unitholders or (v) could reasonably be expected to result in a material diminution in the value of your partnership or a limitation of the benefits expected to be derived by the AIMCO Operating Partnership as a result of the transactions contemplated by the offer or the value of units to the AIMCO Operating Partnership; or

     - there shall be any action taken, or any statute, rule, regulation, order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the offer, the AIMCO Operating Partnership, its general partner or any of its affiliates or any other action shall have been taken, proposed or threatened, by any government, governmental authority or court, that, directly or indirectly, could reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) of the immediately preceding paragraph; or

     - your partnership shall have (i) changed, or authorized a change of, its units or your partnership's capitalization, (ii) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (A) any equity interests (including, without limitation, units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or (B) any other securities in respect of, in lieu of, or in substitution for units outstanding on the date hereof, (iii) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding units or other securities, (iv) declared or paid any dividend or distribution on any units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the units, whether payable in cash, securities or other property, (v) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (vi) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (vii) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (viii) authorized, recommended or proposed, or entered into, any transaction which has or could reasonably be expected to have an adverse affect on the value of your partnership or the units,
       (ix) proposed, adopted or authorized any amendment of its organizational documents, (x) agreed in writing or otherwise to take any of the foregoing actions, or (xi) been notified that any debt of your partnership or any of its subsidiaries secured by any of its or their assets is in default or has been accelerated (any changes

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

       to the offer resulting from the conditions set forth in this paragraph will most likely involve a change in the amount or terms of the consideration offered or the termination of the offer); or

     - a tender or exchange offer for any units shall have been commenced or publicly proposed to be made by another person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), or it shall have been publicly disclosed or the AIMCO Operating Partnership shall have otherwise learned that (i) any person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than four percent of the units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than four percent of the units, or (ii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation, purchase or lease of assets, debt refinancing or other business combination with or involving your partnership; or

     - the AIMCO Operating Partnership shall not have adequate cash or financing commitments available to pay the cash portion of the offer consideration, which is the result of events or circumstances beyond the reasonable control of the AIMCO Operating Partnership; or

     - the offer to purchase could reasonably be expected to have an adverse effect on AIMCO's status as a REIT; or

     - there would be fewer than 320 unitholders as a result of the consummation of the offer.

     The foregoing conditions are for the sole benefit of the AIMCO Operating Partnership and may be asserted by the AIMCO Operating Partnership regardless of the circumstances giving rise to such conditions or may be waived by the AIMCO Operating Partnership in whole or in part at any time and from time to time in its reasonable discretion at or before the expiration date of the offer, including any extension thereof. The failure by the AIMCO Operating Partnership at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time and from time to time.

EFFECTS OF THE OFFER

 FUTURE CONTROL BY AIMCO

     Because the general partner of your partnership is a subsidiary of AIMCO, AIMCO has control over the management of your partnership. If the AIMCO Operating Partnership acquires units in the offer, AIMCO will increase its ability to influence voting decisions with respect to your partnership. However, we will not be able to control voting decisions unless we acquire more units in another transaction. Furthermore, in the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the general partner of your partnership (which general partner is controlled by AIMCO) without AIMCO's consent may become more difficult or impossible. AIMCO also controls the company that manages the VMS properties. In the event that the AIMCO Operating Partnership acquires a substantial number of units pursuant to the offer, removal of the property manager may become more difficult or impossible.

 EFFECT ON TRADING MARKET; REGISTRATION UNDER SECTION 12(g) OF THE EXCHANGE ACT

     If a substantial number of units are purchased pursuant to the offer, the result will be a reduction in the number of limited partners in your partnership. In the case of certain kinds of equity securities, a reduction in the number of security holders might be expected to result in a reduction in the liquidity and volume of activity in the trading market for the security. In this case, however, there is no established public trading market for the units and, therefore, the AIMCO Operating Partnership does not believe a reduction in the number of limited partners will materially further restrict your ability to find purchasers for your units through secondary market transactions. The units, together with the units of VMS National

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

Residential Portfolio II, the other participant in VMS, are registered under
Section 12(g) of the Exchange Act, which means, among other things, that VMS is required to file periodic reports with the SEC and to comply with the SEC's proxy rules. We are simultaneously offering to purchase units of VMS National Residential Portfolio II. We do not expect or intend that consummation of the offers will cause the units to cease to be registered under Section 12(g) of the Exchange Act. If the units were to be held by fewer than 300 persons, VMS could apply to de-register the units under the Exchange Act. Your partnership and VMS National Residential Portfolio II together currently have 1,003 limited partners. If units are tendered which would result in fewer than 320 unitholders in your partnership and VMS National Residential Portfolio II, we will not purchase any units tendered in the offer.

 DISTRIBUTIONS TO THE AIMCO OPERATING PARTNERSHIP

     As a result of the offer, the AIMCO Operating Partnership, in its capacity as a limited partner of your partnership, will participate in any subsequent distributions to limited partners to the extent of its interest in your partnership, including the units purchased pursuant to this offer.

 PARTNERSHIP BUSINESS

     This offer will not affect the operation of the VMS properties. The AIMCO Operating Partnership will continue to control the general partner of your partnership and the property manager will remain the same. Consummation of the offer will not affect your partnership's agreement of limited partnership, the financial condition or results of operations of your partnership, the business and properties owned, the management compensation payable to your general partner (which is our subsidiary) or its affiliates or any other matter relating to your partnership, except it would result in the AIMCO Operating Partnership substantially increasing its ownership of units of your partnership. We will receive future distributions from your partnership for any units we purchase.

CERTAIN LEGAL MATTERS

 GENERAL

     Except as set forth in this section, the AIMCO Operating Partnership is not, based on information provided by your general partner (which is our subsidiary), aware of any licenses or regulatory permits that would be material to the business of your partnership, taken as a whole, and that might be adversely affected by the AIMCO Operating Partnership's acquisition of units as contemplated herein, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the acquisition of units by the AIMCO Operating Partnership pursuant to the offer as contemplated herein, other than the filing with the SEC of a Tender Offer Statement on Schedule TO and any amendments required thereto. While there is no present intent to delay the purchase of units tendered pursuant to the offer pending receipt of any such additional approval or the taking of any such action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your partnership's business, or that certain parts of your partnership's business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause the AIMCO Operating Partnership to elect to terminate the offer without purchasing units hereunder. The AIMCO Operating Partnership's obligation to purchase and pay for units is subject to certain conditions, including conditions related to the legal matters discussed in this section.

 ANTITRUST

     The AIMCO Operating Partnership does not believe that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to the acquisition of units contemplated by this offer.

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

 MARGIN REQUIREMENTS

     The units are not "margin securities" under the regulations of the Board of Governors of the Federal Reserve System and, accordingly, those regulations generally are not applicable to this offer.

 STATE LAWS

     Except as set forth herein, the AIMCO Operating Partnership is not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If the AIMCO Operating Partnership becomes aware of any jurisdiction in which the making of the offer would not be in compliance with applicable law, the AIMCO Operating Partnership will make a good faith effort to comply with any such law. If, after such good faith effort, the AIMCO Operating Partnership cannot comply with any such law, limited partners residing in such jurisdiction will only be entitled to receive cash for their units. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall be made on behalf of the AIMCO Operating Partnership, if at all, only by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

     If you are a resident of one of the following states, you are entitled to exchange your units for OP Units, cash or a combination of cash and OP Units:

Colorado                                   Minnesota
Connecticut                                Nevada
Delaware                                   New Mexico
Florida                                    Oklahoma
Georgia                                    Rhode Island
Illinois                                   Utah
Kansas                                     Virginia
Louisiana                                  West Virginia

If you are not a resident of one of these states, you may exchange your units only for cash, and not OP Units unless the state securities commission of your state approves our offering of such units. We have made an application with your state securities commission for the approval of the offering of the OP Units pursuant to this prospectus. If we receive such approval prior to the expiration of our offer, we will so advise you.

     If you are a resident of the State of Indiana, South Dakota or Washington, the state securities commission in your state has not approved the offering of OP Units pursuant to this prospectus. Accordingly, you are only entitled to exchange your units for cash.

 CERTAIN LITIGATION

     Your partnership or VMS may be a party to a variety of legal proceedings related to the VMS properties, arising in the ordinary course of the business, which are not expected to have a material adverse effect on your partnership or VMS.

FEES AND EXPENSES

     The AIMCO Operating Partnership will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of units pursuant to the offer. The AIMCO Operating Partnership has retained River Oaks Partnership Services, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward materials relating to the offer to beneficial owners of the units. The AIMCO Operating Partnership will pay the Information Agent reasonable and customary compensation for its services in connection with the offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Information Agent against certain liabilities and

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

expenses in connection therewith, including liabilities under the Federal securities laws. The AIMCO Operating Partnership will also pay all costs and expenses of printing and mailing this prospectus, the Letter of Transmittal and the legal and accounting fees in connection with this offer. The AIMCO Operating Partnership estimates that its total costs and expenses in making the offer (excluding the purchase price of the units) will be approximately $120,077.

ACCOUNTING TREATMENT

     Upon consummation of the offer, the AIMCO Operating Partnership will account for its investment in the units acquired in the offer under the purchase method of accounting. There will be no effect on the accounting treatment of your partnership as a result of the offer.

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

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material Federal income tax consequences of:

     - the offer to (i) persons who tender some or all of their units in exchange for OP Units pursuant to the offer, (ii) persons who tender some or all of their units for cash pursuant to the offer and (iii) persons who do not tender any of their units pursuant to the offer;

     - acquiring, holding, exchanging or otherwise disposing of OP Units; and

     - acquiring, holding, exchanging or otherwise disposing of Class A Common Stock (the "AIMCO Stock").

This summary is based upon the Internal Revenue Code of 1986, as amended ("the Code"), Treasury Regulations, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this offer and all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary is also based on the assumptions that AIMCO, the AIMCO Operating Partnership, the limited liability companies and limited partnerships in which they own controlling interests (collectively, the "Subsidiary Partnerships") and your partnership will be operated in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to you in light of your specific investment or tax circumstances, or if you are subject to special tax rules (for example, if you are a financial institution, broker-dealer, insurance company, or, except to the extent discussed below, tax-exempt organization or foreign investor, as determined for Federal income tax purposes). This summary assumes that your units, any OP Units that you receive in the offer, and any AIMCO Stock received in exchange for OP Units are capital assets (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this registration statement. Other than as stated under "-- Tax Opinions" below, Skadden, Arps, Slate, Meagher & Flom LLP ("Special Tax Counsel") has not rendered any legal opinion regarding the tax consequences related to the offer, AIMCO, the AIMCO Operating Partnership or an investment in AIMCO or the AIMCO Operating Partnership in connection with this registrations statement. No assurances can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

     The Federal income tax treatment of an offeree participating in the offer, a holder of OP Units and a holder of AIMCO Stock depends in some instances on determinations of fact and interpretations of complex provisions of Federal income tax law for which no clear precedent or authority may be available. Accordingly, you should consult your tax advisor regarding the Federal, state, local and foreign tax consequences to you of selling or exchanging units pursuant to the offer, of a decision not to sell or exchange units pursuant to the offer, acquiring, holding, exchanging, or otherwise disposing of OP Units, acquiring, holding, exchanging, or otherwise disposing of AIMCO Stock and of AIMCO's election to be subject to tax, for Federal income tax purposes, as a real estate investment trust.

TAX OPINIONS

     Special Tax Counsel has delivered an opinion letter with regard to the material Federal income tax consequences of the offer. The opinion letter of Special Tax Counsel is filed as an exhibit to this registration statement. You may obtain a copy of such opinion letter by sending a written request to the AIMCO Operating Partnership.

     The specific Federal income tax opinions that Special Tax Counsel has provided are:

          1. Commencing with AIMCO's initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, AIMCO to meet the requirements for qualification and taxation as a REIT. AIMCO's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which have been represented by the AIMCO's officers and will not be reviewed by Special Tax Counsel. No assurance can be given that the actual results of AIMCO's operations for any taxable year satisfy the requirements for taxation as a REIT under the Code. Such requirements are discussed in more detail under the heading "Requirements for Qualification."

          2. The AIMCO Operating Partnership will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes.

          3. You will not recognize gain or loss for Federal income tax purposes when you exchange your units solely for OP Units. If, immediately prior to such exchange, the amount of your partnership's liabilities allocable to the units you transfer to the AIMCO Operating Partnership exceeds the amount of the AIMCO Operating Partnership's liabilities allocable to you immediately after the exchange, you will receive a deemed distribution in an amount equal to such liability relief and will recognize gain for Federal income tax purposes to the extent that the amount of such deemed distribution exceeds your aggregate adjusted tax basis in your OP Units.

          4. If you exchange your units for cash and OP Units, you will be treated for Federal income tax purposes as selling some of your units for cash in a taxable sale and contributing some of your units for OP Units in a tax-free exchange. With respect to the units that you will be treated as selling for cash, you will be taxed as described in paragraph number five below. With respect to the units that you will be treated as exchanging for OP Units, you will be taxed as described in paragraph number three above.

          5. If you sell your units solely for cash, you will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (i) your amount realized on the sale and (ii) your adjusted tax basis in the units you sold.

          6. If you retain all or a portion of your units and your partnership terminates for Federal income tax purposes, you will not recognize any gain or loss as a result of such termination and your capital account in your partnership will not be affected.

          7. Because of the factual nature of the inquiry, no opinion is expressed by Special Tax Counsel as to whether your exercise of a redemption right with respect to an OP Unit would cause your contribution of units to the AIMCO Operating Partnership to be a taxable transaction under the disguised sale rules of the Code.

          8. The discussion under the caption "United States Federal Income Tax Consequences" is a fair and accurate summary of the material Federal income tax consequences of the offer and of the acquisition, ownership and disposition of the OP Units and the AIMCO Stock by a holder who acquires the OP Units or AIMCO Stock in connection with the offer, subject to the qualifications set forth therein.

     It must be emphasized that these opinions are based and conditioned upon representations and covenants made by AIMCO and the AIMCO Operating Partnership as to factual matters (including representations and covenants concerning AIMCO's properties and the past, present and future conduct of its business operations). These opinions are expressed as of the date of the opinion letter and Special Tax Counsel has no obligation to advise AIMCO or the AIMCO Operating Partnership of any subsequent change in the matters stated, represented, or assumed or any subsequent change in the law. An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the above opinions of Special Tax Counsel.

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR OP UNITS

     Except as described below, you will not recognize gain or loss for Federal income tax purposes when you exchange your units solely for OP Units. You may recognize gain upon such exchange if, immediately

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

prior to such exchange, the amount of liabilities of your partnership allocable to the units you transferred exceeds the amount of the AIMCO Operating Partnership liabilities allocable to you immediately after such exchange. If this was true in your case, the excess would be treated as a deemed distribution of cash to you from the AIMCO Operating Partnership. This deemed cash distribution would be treated as a nontaxable return of capital to the extent of your adjusted tax basis in your OP Units and thereafter as a taxable gain.

     The AIMCO Operating Partnership anticipates that, under most circumstances, you will be allocated an amount of the AIMCO Operating Partnership liabilities, as determined immediately after you exchange your units pursuant to the offer, at least equal to the amount of liabilities of your partnership that were allocable to your units prior to such exchange. Accordingly, the AIMCO Operating Partnership anticipates that most persons who participate in the tender offer would not recognize gain or loss as a result of an exchange of units solely for OP Units pursuant to the offer.

DISGUISED SALES

     Under the Code, a transfer of property by a partner to a partnership followed by a related transfer by the partnership of money or other property to the partner is treated as a "disguised" sale if (1) the second transfer would not have occurred but for the first transfer and (2) the second transfer "is not dependent on the entrepreneurial risks of the partnership operations." In a disguised sale, the partner is treated as if he or she sold the contributed property to the partnership as of the date the property was contributed to the partnership. In addition, unless a few technical exceptions apply, transfers of money or other property between a partnership and a partner that are made within two years of each other, including redemptions of OP Units made within two years of a contribution of your units, must be reported to the IRS and are presumed to be a "disguised" sale unless the facts and circumstances clearly establish that the transfers do not constitute a sale.

     While there is no authority applying the disguised sale rules to the exercise of a redemption right by a partner with respect to a partnership interest received in exchange for property, the exercise of a redemption right with respect to OP Units within two years of the date of the contribution of your units to the AIMCO Operating Partnership may be treated as a disguised sale. If this treatment were to apply, you would be treated for Federal income tax purposes as if, on the date of the contribution of your units, the AIMCO Operating Partnership transferred to you an obligation to give you the redemption proceeds. In that case, you would be required to recognize gain on the disguised sale in such earlier year. Because of the factual nature of such an inquiry, Special Tax Counsel is unable to opine whether your exercise of a redemption right with respect to an OP Unit would cause your contribution of units to the AIMCO Operating Partnership to be a taxable transaction under the disguised sale rules of the Code.

     If you are considering exchanging units for OP Units pursuant to the offer, please read the description under the heading "United States Federal Income Tax Consequences -- Taxation of the AIMCO Operating Partnership and OP
Unitholders -- Tax Consequences Upon Contribution of Property to the AIMCO Operating Partnership."

TAX CONSEQUENCES OF EXCHANGING UNITS FOR CASH AND OP UNITS

     If you exchange your units for cash and OP Units, you will be treated as selling some of your units for cash in a taxable sale and contributing some of your units for OP Units in a tax-free exchange. Your adjusted tax basis in your transferred units will be allocated between the units you will be deemed to have sold and the units you will be deemed to have contributed to the AIMCO Operating Partnership.

     With respect to the units that you will be treated as selling, you will recognize gain or loss in an amount equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in units you sold. Your "amount realized" on such sale will be equal to the sum of the amount of cash you received pursuant to the offer (that is, the offer consideration) plus the amount of your partnership's liabilities attributed to the units you sold. For purposes of these partial sale rules, the amount of your partnership's liabilities attributed to the units you sold will be equal to the lesser of (i) the excess

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

of the amount of your partnership's liabilities allocable to you in respect of the transferred units immediately prior to the exchange over the amount of such liabilities allocable to you as determined immediately after the exchange or
(ii) the product of (A) the amount of your partnership's liabilities allocable to you in respect of the units you are deemed to have sold immediately prior to the exchange and (B) your "net equity percentage" with respect to those units. Your "net equity percentage" will be equal to the percentage determined by dividing (x) the cash you received in the exchange by (y) the excess of the gross fair market value of the units in the exchange over the amount of your partnership's liabilities allocable to you in respect of those units immediately prior to the exchange. Thus, your tax liability could exceed the amount of cash you receive in the sale.

     With respect to the units that you will be treated as exchanging, rather than selling, you will be taxed as described above under the heading "Tax Consequences of Exchanging Units Solely for OP Units."

TAX CONSEQUENCES OF EXCHANGING UNITS SOLELY FOR CASH

     If you sell your units solely for cash, you will recognize gain or loss on a sale of your units equal to the difference between (i) your "amount realized" on the sale and (ii) your adjusted tax basis in the units you sold. The "amount realized" with respect to a unit will be equal to the sum of the amount of cash you received for your units (that is, the offer consideration) plus the amount of the liabilities of your partnership allocable to such units (as determined under Section 752 of the Code). Thus, your tax liability could exceed the amount of cash you receive in the sale.

ADJUSTED TAX BASIS

     If you acquired your units for cash:

     - your initial tax basis in your units will be equal to such cash investment in your partnership increased by your share of your partnership's liabilities at the time such units were acquired;

     - your initial tax basis generally has been increased by:

     - your share of your partnership's income and gains and

     - any increases in your share of your partnership's liabilities; and

     - your initial tax basis generally has been decreased (but not below zero) by:

     - your share of cash distributions from your partnership,

     - any decreases in your share of your partnership's liabilities,

     - your share of your partnership's losses, and

     - your share of nondeductible expenditures of your partnership that are not chargeable to capital.

     For purposes of determining your adjusted tax basis in your units immediately prior to a disposition of such units, your adjusted tax basis will include your share of your partnership's income, gain or loss for the taxable year of disposition. If your adjusted tax basis is less than your share of your partnership's liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of your unit), the gain you would recognize pursuant to the offer will exceed the cash proceeds you would realize upon the sale of your units. The adjusted tax basis of the OP Units you receive in exchange for your units pursuant to the offer will be equal to (i) the sum of your adjusted tax basis in the units you transferred plus any gain recognized in the exchange and will be reduced by (ii) any cash you received or you were deemed to receive in the exchange.

CHARACTER OF GAIN OR LOSS RECOGNIZED PURSUANT TO THE OFFER

     Except as described below, the gain or loss that you recognize on a sale or exchange of a unit pursuant to the offer will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if your holding period for the unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum Federal income tax rate of 20%. If the amount realized with respect to a unit that is attributable to your share of "unrealized receivables" of your partnership exceeds the tax basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture for certain types of property. In addition, the maximum Federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as your partnership) held for more than one year is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

     If you tender units in the offer, you will be allocated a share of your partnership's taxable income or loss for the year of tender with respect to any units sold or exchanged. You will not receive any future distributions on units that you tender on or after the date on which such units are accepted for purchase, and accordingly, you may not receive any distributions with respect to the income or loss. Such allocation and any cash distributed by your partnership to you for that year will affect your adjusted tax basis in your unit and, therefore, the amount of your taxable gain or loss upon a sale of a unit pursuant to the offer.

PASSIVE ACTIVITY LOSSES

     The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive activity losses that are disallowed for a particular tax year are "suspended" and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor's interest in the passive activity.

     Accordingly, if your investment in your partnership is treated as a passive activity, you may be able to shelter gain from the sale of your units pursuant to the offer with passive losses in the manner described below. If you receive cash for all or a portion of your units pursuant to the offer and recognize a gain on such sale, you will be entitled to use your current and "suspended" passive activity losses (if any) from your partnership and other passive sources to offset that gain. If you receive cash for all or a portion of your units pursuant to the offer and recognize a loss on such sale, you will be entitled to deduct that loss currently (subject to other applicable limitations) against the sum of your passive activity income from your partnership for that year (if any) plus any passive activity income from other sources for that year. If you receive cash for all of your units pursuant to the offer, the balance of any "suspended" losses from your partnership that were not otherwise utilized against passive activity income as described in the two preceding sentences will no longer be suspended and will therefore be deductible (subject to any other applicable limitations) by you against any other income for that year, regardless of the character of that income. Accordingly, you should consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from your partnership or other investments that may be used to offset gain from the sale of your units pursuant to the offer.

TAX REPORTING

     If you tender any units, you must report the transaction by filing a statement with your Federal income tax return for the year of the tender which provides certain required information to the IRS. To prevent the possible application of back-up Federal income tax withholding of 30% with respect to payment of the offer consideration, you may have to provide the AIMCO Operating Partnership with your correct taxpayer identification number. See the instructions to the Letter of Transmittal.

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

FOREIGN OFFEREES

     Gain recognized by a foreign person on a transfer of a unit for cash, OP Units, or a combination thereof, pursuant to the offer will be subject to Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). If you are a foreign person, the AIMCO Operating Partnership will be required, under the FIRPTA provisions of the Code, to deduct and withhold 10% of the amount realized by you on the disposition. The amount withheld would be creditable against your Federal income tax liability and, if the amount withheld exceeds your actual tax liability you could obtain a refund from the IRS by filing a U.S. income tax return. See the Instructions to the Letter of Transmittal.

TAX CONSEQUENCES OF A TERMINATION OF YOUR PARTNERSHIP

     Section 708 of the Code provides that if there is a sale or exchange of 50% or more of the total interest in capital and profits of a partnership within any 12-month period, such partnership terminates for Federal income tax purposes (a "Termination"). The AIMCO Operating Partnership's acquisition of units pursuant to the offer may result in a Termination of your partnership. If an acquisition of units results in a Termination, the following Federal income tax events will be deemed to occur: the terminated Partnership (the "Old Partnership") will be deemed to have contributed all of its assets (subject to its liabilities) (the "Hypothetical Contribution") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership and, immediately thereafter, the Old Partnership will be deemed to have distributed interests in the New Partnership (the "Hypothetical Distribution") to the AIMCO Operating Partnership and to the offerees who do not tender all of their units (a "Remaining Offeree") in proportion to their respective interests in the Old Partnership in liquidation of the Old Partnership.

     A Remaining Offeree will not recognize any gain or loss upon the Hypothetical Distribution or upon the Hypothetical Contribution and the capital accounts of the Remaining Offerees in the Old Partnership will carry over intact to the New Partnership. A Termination will change (and possibly shorten) a Remaining Offeree's holding period with respect to its units in your partnership for Federal income tax purposes. Gains recognized by a Remaining Offeree on the disposition of New Partnership interests with a holding period of 12 months or less may be classified as short-term capital gains and subject to taxation at ordinary income tax rates.

     The New Partnership's adjusted tax basis in its assets will be the same as the Old Partnership's basis in such assets immediately before the Termination. A Termination will also cause the New Partnership to recalculate the depreciable lives of its assets. This will cause the assets to be depreciated over a longer period of time than if there had been no Termination. This would generally decrease the annual average depreciation deductions allocable to the Remaining Offerees for a number of years following consummation of the offer (thereby increasing the taxable income allocable to their retained units in each such year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your partnership.

     Elections as to tax matters previously made by the Old Partnership prior to Termination will not be applicable to the New Partnership unless the New Partnership chooses to make the same elections.

     Additionally, upon a Termination, the Old Partnership's taxable year will close for all offerees.

     You should consult your tax advisor as to the particular tax consequences applicable to you as a result of a sale or exchange of units pursuant to the offer.

TAXATION OF THE AIMCO OPERATING PARTNERSHIP AND OP UNITHOLDERS

PARTNERSHIP STATUS

     AIMCO believes that the AIMCO Operating Partnership is classified as a partnership for Federal income tax purposes, and not as an association taxable as a corporation. No assurance can be given, however, that the IRS will not challenge the status of the AIMCO Operating Partnership as a partnership.

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     Some partnerships are, for Federal income tax purposes, characterized not as partnerships but as associations taxable as corporations or as "publicly traded partnerships" taxable as corporations. A partnership will be classified as a publicly traded partnership if interests therein are traded on an "established securities market" or are "readily tradable" on a "secondary market (or the substantial equivalent thereof)."

     The AIMCO Operating Partnership believes and intends to take the position that the AIMCO Operating Partnership should not be classified as a publicly traded partnership because (i) the OP Units are not traded on an established securities market and (ii) the AIMCO Operating Partnership currently believes the OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. The determination of whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof, however, depends on various facts and circumstances (including facts that are not within the control of the AIMCO Operating Partnership). Treasury Regulations generally effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") provide limited safe harbors, which, if satisfied, will prevent a partnership's interests from being treated as readily tradable on a secondary market or the substantial equivalent thereof. Under a grandfather rule, certain existing partnerships may rely on safe harbors contained in IRS Notice 88-75 rather than on the safe harbors contained in the PTP Regulations for all taxable years of the partnership beginning before January l, 2006. The AIMCO Operating Partnership believes that it is subject to such grandfather rule. The AIMCO Operating Partnership may not have satisfied any of the safe harbors in Notice 88-75 in its previous tax years. In addition, because the AIMCO Operating Partnership's ability to satisfy a safe harbor in Notice 88-75 (or to the extent applicable, a safe harbor in the PTP Regulations) may involve facts that are not within its control, it is not possible to predict whether the AIMCO Operating Partnership will satisfy a safe harbor in future tax years. The safe harbors are not intended to be substantive rules for the determination of whether partnership interests are readily tradable on a secondary market or the substantial equivalent thereof, and consequently, the failure to meet these safe harbors will not necessarily cause the AIMCO Operating Partnership to be treated as a publicly traded partnership. No assurance can be given, however, that the IRS will not assert that partnerships such as the AIMCO Operating Partnership constitute publicly traded partnerships, or that facts and circumstances will not develop which could result in the AIMCO Operating Partnership being treated as a publicly traded partnership.

     If the AIMCO Operating Partnership were classified as a publicly traded partnership, it would nevertheless not be taxable as a corporation as long as 90% or more of its gross income consists of "qualifying income." In general, qualifying income includes interest, dividends, "real property rents" (as defined by section 856 of the Code) and gain from the sale or disposition of real property. The AIMCO Operating Partnership believes that more than 90% of its gross income consists of qualifying income and expects that more than 90% of its gross income in future tax years will consist of qualifying income. In such event, even if the AIMCO Operating Partnership were characterized as a publicly traded partnership, it would not be taxable as a corporation. If the AIMCO Operating Partnership were characterized as a publicly traded partnership, however, each OP Unitholder would be subject to special rules under section 469 of the Code. See "-- Taxation of the AIMCO Operating Partnership and OP Unitholders -- Limitations on Deductibility of Losses -- Passive Activity Loss Limitation." No assurance can be given that the actual results of the AIMCO Operating Partnership operations for any one taxable year will enable it to satisfy the qualifying income exception.

     If the AIMCO Operating Partnership were classified as an association or publicly traded partnership taxable as a corporation (because it did not meet the qualifying income exception discussed above), it would be subject to tax at the entity level as a regular corporation and OP Unitholders would be subject to tax in the same manner as stockholders of a corporation. The classification of the AIMCO Operating Partnership as an association or publicly traded partnership taxable as a corporation could also result in a substantial liability to OP Unitholders. Thus, the AIMCO Operating Partnership would be subject to Federal tax (and possibly increased state and local taxes) on its net income, determined without reduction for any distributions made to the OP Unitholders, at regular Federal corporate income tax rates, thereby

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reducing the amount of any cash available for distribution to the OP
Unitholders, which reduction could also materially and adversely impact the liquidity and value of the OP Units. In addition, the AIMCO Operating Partnership's items of income, gain, loss, deduction and expense would not be passed through to the OP Unitholders and the OP Unitholders would not be subject to tax on the income earned by the AIMCO Operating Partnership. Distributions received by an OP Unitholder from the AIMCO Operating Partnership, however, would be treated as dividend income for Federal income tax purposes, subject to tax as ordinary income to the extent of current and accumulated earnings and profits of the AIMCO Operating Partnership, and the excess, if any, as a nontaxable return of capital to the extent of the OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest (without taking into account Partnership liabilities), and thereafter as gain from the sale of a capital asset. Characterization of the AIMCO Operating Partnership as an association or publicly traded partnership taxable as a corporation would also result in the termination of AIMCO's status as a REIT for Federal income tax purposes, which would have a material adverse impact on AIMCO. See "United States Federal Income Tax Consequences -- Taxation of AIMCO and AIMCO Stockholders -- Tax Aspects of AIMCO's Investments in Partnerships."

     No assurances can be given that the IRS would not challenge the status of the AIMCO Operating Partnership as a "partnership" which is not "publicly traded" for United States Federal income tax purposes or that a court would not reach a result contrary to such positions. Accordingly, each prospective investor is urged to consult his tax advisor regarding the classification and treatment of the AIMCO Operating Partnership as a "partnership" for United States Federal income tax purposes.

     The following discussion assumes that the AIMCO Operating Partnership is, and will continue to be, classified and taxed as a partnership for Federal income tax purposes.

TAXATION OF OP UNITHOLDER

     In general, a partnership is treated as a "pass-through" entity for Federal income tax purposes and is not itself subject to Federal income taxation. Each partner of a partnership, however, is subject to tax on his allocable share of partnership tax items, including partnership income, gains, losses, deductions, and expenses ("Partnership Tax Items") for each taxable year of the partnership ending within or with such taxable year of the partner, regardless of whether he receives any actual distributions from the partnership during the taxable year. Generally, the characterization of any particular Partnership Tax Item is determined at the partnership, rather than at the partner level, and the amount of a partner's allocable share of such item is governed by the terms of the partnership agreement.

     No Federal income tax will be payable by the AIMCO Operating Partnership. Instead, each OP Unitholder will be (i) required to include in income his allocable share of any AIMCO Operating Partnership income or gains and (ii) entitled to deduct his allocable share of any AIMCO Operating Partnership deductions or losses, but only to the extent of the OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest and subject to the "at risk" and "passive activity loss" rules discussed below under the heading "Limitations on Deductibility of Losses." An OP Unitholder's allocable share of the AIMCO Operating Partnership's taxable income may exceed the cash distributions to the OP Unitholder for any year if the AIMCO Operating Partnership retains its profits rather than distributing them.

ALLOCATIONS OF THE AIMCO OPERATING PARTNERSHIP PROFITS AND LOSSES

     For Federal income tax purposes, an OP Unitholder's allocable share of the AIMCO Operating Partnership's Partnership Tax Items will be determined by the AIMCO Operating Partnership agreement if such allocations either have "substantial economic effect" or are determined to be in accordance with the OP Unitholder's interests in the AIMCO Operating Partnership. The manner in which Partnership Tax Items of the AIMCO Operating Partnership are allocated is described above under the heading "Description of OP Units; Summary of Partnership Agreement -- Allocations of Net Income and Net Loss." If the allocations provided by the AIMCO Operating Partnership agreement were successfully

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challenged by the IRS, the redetermination of the allocations to a particular OP
Unitholder for Federal income tax purposes may be less favorable than the allocation set forth in the AIMCO Operating Partnership agreement.

TAX BASIS OF A PARTNERSHIP INTEREST

     A partner's adjusted tax basis in his partnership interest is relevant, among other things, for determining (i) gain or loss upon a taxable disposition of his partnership interest, (ii) gain upon the receipt of partnership distributions, and (iii) the limitations imposed on the use of partnership deductions and losses allocable to such partner. Generally, the adjusted tax basis of an OP Unitholder's interest in the AIMCO Operating Partnership is equal to (A) the sum of the adjusted tax basis of the property contributed by the OP Unitholder to the AIMCO Operating Partnership in exchange for an interest in the AIMCO Operating Partnership and the amount of cash, if any, contributed by the OP Unitholder to the AIMCO Operating Partnership, (B) reduced, but not below zero, by the OP Unitholder's allocable share of AIMCO Operating Partnership distributions, deductions, and losses, (C) increased by the OP Unitholder's allocable share of AIMCO Operating Partnership income and gains, and (D) increased by the OP Unitholder's allocable share of AIMCO Operating Partnership liabilities and decreased by the OP Unitholder's liabilities assumed by the AIMCO Operating Partnership.

CASH DISTRIBUTIONS

     Cash distributions received from a partnership do not necessarily correlate with income earned by the partnership as determined for Federal income tax purposes. Thus, an OP Unitholder's Federal income tax liability in respect of his allocable share of the AIMCO Operating Partnership taxable income for a particular taxable year may exceed the amount of cash, if any, received by the OP Unitholder from the AIMCO Operating Partnership during such year.

     If cash distributions, including a "deemed" cash distribution as discussed below, received by an OP Unitholder in any taxable year exceed his allocable share of the AIMCO Operating Partnership taxable income for the year, the excess will constitute, for Federal income tax purposes, a return of capital to the extent of such OP Unitholder's adjusted tax basis in his AIMCO Operating Partnership interest. Such return of capital will not be includible in the taxable income of the OP Unitholder, for Federal income tax purposes, but it will reduce, but not below zero, the adjusted tax basis of the AIMCO Operating Partnership interest held by the OP Unitholder. If an OP Unitholder's tax basis in his AIMCO Operating Partnership interest is reduced to zero, a subsequent cash distribution received by the OP Unitholder will be subject to tax as capital gain and/or ordinary income, but only if, and to the extent that, such distribution exceeds the subsequent positive adjustments, if any, to the tax basis of the OP Unitholder's AIMCO Operating Partnership interest as determined at the end of the taxable year during which such distribution is received. A decrease in an OP Unitholder's share of the AIMCO Operating Partnership liabilities resulting from the payment or other settlement, or reallocation of such liabilities is generally treated, for Federal income tax purposes, as a deemed cash distribution. A decrease in an OP Unitholder's percentage interest in the AIMCO Operating Partnership because of the issuance by the AIMCO Operating Partnership of additional OP Units or otherwise, may decrease an OP Unitholder's share of nonrecourse liabilities of the AIMCO Operating Partnership and thus, may result in a corresponding deemed distribution of cash.

     A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to an OP Unitholder, regardless of such OP Unitholder's tax basis in his OP Units, if the distribution reduces such OP Unitholder's share of the AIMCO Operating Partnership's "Section 751 Assets." "Section 751 Assets" are defined by the Code to include "unrealized receivables" or "inventory items." Among other things, "unrealized receivables" include amounts attributable to previously claimed depreciation deductions on certain types of property. To the extent that such a reduction in an OP Unitholder's share of Section 751 Assets occurs, the AIMCO Operating Partnership will be deemed to have distributed a proportionate share of the Section 751 Assets to the OP Unitholder followed by a deemed exchange of such assets with the AIMCO Operating Partnership in return for the non-pro rata

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portion of the actual distribution made to such OP Unitholder. This deemed exchange will generally result in the realization of ordinary income under
Section 751(b) by the OP Unitholder. Such income will equal the excess of (1) the non-pro rata portion of such distribution over (2) the OP Unitholder's tax basis in such OP Unitholder's share of such Section 751 Assets deemed relinquished in the exchange.

TAX CONSEQUENCES RELATING TO CONTRIBUTED ASSETS

     Generally, section 721 of the Code provides that neither the Contributing Partner nor the AIMCO Operating Partnership will recognize a gain or loss, for Federal income tax purposes, upon a contribution of property to the AIMCO Operating Partnership in exchange for OP Units. Notwithstanding this general rule of nonrecognition, the Contributing Partner may recognize gain where the property transferred is subject to liabilities, or the AIMCO Operating Partnership assumes liabilities in connection with a transfer of property, and the amount of such liabilities exceeds the amount of the AIMCO Operating Partnership liabilities allocated to the Contributing Partner as determined immediately after the transfer. Such excess is treated by the Contributing Partner, for Federal income tax purposes, as the receipt of a deemed distribution of cash to the Contributing Partner from the AIMCO Operating Partnership. Where the property transferred to the AIMCO Operating Partnership consists of an interest in another partnership (the "Underlying Partnership") in exchange for an OP Unit, the person will be treated, for Federal income tax purposes, as having transferred to the AIMCO Operating Partnership his allocable share of the liabilities of the Underlying Partnership, which could result in, or increase the amount of, a deemed cash distribution. As discussed above in "-- Cash Distributions", such deemed cash distributions are generally treated as a nontaxable return of capital to the extent of the Contributing Partner's adjusted tax basis in his OP Units and thereafter as gain from the sale of such partnership interest.

     If a Contributing Partner transfers property to the AIMCO Operating Partnership in exchange for an OP Unit and the adjusted tax basis of such property differs from its fair market value, the AIMCO Operating Partnership Tax Items must be allocated in a manner such that the Contributing Partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with such property at the time of the contribution. Where a partner contributes cash to a partnership that holds appreciated property, Treasury Regulations provide for a similar allocation of such items to the other partners. These rules may apply to a contribution by AIMCO to the AIMCO Operating Partnership of cash proceeds received by AIMCO from the offering of its stock. Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the OP Unitholders. The general purpose underlying this provision is to specially allocate certain Partnership Tax Items in order to place both the noncontributing and Contributing Partners in the same tax position that they would have been in had the Contributing Partner contributed property with an adjusted tax basis equal to its fair market value. Treasury Regulations provide the AIMCO Operating Partnership with several alternative methods and allow the AIMCO Operating Partnership to adopt any other reasonable method to make allocations to reduce or eliminate Book-Tax Differences (as defined below). The General Partner, in its sole and absolute discretion and in a manner consistent with Treasury Regulations, will select and adopt a method of allocating AIMCO Operating Partnership Tax Items for purposes of eliminating such disparities.

     In general, certain OP Unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased amounts of taxable income and gain on the sale by the AIMCO Operating Partnership or other Subsidiary Partnerships of the contributed properties. Accordingly, in the event the AIMCO Operating Partnership disposes of contributed property, income attributable to the Book-Tax Difference of such contributed property generally will be allocated to the Contributing Partner, and all OP Unitholders generally will be allocated only their share of gains attributable to appreciation, if any, occurring after the contribution of the contributed property. These incremental allocations of income will not result in additional cash distributions to the Contributing Partner, with the result that the Contributing Partner may not receive cash sufficient to pay the taxes attributable to such income. These allocations will tend to eliminate the Book-Tax Differences with respect to the contributed property over the life of the AIMCO Operating Partnership. However, the special allocation rules of section 704(c) do not always

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entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed property in the hands of the AIMCO Operating Partnership may cause a noncontributing OP Unitholder to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to such OP Unitholder if the contributed property had a tax basis equal to its fair market value at the time of contribution, and be allocated taxable gain in the event of a sale of the contributed property in excess of the economic or book income allocated to it as a result of such sale. This may cause noncontributing OP Unitholders to recognize taxable income in excess of cash proceeds.

LIMITATIONS ON DEDUCTIBILITY OF LOSSES

     Basis Limitation. To the extent that an OP Unitholder's allocable share of AIMCO Operating Partnership deductions and losses exceeds his adjusted tax basis in his AIMCO Operating Partnership interest at the end of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for Federal income tax purposes, by the OP Unitholder in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the tax basis of the AIMCO Operating Partnership interest held by such OP Unitholder, but only to the extent permitted under the "at risk" and "passive activity loss" rules discussed below.

     "At Risk" Limitation. Under the "at risk" rules of section 465 of the Code, a noncorporate taxpayer and a closely held corporate taxpayer are generally not permitted to claim a deduction, for Federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has "at risk" in such activity at the close of the taxable year. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has "at risk" is increased. Provided certain requirements are met, the "at risk" rules generally do not apply to losses arising from any activity that constitutes "the holding of real property," which the holders of a OP Unit generally should constitute.

     "Passive Activity Loss" Limitation.  The passive activity loss rules of section 469 of the Code limit the use of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the OP Units. If an investment in an OP Unit is treated as a passive activity, an OP Unitholder who is an individual investor, as well as certain other types of investors, would not be able to use losses from the AIMCO Operating Partnership to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the OP Unitholder in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the basis and at risk limitations discussed above, upon a taxable disposition of an OP Unitholder's entire interest in the AIMCO Operating Partnership, regardless of whether such OP Unitholder has received any passive activity income during the year of disposition.

     If the AIMCO Operating Partnership were characterized as a publicly traded partnership, each OP Unitholder would be required to treat any loss derived from the AIMCO Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the AIMCO Operating Partnership which are carried forward may only be offset against future income of the AIMCO Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the AIMCO Operating Partnership would only be allowed upon the complete disposition of the OP Unitholder's "entire interest" in the AIMCO Operating Partnership.

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SECTION 754 ELECTION

     The AIMCO Operating Partnership has made the election permitted by section 754 of the Code. Such election is irrevocable without the consent of the IRS. The election will generally permit a purchaser of OP Units, such as AIMCO when it acquires AIMCO OP Units from OP Unitholders, to adjust its share of the basis in the AIMCO Operating Partnership's properties pursuant to section 743(b) of the Code to fair market value (as reflected by the value of consideration paid for the OP Units), as if such purchaser had acquired a direct interest in the AIMCO Operating Partnership assets. The section 743(b) adjustment is attributed solely to a purchaser of OP Units and is not added to the bases of the AIMCO Operating Partnership's assets associated with all of the OP Unitholders in the AIMCO Operating Partnership.

DEPRECIATION

     Section 168(i)(7) of the Code provides that in the case of property transferred to a partnership in a section 721 transaction, the transferee shall be treated as the transferor for purposes of computing the depreciation deduction with respect to so much of the basis in the hands of the transferee as does not exceed the adjusted basis in the hands of the transferor. The effect of this rule would be to continue the historic basis, placed in service dates and methods with respect to the depreciation of the properties being contributed by a Contributing Partner to the AIMCO Operating Partnership in exchange for OP Units. However, an acquirer of OP Units that obtains a section 743(b) adjustment by reason of such acquisition (see "Section 754 Election," above) generally will be allowed depreciation with respect to such adjustment beginning as of the date of the exchange as if it were new property placed in service as of that date.

SALE, REDEMPTION OR EXCHANGE OF OP UNITS

     An OP Unitholder will recognize a gain or loss upon a sale of an OP Unit, a redemption of an OP Unit for cash, an exchange of an OP Unit for shares of Class A Common Stock or other taxable disposition of an OP Unit. Gain or loss recognized upon a sale or exchange of an OP Unit will be equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any property received for the OP Unit plus the amount of the AIMCO Operating Partnership liabilities allocable to the OP Unit at such time) and (ii) the OP Unitholder's tax basis in the OP Unit disposed of, which tax basis will be adjusted for the OP Unitholder's allocable share of the AIMCO Operating Partnership's income or loss for the taxable year of the disposition. The tax liability resulting from the gain recognized on a disposition of an OP Unit could exceed the amount of cash and the fair market value of property received.

     If the AIMCO Operating Partnership redeems an OP Unitholder's OP Units for cash (which is not contributed by AIMCO to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraphs, except that if the AIMCO Operating Partnership redeems less than all of an OP Unitholder's OP Units, the OP Unitholder would recognize no taxable loss and would recognize taxable gain only to the extent that the cash, plus the amount of the AIMCO Operating Partnership liabilities allocable to the redeemed OP Units, exceeded the OP Unitholder's adjusted tax basis in all of such OP Unitholder's OP Units immediately before the redemption.

     Capital gains recognized by individuals and certain other noncorporate taxpayers upon the sale or disposition of an OP Unit held for more than one year at the time of disposition will be long-term capital gains and will be short-term capital gains if the OP Unit is held for one year or less. Generally, gain or loss recognized by an OP Unitholder on the sale or other taxable disposition of an OP Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or other taxable disposition of an OP Unit attributable to an OP Unitholder's share of "unrealized receivables" of the AIMCO Operating Partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include amounts attributable to previously claimed depreciation deductions on certain types of property. In addition, the maximum Federal income tax rate for net capital gains attributable to the sale of depreciable real property (which may be

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determined to include an interest in a partnership such as the AIMCO Operating
Partnership) held for more than 12 months is currently 25% (rather than the current maximum rate of 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

DISGUISED SALES

     A contribution by an OP Unitholder to the AIMCO Operating Partnership generally will be tax free to such OP Unitholder except to the extent it is treated as a "disguised sale" under the Code. A transfer of property by a partner to a partnership followed by a related transfer by the partnership of money or other property (including in certain cases the assumption of or taking subject to a liability) to the partner is treated as a "disguised sale" if (i) the second transfer would not have occurred but for the first transfer and (ii) the second transfer "is not dependent on the entrepreneurial risks of the partnership's operations." In a disguised sale, the partner is treated as if he or she sold the contributed property to the partnership on the date the property was contributed to the partnership. Transfers of money or other property by a partnership to a partner that are made within two years of such partner's contribution of property to the partnership (including redemptions of OP Units made within two years of a contribution by such Unitholder) must be reported to the IRS and are presumed to be a disguised sale unless the facts and circumstances clearly establish that the transfers do not constitute a sale.

     Generally, if a liability is incurred in anticipation of the transfer of such property to the AIMCO Operating Partnership, or during the two year period prior to the transfer of property to the AIMCO Operating Partnership and excess debt proceeds are obtained by the Contributing Partner, all or a portion of the liability may be presumed to be incurred in anticipation of the transfer ("nonqualified liability"), and thus must be treated as consideration for purposes of the disguised sale rules, unless the facts and circumstances clearly establish otherwise. Although the Contributing Partner may rebut such presumption by showing that the liability incurrence was not made in anticipation of the transfer of property to the AIMCO Operating Partnership, the Contributing Partner must disclose its tax treatment of such liability to the IRS in a statement attached to the Contributing Partner's tax return. The assumption of any nonqualified liability by the AIMCO Operating Partnership will be treated as additional consideration received by the Contributing Partner for purposes of the disguised sale rules to the extent that the amount of such liability exceeds the Contributing Partner's share of such liability immediately after the AIMCO Operating Partnership assumes the liability. In such event, a portion of the liability which did not generate excess debt proceeds could also be treated as additional disguised sale consideration received by the Contributing Partner. This portion generally would be the lesser of (1) the amount of consideration that would result if the entire liability were nonqualified, or (2) the amount of the "qualified liability" multiplied by the Contributing Partner's "net equity percentage" in the contributed property. The Contributing Partner's net equity percentage in the transferred property generally should be equal to the percentage determined by dividing (x) the amount of cash or other consideration (excluding AIMCO OP Units) received by the Contributing Partner that is treated as proceeds realized from a disguised sale of the transferred property, by (y) the excess of the gross fair market value of the property at the time of transfer over any "qualified liabilities" encumbering the property.

TERMINATION OF THE AIMCO OPERATING PARTNERSHIP

     In the event of the dissolution of the AIMCO Operating Partnership, a distribution of partnership property (other than money and marketable securities) will not result in taxable gain to an OP Unitholder (except to the extent provided in section 737 of the Code for liquidations occurring within seven years of the date of contribution by an OP Unitholder of property to the AIMCO Operating Partnership), and the OP Unitholder will hold such distributed property with a basis equal to the adjusted basis of such OP Units exchanged therefor, reduced by any money distributed in liquidation. Further, the liquidation of the AIMCO Operating Partnership generally will be taxable to a holder of OP Units to the extent that the value of any money and marketable securities distributed in liquidation (including any money deemed distributed as a result of relief from liabilities) exceeds such OP Unitholder's tax basis in his OP Units.

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ALTERNATIVE MINIMUM TAX

     The Code contains different sets of minimum tax rules applicable to corporate and noncorporate investors. The discussion below relates only to the alternative minimum tax applicable to noncorporate taxpayers. Accordingly, corporate investors should consult with their tax advisors with respect to the effect of the corporate minimum tax provisions that may be applicable to them. Noncorporate taxpayers are subject to an alternative minimum tax to the extent the tentative minimum tax ("TMT") exceeds the regular income tax otherwise payable. The rate of tax imposed on the alternative minimum taxable income ("AMTI") in computing TMT is 26% on the first $175,000 of alternative minimum taxable income in excess of an exemption amount and 28% on any additional alternative minimum taxable income of noncorporate investors. In general, AMTI consists of the taxpayer's taxable income, determined with certain adjustments, plus his items of tax preference. For example, alternative minimum taxable income is calculated using an alternative cost recovery (depreciation) system that is not as favorable as the methods provided for under section 168 of the Code which the AIMCO Operating Partnership will use in computing its income for regular Federal income tax purposes. Accordingly, an OP Unitholder's AMTI derived from the AIMCO Operating Partnership may be higher than such OP Unitholder's share of the AIMCO Operating Partnership's net taxable income. Prospective investors should consult their tax advisors as to the impact of an investment in OP Units on their liability for the alternative minimum tax.

INFORMATION RETURNS AND AUDIT PROCEDURES

     The AIMCO Operating Partnership will use all reasonable efforts to furnish to each OP Unitholder within 90 days of the close of each taxable year of the AIMCO Operating Partnership, certain tax information, including a Schedule K-l, which sets forth each OP Unitholder's allocable share of the AIMCO Operating Partnership's Partnership Tax Items. In preparing this information AIMCO-GP will use various accounting and reporting conventions to determine the respective OP Unitholder's allocable share of Partnership Tax Items. The General Partner cannot assure a current or prospective OP Unitholder that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

     No assurance can be given that the AIMCO Operating Partnership will not be audited by the IRS or that tax adjustments will not be made. Further, any adjustments in the AIMCO Operating Partnership's tax returns will lead to adjustments in OP Unitholders' tax returns and may lead to audits of their returns and adjustments of items unrelated to the AIMCO Operating Partnership. Each OP Unitholder would bear the cost of any expenses incurred in connection with an examination of such OP Unitholder's personal tax return.

     Partnerships generally are treated as separate entities for purposes of Federal income tax, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of Partnership Tax Items generally are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the Tax Matters Partner for these purposes.

     The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of the AIMCO Operating Partnership and OP Unitholders and can extend the statute of limitations for assessment of tax deficiencies against OP Unitholders with respect to the AIMCO Operating Partnership Tax Items. The Tax Matters Partner may bind an OP Unitholder with less than a 1% profits interest in the AIMCO Operating Partnership to a settlement with the IRS, unless such OP Unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the OP Unitholders are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any OP Unitholder having at least a 1% interest in the profits of the AIMCO Operating Partnership or by OP Unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each OP Unitholder with an interest in the outcome may participate.

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TAXATION OF FOREIGN OP UNITHOLDERS

     A Non-U.S. Holder (as defined below under "Federal Income Taxation of AIMCO and AIMCO Stockholders -- Taxation of Foreign Stockholders") will generally be considered to be engaged in a United States trade or business on account of its ownership of an OP Unit. As a result, a Non-U.S. Holder will be required to file Federal income tax returns with respect to its allocable share of the AIMCO Operating Partnership's income which is effectively connected to its trade or business. A Non-U.S. Holder that is a corporation may also be subject to United States branch profit tax at a rate of 30%, in addition to regular Federal income tax, on its allocable share of such income. Such a tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the Non-U.S. Holder is resident for tax purposes. Non-U.S. Holders are advised to consult their tax advisors regarding the effects an investment in the AIMCO Operating Partnership may have on information return requirements and other United States and non-United States tax matters, including the tax consequences of an investment in the AIMCO Operating Partnership for the country or other jurisdiction of which such Non-U.S. Holder is a citizen or in which such Non-U.S. Holder resides or is otherwise located.

STATE, LOCAL AND FOREIGN TAXES

     The AIMCO Operating Partnership and OP Unitholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that the AIMCO Operating Partnership owns properties located in a number of states and local jurisdictions, and the AIMCO Operating Partnership and OP Unitholders may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of the AIMCO Operating Partnership and OP Unit holders may not conform to the Federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local foreign tax laws of an investment in the AIMCO Operating Partnership.

TAXATION OF AIMCO AND AIMCO STOCKHOLDERS

GENERAL

     The REIT provisions of the Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Code that govern the Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

     AIMCO has elected to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1994, and AIMCO intends to continue such election. Although AIMCO believes that, commencing with the AIMCO's initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code, no assurance can be given that AIMCO has been or will remain so qualified. Such qualification and taxation as a REIT depends upon AIMCO's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code as discussed below. No assurance can be given that the actual results of AIMCO's operation for any taxable year satisfy such requirements. See "United States Federal Income Tax Consequences -- Taxation of AIMCO and AIMCO
Stockholders -- Failure to Qualify." No assurance can be given that the IRS will not challenge AIMCO's eligibility for taxation as a REIT.

     Provided AIMCO qualifies for taxation as a REIT, it will generally not be subject to Federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally

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results from investment in a corporation. However, notwithstanding AIMCO's qualification as a REIT, AIMCO will be subject to Federal income tax as follows:

     - First, AIMCO will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

     - Second, under certain circumstances, AIMCO may be subject to the "alternative minimum tax" on its items of tax preference.

     - Third, if AIMCO has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax.

     - Fourth, if AIMCO should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which AIMCO fails the 75% or 95% test multiplied by (b) a fraction intended to reflect AIMCO's profitability.

     - Fifth, if AIMCO should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than certain long-term capital gains that AIMCO elects to retain and pay the tax thereon), and (iii) any undistributed taxable income from prior periods, AIMCO would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     - Sixth, a 100% excise tax may be imposed on some items of income expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

     - Seventh, if AIMCO acquires assets from a corporation that is not a REIT (a "subchapter C corporation") in a transaction in which the adjusted tax basis of the assets in the hands of AIMCO is determined by reference to the adjusted tax basis of such assets in the hands of the subchapter C corporation, under Temporary Treasury Regulations, the subchapter C corporation would be required to recognize any net Built-In Gain (as defined below) that would have been realized if the Subchapter C corporation had liquidated on the day before the date of the transfer. Pursuant to such Regulations, AIMCO may elect, in lieu of the treatment described above, to be subject to tax at the highest regular corporate tax rate on any gain it recognizes on the disposition of any such asset during the ten-year period beginning on the day on which AIMCO acquires such asset to the extent of the excess, if any, of the fair market value over the adjusted basis of such asset as of its acquisition date ("Built-in Gain"). AIMCO intends to make such an election and, therefore, will be taxed at the highest regular corporate rate on such Built-in Gain if, and to the extent, such assets are sold within the specified ten-year period. It should be noted that AIMCO has acquired (and may acquire in the future) a significant amount of assets with Built-in Gain and a taxable disposition by AIMCO of any of these assets within ten years of their acquisitions would subject AIMCO to tax under the foregoing rule.

     - Eighth, certain of AIMCO's subsidiaries are subchapter C corporations, the earnings of which are subject to Federal corporate income tax.

     - Ninth, AIMCO could be subject to foreign taxes on its investments and activities in foreign jurisdictions. In addition, AIMCO could also be subject to tax in certain situations and on certain transactions not presently contemplated.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association:

     - that is managed by one or more trustees or directors;

     - the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

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     - which would be taxable as a domestic corporation, but for the special
       Code provisions applicable to REITs;

     - that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

     - the beneficial ownership of which is held by 100 or more persons;

     - in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and

     - which meets certain other tests described below (including with respect to the nature of its income and assets).

     The Code provides that the first four conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The charter provides certain restrictions regarding transfers of its shares, which provisions are intended to assist AIMCO in satisfying the share ownership requirements described in the fifth and sixth conditions above.

     To monitor AIMCO's compliance with the share ownership requirements, AIMCO is required to maintain records regarding the actual ownership of its shares. To do so, AIMCO must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand must be maintained as part of AIMCO's records. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. AIMCO satisfies this requirement.

     Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, AIMCO's proportionate share of the assets, liabilities and items of income of the Subsidiary Partnerships will be treated as assets, liabilities and items of income of AIMCO for purposes of applying the REIT requirements described herein. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in "-- Taxation of AIMCO and AIMCO Stockholders -- Tax Aspects of AIMCO's Investments in Partnerships."

     Income Tests. In order to maintain qualification as a REIT, AIMCO annually must satisfy two gross income requirements:

     - First, at least 75% of AIMCO's gross income (excluding gross income from "prohibited transactions," i.e., certain sales of property held primarily for sale to customers in the ordinary course of business) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments.

     - Second, at least 95% of AIMCO's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

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     Rents received by AIMCO through the Subsidiary Partnerships will qualify as
"rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. Amounts received from the rental of up to 10% of a property to a taxable REIT subsidiary will qualify as "rents from real property" so long as the rents received from the taxable REIT subsidiary are substantially comparable to rents received from other tenants of the property for comparable space. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Moreover, for rents received to qualify as "rents from real property," the REIT generally must not furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue or through a taxable REIT subsidiary. AIMCO (or its affiliates) is also permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, AIMCO (or its affiliates) may provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.

     If any amount of interest, rent, or other deductions of a taxable REIT subsidiary for amounts paid to AIMCO is determined by the IRS to be other than at arm's length, a 100 percent excise tax is imposed on the portion that is excessive.

     AIMCO manages apartment properties for third parties and affiliates through subsidiaries that AIMCO refers to as "management companies." The management companies receive management fees and other income. A portion of such fees and other income accrue to AIMCO through distributions from the management companies that are classified as dividend income to the extent of the earnings and profits of the management companies. Such distributions will generally qualify under the 95% gross income test but not under the 75% gross income test.

     If AIMCO fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if AIMCO's failure to meet such tests was due to reasonable cause and not due to willful neglect, AIMCO attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances AIMCO would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving AIMCO, AIMCO will not qualify as a REIT. As discussed above in "-- Taxation of AIMCO and AIMCO Stockholders -- General," even where these relief provisions apply, a tax is imposed with respect to the excess net income.

     Asset Tests. AIMCO, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets:

     - First, at least 75% of the value of AIMCO's total assets must be represented by real estate assets (including its allocable share of real estate assets held by the Subsidiary Partnerships), certain stock or debt instruments purchased by AIMCO with new capital, cash, cash items and U.S. government securities.

     - Second, not more than 25% of AIMCO's total assets may be represented by securities other than those in the 75% asset class.

     - Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by AIMCO may not exceed 5% of the value of AIMCO's total assets, and AIMCO may not own more than 10% of the total value or the total voting power of the outstanding securities of any one issuer. The 5% and 10% asset limitations described above do not apply to electing taxable REIT subsidiary corporations.

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     - Fourth, the value of the stock held by AIMCO in taxable REIT subsidiaries
       (including the management companies) may not, however, exceed, in the aggregate, 20% of the value of AIMCO's total assets.

     AIMCO indirectly owns interests in the management companies that have elected to be taxable REIT subsidiaries. As set forth above, the ownership of more than 10% of the total value or the total voting power of the outstanding voting securities of any one issuer by a REIT, or the investment of more than 5% of the REIT's total assets in any one issuer's securities, is prohibited by the asset tests. AIMCO believes that its indirect ownership interests in the management companies qualify under the asset tests set forth above. In addition, AIMCO believes that the value of the stock held by AIMCO in electing taxable REIT subsidiaries will not exceed, in the aggregate, 20% of the value of AIMCO's total assets. However, no independent appraisals have been obtained to support AIMCO's conclusions as to the value of the AIMCO Operating Partnership's total assets and the value of the AIMCO Operating Partnership's interest in the management companies and these values are subject to change in the future. Furthermore, under legislation effective January 1, 2001, the operation or management of a health care or lodging facility precludes qualification as a taxable REIT subsidiary, and therefore precludes the REIT from relying upon this exception to the 10% ownership restriction. Consequently, if any of the management companies were deemed to operate or manage a health care or lodging facility, such management companies would fail to qualify as taxable REIT subsidiaries, and AIMCO would fail to qualify as a REIT. AIMCO believes that, as of January 1, 2001, none of the management companies operate or manage any health care or lodging facilities. However, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurances that the IRS will not contend that any of the management companies operate or manage a health care or lodging facility, disqualifying it from treatment as a taxable REIT subsidiary, and thereby resulting in the disqualification of AIMCO as a REIT.

     Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of the partnership, for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, resulting in lost REIT status, unless it is a qualifying mortgage asset or otherwise satisfies the rules for "straight debt." However, no independent appraisals have been obtained to support AIMCO's conclusions as to the value of the AIMCO Operating Partnership's total assets and the value of the AIMCO Operating Partnership's interest in the taxable REIT subsidiaries and these values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that AIMCO's interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

     AIMCO believes that its holding of securities and other assets have complied and will continue to comply with the foregoing REIT asset requirements and it intends to monitor compliance on an ongoing basis.

     AIMCO's indirect interests in the AIMCO Operating Partnership and other Subsidiary Partnerships are held through wholly owned corporate subsidiaries of AIMCO organized and operated as "qualified REIT subsidiaries" within the meaning of the Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for Federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of AIMCO. Each qualified REIT subsidiary therefore is not subject to Federal corporate income taxation, although it may be subject to state or local taxation. In addition, AIMCO's ownership of the stock of each qualified REIT subsidiary does not violate the general restriction against ownership of more than 10% of the total value or total voting power of the outstanding securities of any issuer.

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     Annual Distribution Requirements.  In order for AIMCO to qualify as a REIT,
AIMCO is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to:

     - the sum of:

          (i) 90% of AIMCO's "REIT taxable income" (computed without regard to the dividends-paid deduction and AIMCO's net capital gain, i.e., the excess of net long-term capital gain over net short-term capital loss) and

          (ii) 90% of the net income (after tax), if any, from foreclosure property, minus

     - the sum of certain items of noncash income.

     Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before AIMCO timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that AIMCO distributes at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. AIMCO may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In such a case, AIMCO's stockholders would include their proportionate share of such undistributed long-term capital gains in income and receive a credit for their share of the tax paid by AIMCO. AIMCO's stockholders would then increase the adjusted basis of their AIMCO shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. If AIMCO should fail to distribute during each calendar year at least the sum of

          (i) 85% of its REIT ordinary income for such year and

          (ii) 95% of its REIT capital gain net income for such year (excluding retained long-term capital gains), and

          (iii) any undistributed taxable income from prior periods,

     AIMCO would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. AIMCO believes that it has made, and intends to make, timely distributions sufficient to satisfy these annual distribution requirements.

     It is possible that AIMCO, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from the AIMCO Operating Partnership) and (ii) the inclusion of certain items in income by AIMCO for Federal income tax purposes. In the event that such timing differences occur, in order to meet the 90% distribution requirement, AIMCO may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property.

     Under certain circumstances, AIMCO may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in AIMCO's deduction for dividends paid for the earlier year. Thus, AIMCO may be able to avoid being taxed on amounts distributed as deficiency dividends; however, AIMCO will be required pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

     Failure to Qualify. If AIMCO fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, AIMCO will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AIMCO fails to qualify will not be deductible by AIMCO nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless AIMCO is entitled to relief under specific statutory provisions, AIMCO would also be disqualified from taxation as a REIT for the four taxable years

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

following the year during which qualification was lost. It is not possible to state whether in all circumstances AIMCO would be entitled to such statutory relief.

TAX ASPECTS OF AIMCO'S INVESTMENTS IN PARTNERSHIPS

     General. Substantially all of AIMCO's investments are held indirectly through the AIMCO Operating Partnership. In general, partnerships are "pass-through" entities that are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. AIMCO will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, AIMCO will include its proportionate share of assets held by the Subsidiary Partnerships. See "-- Taxation of AIMCO and AIMCO
Stockholders -- General."

     Entity Classification. AIMCO's direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of the Subsidiary Partnerships as a partnership (as opposed to as an association taxable as a corporation) for Federal income tax purposes. If any of these entities were treated as an association for Federal income tax purposes, it would be subject to an entity-level tax on its income. In such a situation, the character of AIMCO's assets and items of gross income would change and could preclude AIMCO from satisfying the asset tests and the income tests (see "United States Federal Income Tax Consequences -- Taxation of AIMCO and AIMCO Stockholders -- Asset Tests" and "United States Federal Income Tax Consequences -- Taxation of AIMCO and AIMCO Stockholders -- Income Tests"), and in turn could prevent AIMCO from qualifying as a REIT. See "United States Federal Income Tax
Consequences -- Taxation of AIMCO and AIMCO Stockholders -- Failure to Qualify" above for a discussion of the effect of AIMCO's failure to meet such tests for a taxable year. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case AIMCO might incur a tax liability without any related cash distributions.

     Tax Allocations With Respect to the Properties. Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the Contributing Partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The AIMCO Operating Partnership was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership that holds appreciated property, Treasury Regulations provide for a similar allocation of such items to the other partners. These rules apply to the contribution by AIMCO to the AIMCO Operating Partnership of the cash proceeds received in any offerings of its stock.

     In general, certain OP Unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by the AIMCO Operating Partnership or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the AIMCO Operating Partnership or other Subsidiary Partnerships may cause AIMCO to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause AIMCO to recognize taxable income in excess of cash proceeds, which might adversely affect AIMCO's ability to comply with the REIT distribution requirements. See "-- Taxation of AIMCO and AIMCO Stockholders -- Annual Distribution Requirements."

     With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of OP Units) subsequent to the formation of AIMCO, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

     Sale of the Properties. AIMCO's share of any gain realized by the AIMCO Operating Partnership or any other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- United States Taxation of AIMCO and AIMCO Stockholders -- Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The AIMCO Operating Partnership and the other Subsidiary Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with AIMCO's investment objectives.

TAXATION OF MANAGEMENT COMPANIES

     A portion of the amounts to be used to fund distributions to stockholders is expected to come from distributions made by the management companies to the AIMCO Operating Partnership, and interest paid by the management companies on certain notes held by the AIMCO Operating Partnership. In general, the management companies pay Federal, state and local income taxes on their taxable income at normal corporate rates. Any Federal, state or local income taxes that the management companies are required to pay will reduce AIMCO's cash flow from operating activities and its ability to make payments to holders of its securities.

TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

     Distributions. Provided that AIMCO qualifies as a REIT, distributions made to AIMCO's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and retained long-term capital gains) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed AIMCO's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum Federal income tax rate to the extent of previously claimed real property depreciation.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares in respect of which the distributions were made, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) provided that the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by AIMCO in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by AIMCO and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by AIMCO during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of AIMCO.

     Dispositions of AIMCO Stock. Capital gains recognized by individuals and other non-corporate taxpayers upon the sale or disposition of AIMCO Stock held for more than one year at the time of disposition will be long-term capital gains and will be short-term capital gains if the AIMCO Stock is held for one year or less. Capital losses recognized by a stockholder upon the disposition of AIMCO Stock held for more than one year at the time of disposition will be a long-term capital loss. In addition, any loss upon a sale or exchange of shares of AIMCO Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from AIMCO required to be treated by such stockholder as long-term capital gain.

TAXATION OF FOREIGN STOCKHOLDERS

     The following is a discussion of anticipated Federal income and estate tax consequences of the ownership and disposition of AIMCO stock applicable to Non-U.S. Holders of AIMCO stock. A "Non-U.S. Holder" is generally any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includible in gross income for Federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion does not address all aspects of Federal income and estate taxation.

     Ordinary Dividends. The portion of dividends received by Non-U.S. Holders payable out of AIMCO's earnings and profits which are not attributable to capital gains of AIMCO and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty and the non-U.S. Holder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of AIMCO stock. In cases where the dividend income from a Non-U.S. Holder's investment in AIMCO stock is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation).

     Non-Dividend Distributions. Unless AIMCO stock constitutes a United States Real Property Interest (a "USRPI") within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), distributions by AIMCO which are not dividends out of the earnings and profits of AIMCO will not be subject to United States income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of AIMCO. If AIMCO stock constitutes a USRPI, such distributions will be subject to 10% withholding and taxed pursuant to FIRPTA at a rate of 35% to the extent such distributions exceed a stockholder's basis in his or AIMCO stock.

     Capital Gain Dividends. Under FIRPTA, a distribution made by AIMCO to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs such as the properties beneficially owned by AIMCO ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, AIMCO will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of Non-U.S. Holder that is a corporation.

     Dispositions of AIMCO Stock. Unless AIMCO stock constitutes a USRPI, a sale of such stock by a Non-U.S. Holder generally will not be subject to taxation under FIRPTA. The AIMCO stock will not constitute a USRPI if AIMCO is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. AIMCO believes that it is, and it expects to continue to be, a domestically controlled REIT. If AIMCO is, and continues to be, a domestically controlled REIT, the sale of AIMCO stock should not be subject to taxation under FIRPTA. Because most classes of stock of AIMCO are publicly traded, however, no assurance can be given that AIMCO is or will continue to be a domestically controlled REIT.

     Even if AIMCO does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of AIMCO Stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that:

     - the stock is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange, on which AIMCO Class A Common Stock is listed) and

     - the selling Non-U.S. Holder held 5% or less of such class of AIMCO stock at all times during a specified testing period.

     If gain on the sale of stock of AIMCO were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

     Gain from the sale of AIMCO stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases. First, if the Non-U.S. Holder's investment in the AIMCO stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

     Estate Tax. AIMCO stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for Federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to Federal estate tax on the property includible in the estate for Federal estate tax purposes.

     Information Reporting Requirements And Backup Withholding. AIMCO will report to its U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 30% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide AIMCO with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, AIMCO may be required to withhold a portion of capital gain distributions to any Non-U.S. Holders. The IRS has issued final Treasury Regulations regarding the withholding, backup withholding and information reporting rules as applied to Non-U.S. Holders. Prospective investors in securities should consult their tax advisors regarding the application of these Treasury Regulations.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from Federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). The IRS has privately ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, AIMCO believes that amounts distributed by AIMCO to Exempt Organizations should generally not constitute UBTI. However, if an Exempt Organization finances its acquisition of AIMCO stock with debt, a portion of its income from AIMCO will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7),
(9), (17) and (20), respectively, of section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from AIMCO as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of AIMCO's stock is required to treat a percentage of the dividends from AIMCO as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by AIMCO from an unrelated trade or business (determined as if AIMCO were a pension trust) divided by the gross income of AIMCO for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of AIMCO's stock only if:

     - the UBTI Percentage is at least 5%,

     - AIMCO qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of AIMCO in proportion to their actuarial interest in the pension trust, and

     - either (A) one pension trust owns more than 25% of the value of AIMCO's stock or (B) a group of pension trusts each individually holding more than 10% of the value of AIMCO's stock collectively owns more that 50% of the value of AIMCO's stock.

     The restrictions on ownership and transfer of AIMCO's stock should prevent an Exempt Organization from owning more than 10% of the value of AIMCO's stock.

     Legislative or Other Actions Affecting REITs. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect an investment in AIMCO or the AIMCO Operating Partnership. Congress recently enacted legislation, generally effective in 2001, that, among other things:

     - modifies the current ownership limitations to permit a REIT to own up to 100% of the voting securities and 100% of the value of the other interests in a taxable REIT subsidiary. In addition, the 5% REIT asset test would not apply to taxable REIT subsidiaries, but securities of taxable REIT subsidiaries could not exceed 20% of the total value of a REIT's assets;

     - permits a taxable REIT subsidiary to perform services to a REIT's tenants and imposes a 100% excise tax on certain non-arms length transactions between a taxable REIT subsidiary and a REIT;

     - disallows REIT status where healthcare or lodging facilities are operated or managed by a taxable REIT subsidiary, beginning in 2001;

     - generally restrict a REIT from owning more than 10% of the vote or value of the securities of an issuer, including a partnership (taking into account only the partnership's debt securities), an individual or a non-REIT C corporation that is not a taxable REIT subsidiary;

     - imposes certain limitations to the deductibility of interest paid by a taxable REIT subsidiary to a related REIT;

     - allow a REIT to rent up to 10% of a property to a taxable REIT subsidiary and generally have the rent qualify as good income for purposes of the REIT gross income tests; and

     - change the measurement of rent attributable to personal property leased in connection with a lease of real property from a comparison based on adjusted tax bases of properties to a comparison of fair market values.

     We cannot predict whether, when, in what form, or with what effective dates, other legislative proposals applicable to AIMCO or its stockholders will become law or if the tax laws applicable to AIMCO, or an investment in AIMCO, will be changed.

STATE, LOCAL AND FOREIGN TAXES

     AIMCO and AIMCO stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of AIMCO and its stockholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local foreign tax laws of an investment in AIMCO.

                          DESCRIPTION OF OP UNITS AND
                   THE AIMCO OPERATING PARTNERSHIP AGREEMENT

     The following description sets forth some general terms and provisions of the OP Units and the agreement of limited partnership of the AIMCO Operating Partnership. A copy of the agreement of limited partnership has been filed as an exhibit to the registration statement of which this prospectus forms a part. This description is qualified in its entirety by the terms of the agreement of limited partnership.

GENERAL

     The AIMCO Operating Partnership is a limited partnership organized under the provisions of the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, or any successor to such statute, the "Delaware Act") and upon the terms and subject to the conditions set forth in its agreement of limited partnership. AIMCO-GP, Inc., a Delaware corporation and a wholly owned subsidiary of AIMCO, is the sole general partner of the AIMCO Operating Partnership. Another wholly owned subsidiary of AIMCO, AIMCO-LP, Inc., a Delaware corporation (the "Special Limited Partner"), is a limited partner in the AIMCO Operating Partnership. The term of the AIMCO Operating Partnership commenced on May 16, 1994, and will continue until December 31, 2093, unless the AIMCO Operating Partnership is dissolved sooner under the provisions of the partnership agreement or as otherwise provided by law.

PURPOSE AND BUSINESS

     The purpose and nature of the AIMCO Operating Partnership is to conduct any business, enterprise or activity permitted by or under the Delaware Act, including, but not limited to, (i) to conduct the business of ownership, construction, development and operation of multifamily rental apartment communities, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Delaware Act, or to own interests in any entity engaged in any business permitted by or under the Delaware Act, (iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or other similar arrangements, and (iv) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit AIMCO, in the sole and absolute discretion of AIMCO-GP, at all times to be classified as a REIT.

MANAGEMENT BY THE GENERAL PARTNER

     Except as otherwise expressly provided in the partnership agreement, all management powers over the business and affairs of the AIMCO Operating Partnership are exclusively vested in AIMCO-GP. No limited partner (each, a "Limited Partner") of the AIMCO Operating Partnership or any other person to whom one or more OP Units have been transferred (each, an "Assignee") may take part in the operations, management or control (within the meaning of the Delaware Act) of the AIMCO Operating Partnership's business, transact any business in the AIMCO Operating Partnership's name or have the power to sign documents for or otherwise bind the AIMCO Operating Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of AIMCO-GP. In addition to the powers granted a general partner of a limited partnership under applicable law or that are granted to AIMCO-GP under any other provision of the partnership agreement, AIMCO-GP, subject to the other provisions of the partnership agreement, has full power and authority to do all things deemed necessary or desirable by it to conduct the business of the AIMCO Operating Partnership, to exercise all powers of the AIMCO Operating Partnership and to effectuate the purposes of the AIMCO Operating Partnership. The AIMCO Operating Partnership may incur debt or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of properties) upon such terms as AIMCO-GP determines to be appropriate. The General Partner is authorized to execute, deliver and perform specific agreements and

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

transactions on behalf of the AIMCO Operating Partnership without any further act, approval or vote of the Limited Partners.

     Restrictions on General Partner's Authority. The General Partner may not take any action in contravention of the partnership agreement. The General Partner may not, without the prior consent of the Limited Partners, undertake, on behalf of the AIMCO Operating Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions: (i) except as provided in the partnership agreement, amend, modify or terminate the partnership agreement other than to reflect the admission, substitution, termination or withdrawal of partners; (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the AIMCO Operating Partnership; (iii) institute any proceeding for bankruptcy on behalf of the AIMCO Operating Partnership; or (iv) subject to specific exceptions, approve or acquiesce to the transfer of the AIMCO Operating Partnership interest of AIMCO-GP, or admit into the AIMCO Operating Partnership any additional or successor General Partners.

     Additional Limited Partners. The General Partner is authorized to admit additional Limited Partners to the AIMCO Operating Partnership from time to time, on terms and conditions and for such capital contributions as may be established by AIMCO-GP in its reasonable discretion. The net capital contribution need not be equal for all partners. No action or consent by the Limited Partners is required in connection with the admission of any additional Limited Partner. The General Partner is expressly authorized to cause the AIMCO Operating Partnership to issue additional interests (i) upon the conversion, redemption or exchange of any debt, OP Units or other securities issued by the AIMCO Operating Partnership, (ii) for less than fair market value, so long as AIMCO-GP concludes in good faith that such issuance is in the best interests of AIMCO-GP and the AIMCO Operating Partnership, and (iii) in connection with any merger of any other entity into the AIMCO Operating Partnership if the applicable merger agreement provides that persons are to receive interests in the AIMCO Operating Partnership in exchange for their interests in the entity merging into the AIMCO Operating Partnership. Subject to Delaware law, any additional partnership interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by AIMCO-GP, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to the partnership agreement. Without limiting the generality of the foregoing, AIMCO-GP has authority to specify (a) the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interests; (b) the right of each such class or series of partnership interests to share in distributions; (c) the rights of each such class or series of partnership interests upon dissolution and liquidation of the AIMCO Operating Partnership; (d) the voting rights, if any, of each such class or series of partnership interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of partnership interests. No person may be admitted as an additional Limited Partner without the consent of AIMCO-GP, which consent may be given or withheld in AIMCO-GP's sole and absolute discretion.

OUTSTANDING CLASSES OF UNITS

     As of June 30, 2002, the AIMCO Operating Partnership had issued and outstanding the following partnership interests:

                                                                                     LIQUIDATION
                                                     UNITS       QUARTERLY           PREFERENCE
CLASS                                             OUTSTANDING   DISTRIBUTION         (PER UNIT)
-----                                             -----------   ------------         -----------
Partnership Common Units........................  101,546,807    $     0.82(1)             N/A
Class B Partnership Preferred Units(2)..........      419,471    $  1.78125(3)         $100.00
Class C Partnership Preferred Units.............    2,400,000    $   0.5625            $ 25.00
Class D Partnership Preferred Units.............    4,200,000    $ 0.546875            $ 25.00
Class G Partnership Preferred Units.............    4,050,000    $0.5859375            $ 25.00

                                                                                     LIQUIDATION
                                                     UNITS       QUARTERLY           PREFERENCE
CLASS                                             OUTSTANDING   DISTRIBUTION         (PER UNIT)
-----                                             -----------   ------------         -----------
Class H Partnership Preferred Units.............    2,000,000    $  0.59375            $ 25.00
Class I Partnership Preferred Units.............            0    $     0.50(4)         $ 25.00
Class J Partnership Preferred Units(5)..........            0    $    2.375            $100.00
Class K Partnership Preferred Units(6)..........            0    $     0.50            $ 25.00
Class L Partnership Preferred Units(7)..........    2,500,000    $  0.50625(8)         $ 25.00
Class M Partnership Preferred Units(9)..........    1,200,000    $  0.53125(10)        $ 25.00
Class N Partnership Preferred Units(11).........    4,000,000    $   0.5625(12)        $ 25.00
Class O Partnership Preferred Units(13).........    1,904,762    $  1.18125(14)        $ 52.50
Class P Partnership Preferred Units(15).........    4,000,000    $   0.5625(14)(16)    $ 25.00
Class Q Partnership Preferred Units.............    2,530,000    $  0.63125            $ 25.00
Class R Partnership Preferred Units.............    6,940,000    $    0.625            $ 25.00
Class One Partnership Preferred Units...........       90,000    $     2.00            $ 91.43(17)
Class Two Partnership Preferred Units...........       72,843    $     0.50(18)        $ 25.00
Class Three Partnership Preferred Units.........    1,535,363    $  0.59375(19)        $ 25.00
Class Four Partnership Preferred Units(20)......      757,149    $     0.50            $ 25.00
Class Five Partnership Preferred Units..........       68,671    $     0.82(21)            N/A
Class Six Partnership Preferred Units(22).......      808,238    $  0.53125            $ 25.00
Class Seven Partnership Preferred Units.........       29,752    $  0.59375(23)        $ 25.00
Class Eight Partnership Preferred Units.........        6,250    $     0.82(24)            N/A
Class Nine Partnership Preferred Units..........    1,239,519    $   0.5625            $ 25.00
Class Ten Partnership Preferred Units...........            0    $     2.00            $ 25.00
Class I High Performance Partnership Units......    2,379,084    $     0.82(25)            N/A(26)
Class II High Performance Partnership Units.....        5,000    $     0.82(25)            N/A(26)
Class III High Performance Partnership Units....        5,000           N/A(27)            N/A(26)
Class IV High Performance Partnership Units.....        5,000           N/A(27)            N/A(26)
Class V High Performance Partnership Units......        5,000           N/A(27)            N/A(26)

---------------

 (1) Pursuant to the partnership agreement of the AIMCO Operating Partnership, the AIMCO Operating Partnership pays quarterly dividends of Available Cash. See "-- Distributions." For the quarter ended June 30, 2002, the AIMCO Operating Partnership paid distributions of $0.82 per OP Unit. However, there can be no assurance as to future distributions.

 (2) Each Class B Partnership Preferred Unit is convertible into approximately
     3.28407 Partnership Common Units.

 (3) Each Class B Partnership Preferred Unit entitles the holder to receive quarterly cash distributions equal to the greater of $1.78125 or the aggregate distribution then payable on the number of Partnership Common Units into which such Class B Partnership Preferred Unit is then convertible.

 (4) Subject to adjustment on or after March 1, 2005.

 (5) The Class J Partnership Preferred Units were converted into 2,500,000 Partnership Common Units in 1999.

 (6) All of the Class K Partnership Preferred Units were converted into or redeemed for Partnership Common Units.

 (7) Each Class L Partnership Preferred Unit is convertible into approximately
     0.5379 Partnership Common Units.

 (8) Each Class L Partnership Preferred Unit entitles the holder to receive preferred quarterly cash distributions equal to (i) from May 27, 1999 through May 27, 2002, the greater of $0.50625 or the aggregate distribution then payable on the number of Partnership Common Units into which such Class L Partnership Preferred Unit is then convertible, and (ii) from and after May 28, 2002, the greater of $0.50625 or the aggregate distribution then payable on the number of Partnership Common Units into which such Class L Partnership Preferred Unit is then convertible.

 (9) Each Class M Partnership Preferred Unit is convertible into approximately
     0.5681818 Partnership Common Units.

(10) Each Class M Partnership Preferred Unit entitles the holder to receive preferred quarterly cash distributions equal to (i) from January 13, 2000 through January 12, 2003, the greater of $0.53125 or the aggregate distribution then payable on the number of Partnership Common Units into which such Class M Partnership Preferred Unit is then convertible, and (ii) from and after January 13, 2003, the greater of $0.578125 or the aggregate distribution then payable on the number of Partnership Common Units into which such Class M Partnership Preferred Unit is then convertible.

(11) Each Class N Partnership Preferred Unit is convertible into approximately
     0.4762 Partnership Common Units.

(12) Subject to adjustment on a change of control.

(13) Each Class O Partnership Preferred Unit is convertible into approximately one Partnership Common Unit.

(14) Subject to adjustment on a change of control.

(15) Each Class P Partnership Preferred Unit is convertible into 0.4464 Partnership Common Units.

(16) Each Class P Partnership Preferred Unit entitles the holder to receive preferred quarterly cash distributions equal to the greater of $0.5625 or the aggregate distribution then payable on the number of Partnership Common Units into which the Class P Partnership Preferred Unit is then convertible.

(17) The amount shown is estimated. The actual liquidation preference is based on a formula that takes into account the dividend yield of AIMCO's Class D Cumulative Preferred Stock and three other preferred stocks issued by other companies.

(18) Subject to adjustment on or after March 1, 2005.

(19) Subject to adjustment on and after December 24, 2004.

(20) Each Class Four Partnership Unit is convertible into approximately 0.5556 Partnership Common Units.

(21) Each Class Five Partnership Preferred Unit receives the same distribution as one Partnership Common Unit.

(22) Each Class Six Partnership Unit is convertible into 0.5 Partnership Common Units.

(23) Subject to adjustment on or after November 9, 2005.

(24) Each Class Eight Partnership Preferred Unit receives the same distributions as one Partnership Common Unit.

(25) Each unit entitles the holder to receive the same distribution as one Partnership Common Unit.

(26) The units do not have a preference in liquidation.

(27) Each unit receives 1/100 of the distribution paid to one Partnership Common Unit, subject to adjustment on January 1, 2003 (for Class III), 2004 (for Class IV) and 2005 (for Class V).

DISTRIBUTIONS

     Subject to the rights of holders of any outstanding Preferred OP Units, the partnership agreement requires AIMCO-GP to cause the AIMCO Operating Partnership to distribute quarterly all, or such portion as AIMCO-GP may in its sole and absolute discretion determine, of Available Cash (as defined in the partnership agreement) generated by the AIMCO Operating Partnership during such quarter to AIMCO-GP, AIMCO-LP and the other holders of OP Units on the record date established by AIMCO-GP with respect to such quarter, in accordance with their respective interests in the AIMCO Operating Partnership on such record date. Holders of any other Preferred OP Units issued in the future may have priority over AIMCO-GP, AIMCO-LP and holders of OP Units with respect to distributions of Available Cash, distributions upon liquidation or other distributions.

     Distributions payable with respect to any interest in the AIMCO Operating Partnership that was not outstanding during the entire quarterly period in respect of which any distribution is made will be prorated based on the portion of the period that such interest was outstanding. The General Partner in its sole and absolute discretion may distribute to the Limited Partners Available Cash on a more frequent basis and provide for an appropriate record date. The partnership agreement requires AIMCO-GP to take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the requirements for qualification as a REIT, to cause the AIMCO Operating Partnership to distribute sufficient amounts to enable AIMCO-GP to transfer funds to AIMCO and enable AIMCO to pay stockholder dividends that will (i) satisfy the requirements (the "REIT Requirements") for qualifying as a REIT under the Internal Revenue Code and the applicable Treasury Regulations and (ii) avoid any United States Federal income or excise tax liability of AIMCO.

     While some of the debt instruments to which the AIMCO Operating Partnership is a party, including its credit facilities, contain restrictions on the payment of distributions to OP Unitholders, the debt instruments allow the AIMCO Operating Partnership to distribute sufficient amounts to enable AIMCO-GP and Special Limited Partner to transfer funds to AIMCO which are then used to pay stockholder dividends thereby allowing AIMCO to meet the requirements for qualifications as a REIT under the Internal Revenue Code.

     Distributions in Kind. No OP Unitholder has any right to demand or receive property other than cash as provided in the partnership agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of partnership assets to the OP Unitholders, and such assets will be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the partnership agreement.

     Distributions Upon Liquidation. Subject to the rights of holders of any outstanding Preferred OP Units, net proceeds from the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the AIMCO Operating Partnership (a "Terminating Capital Transaction"), and any other cash received or reductions in reserves made after commencement of the liquidation of the AIMCO Operating Partnership, will be distributed to the OP Unitholders in accordance with the partnership agreement.

     Restricted Distributions. The partnership agreement prohibits the AIMCO Operating Partnership and AIMCO-GP, on behalf of the AIMCO Operating Partnership, from making a distribution to any OP Unitholder on account of its interest in OP Units if such distribution would violate Section 17-607 of the Delaware Act or other applicable law.

ALLOCATIONS OF NET INCOME AND NET LOSS

     Partnership Common Units. Net Income (as defined in the partnership agreement) and Net Loss (as defined in the partnership agreement) of the AIMCO Operating Partnership will be determined and allocated with respect to each fiscal year of the AIMCO Operating Partnership as of the end of each such year. Except as otherwise provided in the partnership agreement, an allocation to an OP Unitholder of a share of Net Income or Net Loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided in the partnership agreement and subject to the terms of any outstanding Preferred OP Units, Net Income and Net Loss will be allocated to the holders of OP Units in accordance with their respective OP Units at the end of each fiscal year. The partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the partnership agreement and subject to the terms of any outstanding Preferred OP Units, for United States Federal income tax purposes under the Internal Revenue Code and the Treasury Regulations, each partnership item of income, gain, loss and deduction will be allocated among the OP Unitholders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated under the partnership agreement.

     Preferred OP Units. Net income will be allocated to the holders of Preferred OP Units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holders of Preferred OP Units receive a distribution on any Preferred OP Units (other than an amount included in any redemption of Preferred OP Units). If any Preferred OP Units are redeemed, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as AIMCO-GP in its discretion will determine) will be allocated to the holders of Preferred OP Units to the extent that the redemption amounts paid or payable with respect to the Preferred OP Units so redeemed exceeds the aggregate capital contributions (net of liabilities assumed or taken subject to by the AIMCO Operating Partnership) per Preferred OP Unit allocable to the Preferred OP Units so redeemed and (ii) deductions and losses (in such relative proportions as AIMCO-GP in its discretion will determine) will be allocated to the holders of Preferred OP Units to the extent that the aggregate capital contributions (net of liabilities assumed or taken subject to by the AIMCO Operating Partnership) per Preferred OP Unit allocable to the Preferred OP Units so redeemed exceeds the redemption amount paid or payable with respect to the Preferred OP Units so redeemed.

WITHHOLDING

     The AIMCO Operating Partnership is authorized to withhold from or pay on behalf of or with respect to each Limited Partner any amount of Federal, state, local or foreign taxes that AIMCO-GP determines that the AIMCO Operating Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner under the partnership agreement.

RETURN OF CAPITAL

     No partner is entitled to interest on its capital contribution or on such partner's capital account. Except (i) under the rights of redemption set forth in the partnership agreement, (ii) as provided by law, or (iii) under the terms of any outstanding Preferred OP Units, no partner has any right to demand or receive the withdrawal or return of its capital contribution from the AIMCO Operating Partnership, except to the extent of distributions made under the partnership agreement or upon termination of the AIMCO Operating Partnership. Except to the extent otherwise expressly provided in the partnership agreement and subject to the terms of any outstanding Preferred OP Units, no Limited Partner or Assignee will have priority over any other Limited Partner or Assignee either as to the return of capital contributions or as to profits, losses or distributions.

REDEMPTION RIGHTS OF QUALIFYING PARTIES

     After the first anniversary of becoming a holder of OP Units, each OP Unitholder and some Assignees have the right, subject to the terms and conditions set forth in the partnership agreement, to require the AIMCO Operating Partnership to redeem all or a portion of the OP Units held by such party in exchange for shares of Class A Common Stock or a cash amount equal to the value of such shares, as the AIMCO Operating Partnership may determine (a "Redemption"). See Section 8.6 of the partnership agreement included herewith as Appendix A. On or before the close of business on the fifth business day after an OP Unitholder gives AIMCO-GP a Notice of Redemption, the AIMCO Operating Partnership may, in its sole and absolute discretion but subject to the restrictions on the ownership of AIMCO stock imposed under AIMCO's charter and the transfer restrictions and other limitations thereof, elect to cause AIMCO to acquire some or all of the tendered OP Units from the tendering party in exchange for Class A Common Stock, based on an exchange ratio of one share of Class A Common Stock for each

OP Unit, subject to adjustment as provided in the partnership agreement. The partnership agreement does not obligate AIMCO or AIMCO-GP to register, qualify or list any Class A Common Stock issued in exchange for OP Units with the SEC, with any state securities commissioner, department or agency, or with any stock exchange. Class A Common Stock issued in exchange for OP Units under the partnership agreement will contain legends regarding restrictions under the Securities Act of 1933 and applicable state securities laws as AIMCO in good faith determines to be necessary or advisable in order to ensure compliance with securities laws.

PARTNERSHIP RIGHT TO CALL LIMITED PARTNER INTERESTS

     Notwithstanding any other provision of the partnership agreement, on and after the date on which the aggregate percentage interests of the Limited Partners, other than AIMCO-LP, are less than one percent (1%), the AIMCO Operating Partnership will have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner interests (other than AIMCO-LP's interest) by treating any Limited Partner as if such Limited Partner had tendered for Redemption under the partnership agreement the amount of OP Units specified by AIMCO-GP, in its sole and absolute discretion, by notice to the Limited Partner.

TRANSFERS AND WITHDRAWALS

     Restrictions on Transfer. The partnership agreement restricts the transferability of OP Units. Any transfer or purported transfer of an OP Unit not made in accordance with the partnership agreement will be null and void ab initio. Until the expiration of one year from the date on which an OP Unitholder acquired OP Units, subject to some exceptions, such OP Unitholder may not transfer all or any portion of its OP Units to any transferee without the consent of AIMCO-GP, which consent may be withheld in its sole and absolute discretion. After the expiration of one year from the date on which an OP Unitholder acquired OP Units, such OP Unitholder has the right to transfer all or any portion of its OP Units to any person, subject to the satisfaction of specific conditions specified in the partnership agreement, including AIMCO-GP's right of first refusal.

     It is a condition to any transfer (whether or not such transfer is effected before or after the one year holding period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under the partnership agreement with respect to such OP Units, and no such transfer (other than under a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) will relieve the transferor Partner of its obligations under the partnership agreement without the approval of AIMCO-GP, in its sole and absolute discretion.

     In connection with any transfer of OP Units, AIMCO-GP will have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed transfer may be effected without registration under the Securities Act of 1993, and will not otherwise violate any federal or state securities laws or regulations applicable to the AIMCO Operating Partnership or the OP Units transferred.

     No transfer by a Limited Partner of its OP Units (including any Redemption or any acquisition of OP Units by AIMCO-GP or by the AIMCO Operating Partnership) may be made to any person if (i) in the opinion of legal counsel for the AIMCO Operating Partnership, it would result in the AIMCO Operating Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of the Internal Revenue Code Section 7704.

     Substituted Limited Partners. No Limited Partner will have the right to substitute a transferee as a Limited Partner in its place. A transferee of the interest of a Limited Partner may be admitted as a substituted Limited Partner only with the consent of AIMCO-GP, which consent may be given or withheld by AIMCO-GP in its sole and absolute discretion. If AIMCO-GP, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a substituted Limited Partner, such transferee will be considered an Assignee for purposes of the partnership agreement. An Assignee will be entitled to all the rights of an assignee of a limited partnership interest under the Delaware Act, including the right to receive distributions from the AIMCO Operating Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the AIMCO Operating Partnership attributable to the OP Units assigned to such transferee and the rights to transfer the OP Units provided in the partnership agreement, but will not be deemed to be a holder of OP Units for any other purpose under the partnership agreement, and will not be entitled to effect a consent or vote with respect to such OP Units on any matter presented to the Limited Partners for approval (such right to consent or vote, to the extent provided in this partnership agreement or under the Delaware Act, fully remaining with the transferor Limited Partner).

     Withdrawals. No Limited Partner may withdraw from the AIMCO Operating Partnership other than as a result of a permitted transfer of all of such Limited Partner's OP Units in accordance with the partnership agreement, with respect to which the transferee becomes a substituted Limited Partner, or under a Redemption (or acquisition by AIMCO) of all of such Limited Partner's Partnership Common Units.

     Restrictions on the General Partner. The General Partner may not transfer any of its general partner interest or withdraw from the AIMCO Operating Partnership unless (i) the limited partners consent or (ii) immediately after a merger of AIMCO-GP into another entity, substantially all of the assets of the surviving entity, other than the general partnership interest in the AIMCO Operating Partnership held by AIMCO-GP, are contributed to the AIMCO Operating Partnership as a capital contribution in exchange for OP Units.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     By the General Partner Without the Consent of the Limited Partners. The General Partner has the power, without the consent of the Limited Partners, to amend the partnership agreement as may be required to facilitate or implement any of the following purposes: (1) to add to the obligations of AIMCO-GP or surrender any right or power granted to AIMCO-GP or any affiliate of AIMCO-GP for the benefit of the Limited Partners; (2) to reflect the admission, substitution or withdrawal of partners or the termination of the AIMCO Operating Partnership in accordance with the partnership agreement; (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement; (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
(5) to reflect such changes as are reasonably necessary for AIMCO to maintain its status as a REIT; and (6) to modify the manner in which capital accounts are computed (but only to the extent set forth in the definition of "Capital Account" in the partnership agreement or contemplated by the Internal Revenue Code or the Treasury Regulations).

     With the Consent of the Limited Partners. Amendments to the partnership agreement may be proposed by AIMCO-GP or by holders of a majority of the outstanding OP Units and other classes of units which have the same voting rights as holders of OP Units, excluding AIMCO-LP (a "Majority in Interest"). Following such proposal, AIMCO-GP will submit any proposed amendment to the Limited Partners. The General Partner will seek the written consent of a Majority in Interest of the Limited Partners on the proposed amendment or will call a meeting to vote thereon and to transact any other business that AIMCO-GP may deem appropriate.

PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS

     Meetings of the partners may be called by AIMCO-GP and will be called upon the receipt by AIMCO-GP of a written request by a majority in interest of the Limited Partners. Notice of any such meeting will be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Each meeting of partners will be conducted by AIMCO-GP or such other person as AIMCO-GP may appoint under such rules for the conduct of the meeting as AIMCO-GP or such other person deems appropriate in its sole and absolute discretion. Whenever the vote or consent of partners is permitted or required under the partnership agreement, such vote or consent may be given at a meeting of partners or may be given by written consent. Any action required or permitted to be taken at a meeting of the partners may be taken without a meeting if a written consent setting forth the action so taken is signed by partners holding a majority of outstanding OP Units (or such other percentage as is expressly required by the partnership agreement for the action in question).

RECORDS AND ACCOUNTING; FISCAL YEAR

     The partnership agreement requires AIMCO-GP to keep or cause to be kept at the principal office of the AIMCO Operating Partnership those records and documents required to be maintained by the Delaware Act and other books and records deemed by AIMCO-GP to be appropriate with respect to the AIMCO Operating Partnership's business. The books of the AIMCO Operating Partnership will be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as AIMCO-GP determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the AIMCO Operating Partnership, AIMCO-GP and AIMCO may operate with integrated or consolidated accounting records, operations and principles. The fiscal year of the AIMCO Operating Partnership is the calendar year.

REPORTS

     As soon as practicable, but in no event later than one hundred and five
(105) days after the close of each calendar quarter and each fiscal year, AIMCO-GP will cause to be mailed to each Limited Partner, of record as of the last day of the calendar quarter or as of the close of the fiscal year, as the case may be, a report containing financial statements of the AIMCO Operating Partnership, or of AIMCO if such statements are prepared solely on a consolidated basis with AIMCO, for such calendar quarter or fiscal year, as the case may be, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation or as AIMCO-GP determines to be appropriate. Statements included in quarterly reports are not audited. Statements included in annual reports are audited by a nationally recognized firm of independent public accountants selected by AIMCO-GP.

TAX MATTERS PARTNER

     The General Partner is the "tax matters partner" of the AIMCO Operating Partnership for United States Federal income tax purposes. The tax matters partner is authorized, but not required, to take certain actions on behalf of the AIMCO Operating Partnership with respect to tax matters. In addition, AIMCO-GP will arrange for the preparation and timely filing of all returns with respect to partnership income, gains, deductions, losses and other items required of the AIMCO Operating Partnership for United States Federal and state income tax purposes and will use all reasonable effort to furnish, within ninety
(90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for United States Federal and state income tax reporting purposes. The Limited Partners will promptly provide AIMCO-GP with such information as may be reasonably requested by AIMCO-GP from time to time.

DISSOLUTION AND WINDING UP

     Dissolution. The AIMCO Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following (each a "Liquidating Event"): (i) December 31, 2093; (ii) an event of withdrawal, as defined in the Delaware Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a "majority in interest" (as such phrase is used in Section 17-801(3) of the Delaware Act) of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of the AIMCO Operating Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner; (iii) an election to dissolve the AIMCO Operating Partnership made by AIMCO-GP in its sole and absolute discretion, with or without the consent of the Limited Partners; (iv) entry of a decree of judicial dissolution of the AIMCO Operating Partnership under the provisions of the Delaware Act; (v) the occurrence of a Terminating Capital Transaction; or (vi) the Redemption (or acquisition by AIMCO, AIMCO-GP and/or AIMCO-LP) of all Partnership Common Units other than Partnership Common Units held by AIMCO-GP or AIMCO-LP.

     Winding Up. Upon the occurrence of a Liquidating Event, the AIMCO Operating Partnership will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and partners. The General Partner (or, in the event that there is no remaining General Partner or AIMCO-GP has dissolved, become bankrupt within the meaning of the Delaware Act or ceased to operate, any person elected by a majority in interest of the Limited Partners) will be responsible for overseeing the winding up and dissolution of the AIMCO Operating Partnership and will take full account of the AIMCO Operating Partnership's liabilities and property, and the AIMCO Operating Partnership property will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by AIMCO-GP, include AIMCO stock) will be applied and distributed in the following order: (i) first, to the satisfaction of all of the AIMCO Operating Partnership's debts and liabilities to creditors other than the partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof); (ii) second, to the satisfaction of all the AIMCO Operating Partnership's debts and liabilities to AIMCO-GP (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under the partnership agreement; (ii) third, to the satisfaction of all of the AIMCO Operating Partnership's debts and liabilities to the other partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); (iv) fourth, to the satisfaction of all liquidation preferences of outstanding Preferred OP Units, if any; and (v) the balance, if any, to AIMCO-GP, the Limited Partners and any Assignees in accordance with and in proportion to their positive capital account balances, after giving effect to all contributions, distributions and allocations for all periods.

                      DESCRIPTION OF CLASS A COMMON STOCK

GENERAL

     As of June 30, 2002, AIMCO's charter authorized the issuance of up to 454,962,738 shares of Class A Common Stock, of which 91,422,761 shares were issued and outstanding as of June 30, 2002. The Class A Common Stock is traded on the NYSE under the symbol "AIV." BankBoston, N.A. serves as transfer agent and registrar of the Class A Common Stock.

     In addition, shares of Class A Common Stock have been reserved for issuance under the Company's stock plans, as follows:

PLAN                                                                      NO. OF SHARES
----                                                                      -------------
1994 Stock Option Plan of Apartment Investment and
  Management Company and Affiliates.........................  Up to 150,000
Apartment Investment and Management Company 1996 Stock Award
  and Incentive Plan........................................  Up to 500,000
Apartment Investment and Management Company's Nonqualified
  Stock Option Plan.........................................  Up to 500,000
Apartment Investment and Management Company 1997 Stock Award
  and Incentive Plan........................................  Up to 20,000,000(1)
Insignia 1992 Stock Incentive Plan..........................  Up to 4,666,666
1994 Stock Incentive Plan for Officers, Directors and Key
  Employees of Ambassador Apartments, Inc., Ambassador
  Apartments, L.P. and Subsidiaries.........................  Up to 100,000
1996 Stock Incentive Plan for Officers, Directors and Key
  Employees of Ambassador Apartments, Inc., Ambassador
  Apartments, L.P. and Subsidiaries.........................  Up to 100,000
Apartment Investment and Management Company Share Repurchase
  Plan......................................................  Up to 8.7% of outstanding shares of
                                                              Class A Common Stock

---------------

(1) Under the plan, AIMCO may issue up to 10% of the shares of Class A Common Stock outstanding as of the first day of the fiscal year during which any award is made, but in no event more than 20,000,000 shares of Class A Common Stock in the aggregate.

     Holders of the Class A Common Stock are entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available therefor. The holders of shares of Class A Common Stock, upon any liquidation, dissolution or winding up of AIMCO, are entitled to receive ratably any assets remaining after payment in full of all liabilities of AIMCO and the liquidation preferences of preferred stock. The shares of Class A Common Stock possess ordinary voting rights for the election of Directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of Class A Common Stock do not have cumulative voting rights in the election of Directors, which means that holders of more than 50% of the shares of Class A Common Stock voting for the election of Directors can elect all of the Directors if they choose to do so and the holders of the remaining shares cannot elect any Directors. Holders of shares of Class A Common Stock do not have preemptive rights, which means they have no right to acquire any additional shares of Class A Common Stock that may be issued by AIMCO at a subsequent date.

OUTSTANDING CLASSES OF PREFERRED STOCK

     As of June 30, 2002, AIMCO's charter authorized 55,624,762 shares of preferred stock with a par value of $.01 per share. AIMCO is authorized to issue shares of preferred stock in one or more classes or subclasses, with such designations, preferences, conversion and other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as the AIMCO Board of Directors may determine by resolution. As of June 30, 2002, AIMCO had issued and outstanding the following classes of preferred stock:

                                                                                            LIQUIDATION
                                            SHARES       SHARES         QUARTERLY           PREFERENCE
CLASS                                     AUTHORIZED   OUTSTANDING      DIVIDEND            (PER SHARE)
-----                                     ----------   -----------   ---------------        -----------
Class B Convertible Cumulative Preferred
  Stock(1)..............................     750,000      419,471      $  1.78125(2)          $100.00
Class C Cumulative Preferred Stock......   2,400,000    2,400,000      $   0.5625             $ 25.00
Class D Cumulative Preferred Stock......   4,200,000    4,200,000      $ 0.546875             $ 25.00
Class G Cumulative Preferred Stock......   4,050,000    4,050,000      $0.5859375             $ 25.00
Class H Cumulative Preferred Stock......   2,000,000    2,000,000      $  0.59375             $ 25.00
Class I Cumulative Preferred Stock......  10,000,000            0      $     0.50(3)          $ 25.00
Class J Convertible Cumulative Preferred
  Stock(4)..............................   1,250,000            0      $    2.375             $100.00
Class K Convertible Cumulative Preferred
  Stock(5)..............................   5,000,000            0      $     0.50             $ 25.00
Class L Convertible Cumulative Preferred
  Stock(6)..............................   5,000,000    2,500,000      $  0.50625(7)          $ 25.00
Class M Convertible Cumulative Preferred
  Stock(8)..............................   1,600,000    1,200,000      $  0.53125(9)          $ 25.00
Class N Convertible Cumulative Preferred
  Stock(10).............................   4,000,000    4,000,000      $   0.5625(11)         $ 25.00
Class O Convertible Cumulative Preferred
  Stock(12).............................   1,904,762    1,904,762      $  1.18125(11)         $ 52.50
Class P Convertible Cumulative Preferred
  Stock(13).............................   4,000,000    4,000,000      $   0.5625(11)(14)     $ 25.00
Class Q Cumulative Preferred Stock......   2,530,000    2,530,000      $  0.63125             $ 25.00
Class R Cumulative Preferred Stock......   6,940,000    6,940,000      $    0.625             $ 25.00

---------------

 (1) Each share of Class B Convertible Cumulative Preferred Stock is convertible into approximately 3.28407 shares of Class A Common Stock.

 (2) Each share of Class B Convertible Cumulative Preferred Stock entitles the holder to receive preferred quarterly cash distributions equal too the greater of $1.78125 or the aggregate dividend then payable on the number of shares of Class A Common Stock into which such share of Class B Cumulative Preferred Stock is then convertible. If the IRS were to make a final determination that AIMCO does not qualify as a REIT under the Code, the quarterly cash distributions on the Class B Convertible Cumulative Preferred Stock would increase to $3.03125 per share.

 (3) Subject to adjustment on or after March 1, 2005.

 (4) Each share of Class J Convertible Cumulative Preferred Stock was converted into two shares of Class A Common Stock in 1999.

 (5) All of the outstanding shares of Class K Convertible Cumulative Preferred Stock were converted into or redeemed for shares of Class A Common Stock.

 (6) Each share of Class L Convertible Cumulative Preferred Stock is convertible into approximately 0.5379 shares of Class A Common Stock.

 (7) Each share of Class L Convertible Cumulative Preferred Stock entitles the holder to receive preferred quarterly cash dividends equal to (i) from May 27, 1999 through May 27, 2002, the greater of $0.50625 or the aggregate dividend then payable on the number of shares of Class A Common Stock into which such share of Class L Cumulative Convertible Preferred Stock is then convertible, and (ii) from and after May 28, 2002, the greater of $0.625 or the aggregate dividend then payable on the number of shares of Class A Common Stock into which such share of Class L Convertible Cumulative Preferred Stock is then convertible.

 (8) Each share of Class M Convertible Cumulative Preferred Stock is convertible into approximately 0.5681818 shares of Class A Common Stock.

 (9) Each share of Class M Convertible Cumulative Preferred Stock entitles the holder to receive preferred quarterly cash dividends equal to (i) from January 13, 2000 through January 13, 2003, the greater of $0.53125 or the aggregate dividend then payable on the number of shares of Class A Common Stock into which such share of Class M Convertible Cumulative Preferred Stock is then convertible, and (ii) from and after January 13, 2003, the greater of $0.578125 or the aggregate dividend then payable on the number of shares of Class A Common Stock into which such share of Class M Convertible Cumulative Preferred Stock is then convertible.

(10) Each share of Class N Convertible Cumulative Preferred Stock is convertible into approximately 0.4762 shares of Class A Common Stock.

(11) Subject to adjustment on a change of control.

(12) Each share of Class O Convertible Cumulative Preferred Stock is convertible into approximately one share of Class A Common Stock.

(13) Each share of Class P Convertible Cumulative Preferred Stock is convertible into approximately 0.4464 shares of Class A Common Stock.

(14) Each share of Class P Convertible Cumulative Preferred Stock entitles the holder to receive preferred quarterly cash dividends equal to the greater of $0.5625 or the aggregate dividend then payable on the number of shares of Class A Common Stock into which such share of Class P Convertible Cumulative Stock is then convertible.

RESTRICTIONS ON TRANSFER

     For AIMCO to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year and the shares of common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the Board of Directors believes that it is essential for AIMCO to meet the REIT requirements, the Board of Directors has adopted, and the stockholders have approved, provisions of AIMCO's charter restricting the acquisition of shares of common stock.

     Subject to specific exceptions specified in AIMCO's charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of specific pension trusts described in the Internal Revenue Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the outstanding shares of common stock (the "Ownership Limit"). The Board of Directors may waive the Ownership Limit if evidence satisfactory to the Board of Directors and AIMCO's tax counsel is presented that such ownership will not then or in the future jeopardize AIMCO's status as a REIT. However, in no event may such holder's direct or indirect ownership of common stock exceed 9.8% of the total outstanding shares of common stock. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of AIMCO to attempt to qualify, or to continue to quality as a REIT and a resolution terminating AIMCO's status as a REIT and amending AIMCO's charter to remove the foregoing restrictions is duly adopted by the Board of Directors and a majority of AIMCO's stockholders. If shares of common stock in excess of the Ownership Limit, or shares of common stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in AIMCO being "closely held," within the meaning of Section 856(h) of the Internal Revenue Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of common stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of
(a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIMCO determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that the Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of common stock bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of common stock must file an affidavit with AIMCO containing the information specified in AIMCO's charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to AIMCO in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     The ownership limitations may have the effect of precluding acquisition of control of AIMCO by specific third parties unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of AIMCO.

                COMPARISON OF OP UNITS AND CLASS A COMMON STOCK


OP UNITS                                                 CLASS A COMMON STOCK

Nature of Investment

The OP Units constitute equity interests in the AIMCO    The Class A Common Stock constitutes equity interests
Operating Partnership, a Delaware limited                in AIMCO, a Maryland corporation.
partnership.

Voting Rights

Under the partnership agreement, limited partners        Each outstanding share of Class A Common Stock
have voting rights only with respect to certain          entitles the holder thereof to one vote on all
limited matters such as certain amendments of the        matters submitted to stockholders for vote, including
partnership agreement and certain transactions such      the election of directors. Holders of Class A Common
as the institution of bankruptcy proceedings, an         Stock have the right to vote on, among other things,
assignment for the benefit of creditors and certain      a merger of AIMCO, amendments to the AIMCO charter
transfers by AIMCO-GP of its interest in the AIMCO       and the dissolution of AIMCO. Certain amendments to
Operating Partnership or the admission of a successor    the AIMCO charter require the affirmative vote of not
general partner.                                         less than two-thirds of votes entitled to be cast on
                                                         the matter. The AIMCO charter permits the AIMCO Board
                                                         of Directors to classify and issue capital stock in
                                                         one or more series having voting power which may
                                                         differ from that of the Class A Common Stock.
                                                         Under Maryland law, a consolidation, merger, share
                                                         exchange or transfer of all or substantially all of
                                                         the assets of AIMCO requires the affirmative vote of
                                                         not less than two-thirds of all of the votes entitled
                                                         to be cast on the matter. With respect to each of
                                                         these transactions, only the holders of Class A
                                                         Common Stock are entitled to vote on the matters. No
                                                         approval of the stockholders is required for the sale
                                                         of less than all or substantially all of AIMCO's
                                                         assets.
                                                         Maryland law provides that the AIMCO Board of
                                                         Directors must obtain the affirmative vote of at
                                                         least two-thirds of the votes entitled to be cast on
                                                         the matter in order to dissolve AIMCO. Only the
                                                         holders of Class A Common Stock are entitled to vote
                                                         on AIMCO's dissolution.

Distributions/Dividends

Subject to the rights of holders of any outstanding      Holders of the Class A Common Stock are entitled to
Preferred OP Units, the partnership agreement            receive dividends when and as declared by the AIMCO
requires AIMCO-GP to cause the AIMCO Operating           Board of Directors, out of funds legally available
Partnership to distribute quarterly all, or such         therefor.
portion as AIMCO-GP may in its sole and absolute         Under the REIT rules, AIMCO is required to distribute
discretion determine, of Available Cash (as such term    dividends (other than capital gain dividends) to its
is defined in the partnership agreement) generated by    stockholders in an amount at least equal to (A) the
the AIMCO Operating Partnership during such quarter      sum of (i) 90% of AIMCO's "REIT taxable income"
to AIMCO-GP, AIMCO-LP and the holders of OP Units on     (computed without regard to the dividends paid
the record date established by AIMCO-GP with respect     deduction and AIMCO's net capital gain) and (ii) 90%
to such quarter, in accordance with their respective     of the net income (after tax), if any, from
interests in the AIMCO Operating Partnership on such     foreclosure property, minus (B) the sum of certain
record date. Holders of any Preferred OP Units           items of noncash income. See "United States Federal
currently issued and which may be issued in the          Income Tax Consequences -- Taxation of AIMCO and
future do have and may have priority over AIMCO-GP,      AIMCO Stockholders" and "-- Taxation of the AIMCO
AIMCO-LP and holders of OP Units with respect to         Operating Partnership and OP Unitholders."
distributions of Available Cash, distributions upon
liquidation or other distributions. See "Description
of OP Units -- Distributions." The General Partner in
its sole and absolute discretion may distribute to
the OP Unitholders Available Cash on a more frequent
basis and provide for an appropriate record date. The
partnership agreement requires AIMCO-GP to take such
reasonable efforts, as determined by it in its sole
and absolute discretion and consistent with the REIT
requirements, to cause the AIMCO Operating
Partnership to distribute sufficient amounts to
enable AIMCO-GP to transfer funds to AIMCO and enable
AIMCO to pay stockholder dividends that will (i)
satisfy the requirements for qualifying as a REIT
under the Internal Revenue Code, and the Treasury
Regulations and (ii) avoid any United States Federal
income or excise tax liability of AIMCO. See
"Description of OP Units -- Distributions."

Liquidity and Transferability/Redemption

There is no public market for the OP Units and the OP    The Class A Common Stock is transferable subject to
Units are not listed on any securities exchange.         the Ownership Limit set forth in the AIMCO charter.
Under the partnership agreement, until the expiration    The Class A Common Stock is listed on the New York
of one year from the date on which a holder acquired     Stock Exchange.
OP Units, subject to certain exceptions, such OP
Unitholder may not transfer all or any portion of its
OP Units to any transferee without the consent of
AIMCO-GP, which consent may be withheld in its sole
and absolute discretion.
After the expiration of one year, such OP Unitholder
has the right to transfer all or any portion of its
OP Units to any person, subject to the satisfaction
of those conditions specified in the partnership
agreement, including AIMCO-GP's right of first
refusal. See "Description of OP Units -- Transfers
and Withdrawals."
After the first anniversary of becoming a holder of
OP Units, an OP Unitholder has the right, subject to
the terms and conditions of the partnership
agreement, to require the AIMCO Operating Partnership
to redeem all or a portion of the OP Units held by
such party in exchange for shares of Class A Common
Stock or a cash amount equal to the value of such
shares, as the AIMCO Operating Partnership may elect.
See "Description of OP Units -- Redemption Rights of
Qualifying Parties." Upon receipt of a notice of
redemption, the AIMCO Operating Partnership may, in
its sole and absolute discretion but subject to the
restrictions on the ownership of Class A Common Stock
imposed under the AIMCO charter and the transfer
restrictions and other limitations thereof, elect to
cause AIMCO to acquire some or all of the tendered OP
Units in exchange for Class A Common Stock, based on
an exchange ratio of one share of Class A Common
Stock for each OP Unit, subject to adjustment as
provided in the partnership agreement.

       COMPARISON OF YOUR PARTNERSHIP AND THE AIMCO OPERATING PARTNERSHIP

     The information below highlights a number of the significant differences between your partnership and the AIMCO Operating Partnership relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, and investor rights. The section immediately following this section compares certain of the respective legal rights associated with the ownership of units with OP Units. These comparisons are intended to assist you in understanding how your investment will be changed if, as a result of the offer, your units are exchanged for OP Units. FOR A DISCUSSION OF CERTAIN OF THE SIGNIFICANT DIFFERENCES BETWEEN THE AIMCO OPERATING PARTNERSHIP AND AIMCO, SEE "COMPARISON OF THE AIMCO OPERATING PARTNERSHIP AND AIMCO." For a comparison of certain legal rights associated with an investment in the OP Units and the Class A Common Stock, see "Comparison of OP Units and Class A Common Stock."

                                YOUR PARTNERSHIP
AIMCO OPERATING PARTNERSHIP

                        Form of Organization and Assets Owned


Your partnership is a limited partnership organized      The AIMCO Operating Partnership is organized as a
under Illinois law. VMS is a general partnership         Delaware limited partnership. The AIMCO Operating
organized under Illinois law.                            Partnership owns interests (either as a Delaware
                                                         limited partnership directly or through subsidiaries)
                                                         in numerous multifamily apartment properties. The
                                                         AIMCO Operating Partnership conducts substantially
                                                         all of the operations of AIMCO, a corporation
                                                         organized under Maryland and as a REIT.

                                Duration of Existence


Your partnership was presented to limited partners as    The term of the AIMCO Operating Partnership continues
a finite life investment, with limited partners to       until December 31, 2093, unless the AIMCO Operating
receive regular cash distributions out of your           Partnership is dissolved sooner pursuant to the terms
partnership's profits and losses. The termination        of the AIMCO Operating Partnership's agreement of
date of your partnership is December 31, 2030. The       limited partnership (the "AIMCO Operating Partnership
termination date of VMS is September 26, 2044. If VMS    Agreement") or as provided by law. See "Description
cannot refinance or repay its indebtedness at            of OP Units -- General" and "Description of OP
maturity in 2008, your partnership and VMS will be       Units -- Dissolution and Winding Up."
required to sell the VMS properties and liquidate
under the VMS plan of reorganization.

                          Purpose and Permitted Activities


Your partnership was formed for the purpose of           The purpose of the AIMCO Operating Partnership is to
serving as general partner of VMS. VMS was formed for    conduct any business that may be lawfully conducted
the purpose of making investments in various types of    by a limited partnership organized pursuant to the
real properties which offer potential capital            Delaware Revised Uniform Limited Partnership Act (as
appreciation and cash distributions to its limited       amended from time to time, or any successor to such
partners.                                                statute) (the "Delaware Limited Partnership Act"),
                                                         provided that such business is to be conducted in a
                                                         manner that permits AIMCO to be qualified as a REIT,
                                                         unless AIMCO ceases to qualify as a REIT. The AIMCO
                                                         Operating Partnership is authorized to perform any
                                                         and all acts for the furtherance of the purposes and
                                                         business of the AIMCO Operating Partnership, provided
                                                         that the AIMCO Operating Partnership

                                                         may not take, or refrain from taking, any action
                                                         which, in the judgment of its general partner could
                                                         (i) adversely affect the ability of AIMCO to continue
                                                         to qualify as a REIT, (ii) subject AIMCO to certain
                                                         income and excise taxes, or (iii) violate any law or
                                                         regulation of any governmental body or agency (unless
                                                         such action, or inaction, is specifically consented
                                                         to by AIMCO). Subject to the foregoing, the AIMCO
                                                         Operating Partnership may invest in or enter into
                                                         partnerships, joint ventures, or similar
                                                         arrangements. The AIMCO Operating partnership
                                                         currently invests, and intends to continue to invest,
                                                         in a real estate portfolio primarily consisting of
                                                         multifamily rental apartment properties.

                                  Additional Equity


The general partner of your partnership is authorized    The general partner is authorized to issue additional
to issue additional limited partnership interests in     partnership interests in the AIMCO Operating
your partnership and may admit additional limited        Partnership for any partnership purpose from time to
partners up to an aggregate capital contribution of      time to the limited partners and to other persons,
$136,800,000 by all limited partners of your             and To admit such other persons as additional limited
partnership and VMS National Residential Portfolio       partners, on terms and conditions and for such
II. The capital contribution need not be equal for       capital contributions as may be established by the
all limited partners.                                    general partner in its sole discretion. The net
                                                         capital contribution need not be equal for all OP
                                                         Unitholders. No action or consent by the OP
                                                         Unitholders is required in connection with the
                                                         admission of any additional OP Unitholder. See
                                                         "Description of OP Units -- Management by the
                                                         AIMCO-GP." Subject to Delaware law, any additional
                                                         partnership interests may be issued in one or more
                                                         classes, or one or more series of any of such
                                                         classes, with such designations, preferences and
                                                         relative, participating, optional or other special
                                                         rights, powers and duties as shall be determined by
                                                         the general partner, in its sole and absolute
                                                         discretion without the approval of any OP Unitholder,
                                                         and set forth in a written document thereafter
                                                         attached to and made an exhibit to the AIMCO
                                                         Operating Partnership Agreement.

                  Restrictions Upon Related Party Transactions


Except for loans made by your general partner or its     The AIMCO Operating Partnership may lend or
affiliates to your partnership, your agreement of        contribute funds or other assets to its subsidiaries
limited partnership does not restrict related party      or other persons in which it has an equity
transactions.                                            investment, and such persons may borrow funds from
                                                         the AIMCO Operating Partnership, on terms and
                                                         conditions established in the sole and absolute
                                                         discretion of the general partner. To the extent
                                                         consistent with the business purpose of the AIMCO
                                                         Operating Partnership and the permitted activities

                                                         of the general partner, the AIMCO Operating
                                                         Partnership may transfer assets to joint ventures,
                                                         limited liability companies, partnerships,
                                                         corporations, business trusts or other business
                                                         entities in which it is or thereby becomes a
                                                         participant upon such terms and subject to such
                                                         conditions consistent with the AIMCO Operating
                                                         Partnership Agreement and applicable law as the
                                                         general partner, in its sole and absolute discretion,
                                                         believes to be advisable. Except as expressly
                                                         permitted by the AIMCO Operating Partnership
                                                         Agreement, neither the general partner nor any of its
                                                         affiliates may sell, transfer or convey any property
                                                         to the AIMCO Operating Partnership, directly or
                                                         indirectly, except pursuant to transactions that are
                                                         determined by the general partner in good faith to be
                                                         fair and reasonable.

                                 Borrowing Policies


The general partner of your partnership is authorized    The AIMCO Operating Partnership Agreement contains no
to borrow money in the ordinary course of business       restrictions on borrowings, and the general partner
and as security therefor to mortgage all or any part     has full power and authority to borrow money on
of the VMS properties in addition to obtaining loans     behalf of the AIMCO Operating Partnership. The AIMCO
specifically provided for in your partnership's          Operating Partnership has credit agreements that
agreement of limited partnership.                        restrict, among other things, its ability to incur
                                                         indebtedness.

                              Review of Investor Lists


Your partnership's agreement of limited partnership      Each OP Unitholder has the right, upon written demand
entitles the limited partners to have access to the      with a statement of the purpose of such demand and at
current list of the names and addresses of all           such OP Unitholder's own expense, to obtain a current
limited partners at all reasonable times at the          list of the name and last known business, residence
principal office of your partnership.                    or mailing address of the general partner and each
                                                         other OP Unitholder.

                                 Management Control


Subject to the limitations set forth under applicable    All management powers over the business and affairs
law and the terms of your partnership's agreement of     of the AIMCO Operating Partnership are vested in
limited partnership, the general partner of your         AIMCO-GP, Inc., which is the general partner. No OP
partnership has the power to do all things set forth     Unitholder has any right to participate in or
in your partnership's agreement of limited               exercise control or management power over the
partnership. The general partner represents your         business and affairs of the AIMCO Operating
partnership in all transactions with third parties.      Partnership. The OP Unitholders have the right to
No limited partner has any right or power to take        vote on certain matters described under "Comparison
part in any way in the management of your partnership    of Your Units and AIMCO OP Units -- Voting Rights"
business except as may be expressly provided in your     below. The general partner may not be removed by the
partnership's agreement of limited partnership or by     OP Unitholders with or without cause. In addition to
applicable statutes.                                     the powers granted a general partner of a limited
                                                         partnership under applicable law or that are granted
                                                         to the general partner under any other provision of
                                                         the AIMCO Operating Partnership Agreement, the
                                                         general

                                                         partner, subject to the other provisions of the AIMCO
                                                         Operating Partnership Agreement, has full power and
                                                         authority to do all things deemed necessary or
                                                         desirable by it to conduct the business of the AIMCO
                                                         Operating Partnership, to exercise all powers of the
                                                         AIMCO Operating Partnership and to effectuate the
                                                         purposes of the AIMCO Operating Partnership. The
                                                         AIMCO Operating Partnership may incur debt or enter
                                                         into other similar credit, guarantee, financing or
                                                         refinancing arrangements for any purpose upon such
                                                         terms as the general partner determines to be
                                                         appropriate, and may perform such other acts and
                                                         duties for and on behalf of the AIMCO Operating
                                                         Partnership as are provided in the AIMCO Operating
                                                         Partnership Agreement. The general partner is
                                                         authorized to execute, deliver and perform certain
                                                         agreements and transactions on behalf of the AIMCO
                                                         Operating Partnership without any further act,
                                                         approval or vote of the OP Unitholders.

                      Management Liability and Indemnification


Under your partnership's agreement of limited            Notwithstanding anything to the contrary set forth in
partnership, the general partner will not incur any      the AIMCO Operating Partnership Agreement, the
liability to your partnership or any other partner       general partner is not liable to the AIMCO Operating
for any mistakes or errors in judgment or for any act    Partnership for losses sustained, liabilities
or omission believed by it in good faith to be within    incurred or benefits not derived as a result of
the scope of authority conferred upon it by your         errors in judgment or mistakes of fact or law of any
partnership's agreement of limited partnership. In       act or omission if the general partner acted in good
indemnify the general partner against and from any       faith. The AIMCO Operating Partnership Agreement
personal loss, liability (including attorneys' fees)     provides for indemnification of AIMCO, or any
or damage incurred by it as the result of any act or     director or officer of AIMCO (in its capacity as the
omission in its capacity as general partner unless       previous general partner of the AIMCO Operating
such loss, liability or damage results from gross        Partnership), the general partner, any officer or
negligence or intentional misconduct of the general      director of general partner or the AIMCO Operating
partner.                                                 Partnership and such other persons as the general
                                                         partner may designate from and against all losses,
                                                         claims, damages, liabilities, joint or several,
                                                         expenses (including legal fees), fines, settlements
                                                         and other amounts incurred in connection with any
                                                         actions relating to the operations of the AIMCO
                                                         Operating Partnership, as set forth in the AIMCO
                                                         Operating Partnership Agreement. The Delaware Limited
                                                         Partnership Act provides that subject to the
                                                         standards and restrictions, if any, set forth in its
                                                         partnership agreement, a limited partnership may, and
                                                         shall have the addition, your partnership will, power
                                                         to, indemnify and hold harmless to the extent
                                                         permitted by law, any partner or other person from
                                                         and against any and all claims and demands
                                                         whatsoever. It is the position of the Securities and

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
                                                         Exchange Commission and certain state securities
                                                         administrations that indemnification of directors and
                                                         officers for liabilities arising under the Securities
                                                         Act is against public policy and is unenforceable
                                                         pursuant to Section 14 of the Securities Act of 1933
                                                         and their respective state securities laws.

                              Anti-Takeover Provisions


Under your partnership's agreement of limited            Except in limited circumstances, the general partner
partnership, the limited partners may remove a           has exclusive management power over the business and
general partner for cause following written notice to    affairs of the AIMCO Operating Partnership. The
the general partner and upon a vote of the limited       general partner may not be removed as general partner
partners owning 50% or more of the outstanding units.    of the AIMCO Operating Partnership by the OP
A limited partner may not transfer his interests         Unitholders with or without cause. Under the AIMCO
without the written consent of the general partner       Operating Partnership Agreement, the general partner
which may be withheld at the sole discretion of the      may, in its sole discretion, prevent a transferee of
general partner.                                         an OP Unit from becoming a substituted limited
                                                         partner pursuant to the AIMCO Operating Partnership
                                                         Agreement. The general partner may exercise this
                                                         right of approval to deter, delay or hamper attempts
                                                         by persons to acquire a controlling interest in the
                                                         AIMCO Operating Partnership. Additionally, the AIMCO
                                                         Operating Partnership Agreement contains restrictions
                                                         on the ability of OP Unitholders to transfer their OP
                                                         Units. See "Description of OP Units -- Transfers and
                                                         Withdrawals."

                       Amendment of Your Partnership Agreement


The general partner may, and, at the request of a        With the exception of certain circumstances set forth
limited partner owning at least 10% of the units,        in the AIMCO Operating Partnership Agreement, whereby
shall, submit any proposed amendment to your             the general partner may, without the consent of the
partnership agreement. The general partner may           OP Unitholders, amend the AIMCO Operating Partnership
include its recommendation as to such proposal.          Agreement, amendments to the AIMCO Operating
Limited partners owning 51% or more of the units must    Partnership Agreement require the consent of the
approve any proposed amendment, except that any          holders of a majority of the outstanding OP Units,
amendment that causes a reduction in the limited         excluding AIMCO and certain other limited exclusions
partners' rights and interests requires the consent      (a "Majority in Interest"). Amendments to the AIMCO
of limited partners owning 100% of the units.            Operating Partnership Agreement may be proposed by
                                                         the general partner or by holders of a Majority in
                                                         Interest. Following such proposal, the general
                                                         partner will submit any proposed amendment to the OP
                                                         Unitholders. The general partner will seek the
                                                         written consent of the OP Unitholders on the proposed
                                                         amendment or will call a meeting to vote thereon. See
                                                         "Description of OP Units -- Amendment of the AIMCO
                                                         Operating Partnership Agreement."

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

                                Compensation and Fees


In addition to the right to distributions in respect     The general partner does not receive compensation for
of its partnership interest and reimbursement for        its services as general partner of the AIMCO
out-of-pocket expenses as set forth in your              Operating Partnership. However, the general partner
partnership's agreement of limited partnership, the      is entitled to payments, allocations and
general partner and its affiliates may receive fees      distributions in its capacity as general partner of
for services rendered to your partnership or VMS.        the AIMCO Operating Partnership. In addition, the
                                                         AIMCO Operating Partnership is responsible for all
                                                         expenses incurred relating to the AIMCO Operating
                                                         Partnership's ownership of its assets and the
                                                         operation of the AIMCO Operating Partnership and
                                                         reimburses the general partner for such expenses paid
                                                         by the general partner. The employees of the AIMCO
                                                         Operating Partnership receive compensation for their
                                                         services.

                               Liability of Investors


Under your partnership's agreement of limited            Except for fraud, willful misconduct or gross
partnership, the liability of each of the limited        negligence, no OP Unitholder has personal liability
partners for its share of the losses or debts of your    for the AIMCO Operating Partnership's debts and
partnership is limited to the total capital              obligations, and liability of the OP Unitholders for
contribution of such limited partner.                    the AIMCO Operating Partnership's debts and
                                                         obligations is generally limited to the amount of
                                                         their investment in the AIMCO Operating Partnership.
                                                         However, the limitations on the liability of limited
                                                         partners for the obligations of a limited partnership
                                                         have not been clearly established in some states. If
                                                         it were determined that the AIMCO Operating
                                                         Partnership had been conducting business in any state
                                                         without compliance with the applicable limited
                                                         partnership statute, or that the right or the
                                                         exercise of the right by the holders of OP Units as a
                                                         group to make certain amendments to the AIMCO
                                                         Operating Partnership Agreement or to take other
                                                         action pursuant to the AIMCO Operating Partnership
                                                         Agreement constituted participation in the "control"
                                                         of the AIMCO Operating Partnership's business, then a
                                                         holder of OP Units could be held liable under certain
                                                         circumstances for the AIMCO Operating Partnership's
                                                         obligations to the same extent as the general
                                                         partner.

                                  Fiduciary Duties


Under your partnership's agreement of limited            Unless otherwise provided for in the relevant
partnership, the general partner must act as a           partnership agreement, Delaware law generally
fiduciary with respect of the assets and business of     requires a general partner of a Delaware limited
our partnership. The general partner must use its        partnership to adhere to fiduciary duty standards
best efforts to do all things and perform such duties    under which it owes its limited partners the highest
as may be reasonably necessary to the successful         duties of good faith, fairness and loyalty and which
operation of your partnership. The general partner       generally prohibit such general partner from taking
must devote such of its time to your partnership         any action or engaging in any transaction as to

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

business as may be reasonably necessary to carry on      which it has a conflict of interest. The AIMCO
and conduct your partnership's business. However,        Operating Partnership Agreement expressly authorizes
except as specifically provided in your partnership,     the general partner to enter into, on behalf of the
the partners may engage in whatever activities they      AIMCO Operating Partnership, a right of first
choose, whether the same be competitive with your        opportunity arrangement and other conflict avoidance
partnership or otherwise, including without              agreements with various affiliates of the AIMCO
limitation, the acquisition, ownership, financing,       Operating Partnership and the general partner, on
syndication, development, improvement, leasing,          such terms as the general partner, in its sole and
operation, management and brokerage of real property.    absolute discretion, believes are advisable. The
In general, your partnership's agreement of limited      AIMCO Operating Partnership Agreement expressly
partnership and the AIMCO Operating Partnership          limits the liability of the general partner by
Agreement have limitations on general partner but        providing that the general partner, and its officers
such limitations differ and provide more protection      and directors will not be liable or accountable in
for the general partner of the AIMCO Operating           damages to the AIMCO Operating Partnership, the
Partnership.                                             limited partners or assignees for errors in judgment
                                                         or mistakes of fact or law or of any act or omission
                                                         if the general partner or such director or officer
                                                         acted in good faith. See "Description of OP
                                                         Units -- Fiduciary Responsibilities."

                               Federal Income Taxation


In general, there are no material differences between    The AIMCO Operating Partnership is not subject to
the taxation of your partnership and the AIMCO           Federal income taxes. Instead, each holder of OP
Operating Partnership.                                   Units includes in income Its allocable share of the
                                                         AIMCO Operating Partnership's taxable income or loss
                                                         when it determines its individual Federal income tax
                                                         liability. Income and loss from the AIMCO Operating
                                                         Partnership may be subject to the passive activity
                                                         limitations. If an investment in an OP Unit is
                                                         treated as a passive activity, income and loss from
                                                         the AIMCO Operating Partnership generally can be
                                                         offset against income and loss from other investments
                                                         that constitute "passive activities" (unless the
                                                         AIMCO Operating Partnership is considered a
                                                         "publicity traded partnership", in which case income
                                                         and loss from the AIMCO Operating Partnership can
                                                         only be offset against other income and loss from the
                                                         AIMCO Operating Partnership). Income of the AIMCO
                                                         Operating Partnership, however, attributable to
                                                         dividends from the Management Subsidiaries (as
                                                         defined below) or interest paid by the Management
                                                         Subsidiaries does not qualify as passive activity
                                                         income and cannot be offset against losses from
                                                         "passive activities." Cash distributions by the AIMCO
                                                         Operating Partnership are not taxable to a holder of
                                                         OP Units except to the extent they exceed such
                                                         Partner's basis in its interest in the AIMCO
                                                         Operating Partnership (which will include such OP
                                                         Unitholder's allocable share of the AIMCO Operating
                                                         Partnership's

                                                         nonrecourse debt). Each year, OP Unitholders receive
                                                         a Schedule K-1 tax form containing tax information
                                                         for inclusion in preparing their Federal income tax
                                                         returns. OP Unitholders are required, in some cases,
                                                         to file state income tax returns and/or pay state
                                                         income taxes in the states in which the AIMCO
                                                         Operating Partnership owns property or transacts
                                                         business, even if they are not residents of those
                                                         states. The AIMCO Operating Partnership may be
                                                         required to pay state income taxes in certain states.

                  COMPARISON OF YOUR UNITS AND AIMCO OP UNITS

                     YOUR UNITS                                                OP UNITS

                                Nature of Investment


The partnership interests in your partnership            The OP Units constitute equity interests entitling
constitute equity interests entitling each partner to    each OP Unitholder to such partner's pro rata share
its pro rata share of distributions to be made to the    of cash distributions made from Available Cash (as
partners of your partnership.                            such term is defined in the AIMCO Operating
                                                         Partnership Agreement) to the partners of the AIMCO
                                                         Operating Partnership. To the extent the AIMCO
                                                         Operating Partnership sells or refinances its assets,
                                                         the net proceeds therefrom generally will be retained
                                                         by the AIMCO Operating Partnership for working
                                                         capital and new investments rather than being
                                                         distributed to the OP Unitholders (including AIMCO).

                                    Voting Rights


Under your partnership's agreement of limited            Under the AIMCO Operating Partnership Agreement, the
partnership, upon the vote of the limited partners       OP Unitholders have voting rights only with respect
owning more than 50% of the outstanding units, the       to certain limited matters such as certain amendments
limited partners may amend your partnership's            and termination of the AIMCO Operating Partnership
agreement of limited partnership. A general partner      Agreement and certain transactions such as the
may cause the dissolution of your partnership by         institution of bankruptcy proceedings, an assignment
retiring. In such event, the limited partners holding    for the benefit of creditors and certain transfers by
more than 50% of the outstanding units may, within       the general partner of its interest in the AIMCO
sixty days of such occurrence, vote to continue the      Operating Partnership or the admission of a successor
business of your partnership. If no general partner      general partner. Under the AIMCO Operating
remains in office, all of the limited partners may       Partnership Agreement, the general partner has the
elect to reform your partnership and elect a             power to effect the acquisition, sale, transfer,
successor general partner whereupon your partnership     exchange or other disposition of any assets of the
will be dissolved and all of the assets and              AIMCO Operating Partnership (including, but not
liabilities of your partnership will be contributed      limited to, the exercise or grant of any conversion,
to a new partnership and all parties to your             option, privilege or subscription right or any other
partnership's agreement of limited partnership will      right available in connection with any assets at any
become parties to such new partnership.                  time held by the AIMCO Operating Partnership) or the
                                                         merger, consolidation, reorganization or other
In general, you have greater voting rights in your       combination of the AIMCO Operating Partnership with
partnership than you will have as an OP Unitholder.      or into another entity, all without the consent of
OP Unitholders cannot remove the general partner of      the OP Unitholders. The general partner may cause the
the AIMCO Operating Partnership.                         dissolution of the AIMCO Operating Partnership by an
                                                         "event of withdrawal, "as defined in the Delaware
                                                         Limited Partnership Act (including, without
                                                         limitation, bankruptcy), unless, within 90 days after
                                                         the withdrawal, holders of a "majority in interest,"
                                                         as defined in the Delaware Limited Partnership Act,
                                                         agree in writing, in their sole and absolute
                                                         discretion, to continue the business of the AIMCO
                                                         Operating Partnership and to the appointment of a

                                                         successor general partner. The general partner may
                                                         elect to dissolve the AIMCO Operating Partnership in
                                                         its sole and absolute discretion, with or without the
                                                         consent of the OP Unitholders. See "Description of OP
                                                         Units -- Dissolution and Winding Up." OP Unitholders
                                                         cannot remove the general partner of the AIMCO
                                                         Operating Partnership with or without cause.

                                    Distributions


Your partnership's agreement of limited partnership      Subject to the rights of holders of any outstanding
specifies how the cash available for distribution,       Preferred OP Units, the AIMCO Operating Partnership
whether arising from operations or sales or              Agreement requires the general partner to cause the
refinancing, is to be shared among the partners.         AIMCO Operating Partnership to distribute quarterly
Distributions will be made quarterly. The                all, or such portion as the general partner may in
distributions payable to the partners are not fixed      its sole and absolute discretion determine, of
in amount and depend upon the operating results and      Available Cash (as defined in the AIMCO Operating
net sales or refinancing proceeds available from the     Partnership Agreement) generated by the AIMCO
disposition of your partnership's assets. Your           Operating Partnership during such quarter to the
partnership has not made distributions in the past       general partner, AIMCO-LP and the holders of OP Units
and is not projected to make distributions in 2002.      on the record date established by the general partner
All of the cash flow from your partnership is            with respect to such quarter, in accordance with
currently dedicated to the payment of operating          their respective interests in the AIMCO Operating
expenses, capital expenditures and debt service.         Partnership on such record date. Holders of any other
                                                         Preferred OP Units issued in the future may have
                                                         priority over the general partner, AIMCO-LP and
                                                         holders of OP Units with respect to distributions of
                                                         Available Cash, distributions upon liquidation or
                                                         other distributions. The general partner in its sole
                                                         and absolute discretion may distribute to the OP
                                                         Unitholders Available Cash on a more frequent basis
                                                         and provide for an appropriate record date. The AIMCO
                                                         Operating Partnership Agreement requires the general
                                                         partner to take such reasonable efforts, as
                                                         determined by it in its sole and absolute discretion
                                                         and consistent with AIMCO's qualification as a REIT,
                                                         to cause the AIMCO Operating Partnership to
                                                         distribute sufficient amounts to enable the general
                                                         partner to transfer funds to AIMCO and enable AIMCO
                                                         to pay stockholder dividends that will (i) satisfy
                                                         the requirements for qualifying as a REIT under the
                                                         Code and the Treasury Regulations and (ii) avoid any
                                                         Federal income or excise tax liability of AIMCO. See
                                                         "Description of OP Units -- Distributions."

                   Liquidity and Transferability/Redemption Rights


A limited partner may transfer his units to any          There is no public market for the OP Units. The AIMCO
person and such person will become a substitute          Operating Partnership Agreement restricts the
limited partner if: (1) a written assignment has         transferability of the OP Units. Until the

been duly executed and acknowledged by the assignor      expiration of one year from the date on which an OP
and assignee and delivered to the general partner,       Unitholder acquired OP Units, subject to certain
(2) the approval of the general partner which may be     exceptions, such OP Unitholder may not transfer all
withheld in the sole discretion and which will be        or any portion of its OP Units to any transferee
withheld if the transfer would result in the             without the consent of the general partner, which
termination of your partnership for tax purposes, (3)    consent may be withheld in its sole and absolute
the assignee has agreed to bound by all of the terms     discretion. After the expiration of one year, such OP
of your partnership's agreement of limited               Unitholder has the Right to transfer all or any
partnership and absolute discretion of the general       portion of its OP Units to any person, subject to the
partner has been granted, (4) the assignee represents    satisfaction of certain conditions specified in the
he is a citizen and resident of the U.S. and that he     AIMCO Operating Partnership Agreement, including the
is not acquiring the interest with a view to resell      general partner's right of first refusal. See
the interest, and (5) the assignor and assignee have     "Description of OP Units -- Transfers and
complied with such other conditions as set forth in      Withdrawals." After the first anniversary of becoming
your partnership's agreement of limited partnership.     a holder of OP Units, an OP Unitholder has the right,
There are no redemption rights associated with your      subject to the terms and conditions of the AIMCO
units.                                                   Operating Partnership Agreement, to require the AIMCO
                                                         Operating Partnership to redeem all or a portion of
                                                         the OP Units held by such party in exchange for a
                                                         cash amount based on the value of shares of Class A
                                                         Common Stock. See "Description of OP
                                                         Units -- Redemption Rights." Upon receipt of a notice
                                                         of redemption, the AIMCO Operating Partnership may,
                                                         in its sole and absolute discretion but subject to
                                                         the restrictions on the ownership of Class A Common
                                                         Stock imposed under AIMCO's charter and the transfer
                                                         restrictions and other limitations thereof, elect to
                                                         cause AIMCO to acquire some or all of the tendered OP
                                                         Units in exchange for Class A Common Stock, based on
                                                         an exchange ratio of one share of Class A Common
                                                         Stock for each OP Unit, subject to adjustment as
                                                         provided in the AIMCO Operating Partnership
                                                         Agreement.

             CONFLICTS OF INTEREST AND TRANSACTIONS WITH AFFILIATES

CONFLICTS OF INTEREST WITH RESPECT TO THE OFFER

     The general partner of your partnership is a subsidiary of AIMCO. Accordingly, the general partner of your partnership has substantial conflicts of interest with respect to the offer. The general partner of your partnership has a fiduciary obligation to obtain a fair offer price for you, even as a subsidiary of AIMCO. It also has a duty to remove the property manager for your partnership's property, under certain circumstances, even though the property manager is also an affiliate of AIMCO. The conflicts of interest include the fact that a decision to remove, for any reason, the general partner of your partnership from its current position as a general partner of your partnership would result in a decrease or elimination of the substantial management fees paid to an affiliate of the general partner of your partnership for managing your partnership property. Additionally, we desire to purchase units at a low price and you desire to sell units at a high price. The general partner of your partnership makes no recommendation as to whether you should tender or refrain from tendering your units. Such conflicts of interest in connection with the offer and the operation of AIMCO differ from those conflicts of interest that currently exist for your partnership. See "Risk Factors -- Risks to Unitholders Who Tender Their Units in the Offer -- Conflicts of Interest with Respect to the Offer."

CONFLICTS OF INTEREST THAT CURRENTLY EXIST FOR YOUR PARTNERSHIP

     We own both the general partner of your partnership and the manager of the VMS properties. Your partnership agreement provides that the general partner and its affiliates receive fees for services rendered to your partnership or VMS. In addition, the general partner and its affiliates are reimbursed by your partnership for out-of-pocket expenses incurred on behalf of your partnership or VMS. The general partner and its affiliates received an average of $892,333 in fees and reimbursements for each year during the three-year period ended December 31, 2001, and the property manager received an average of $1,247,333 in management fees for each year during the same period. The AIMCO Operating Partnership has no current intention of changing the fee structure for your partnership.

COMPETITION AMONG PROPERTIES

     Because AIMCO and your partnership both invest in apartment properties, these properties may compete with one another for tenants. AIMCO's policy is to limit its management to properties which do not compete with one another. Furthermore, you should bear in mind that AIMCO anticipates acquiring properties in general market areas where the VMS properties are located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, the AIMCO Operating Partnership will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

FEATURES DISCOURAGING POTENTIAL TAKEOVERS

     Certain provisions of AIMCO's governing documents, as well as statutory provisions under certain state laws, could be used by AIMCO's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, AIMCO and the AIMCO Operating Partnership. See "Comparison of Your Partnership and the AIMCO Operating Partnership." AIMCO's charter limits ownership of its common stock by any single stockholder to 8.7% of the outstanding shares (or 15% in the case of certain pension trusts, registered investment companies and AIMCO's Chairman, Terry Considine). The 8.7% ownership limit may have the effect of precluding acquisition of control of us by a third party without the consent of our board of directors. Under AIMCO's charter, the board of directors has the authority to classify and reclassify any of its unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as the board of directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests. As a Maryland corporation, AIMCO is subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests. The Maryland General Corporation Law restricts mergers and other business combination transactions between us and any person who acquires beneficial ownership of shares of our stock representing 10% or more of the voting power without our board of directors' prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and only with the approval of stockholders representing 80% of all votes entitled to be cast and 66% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. Maryland law also provides that a person who acquires shares of our stock that represent 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote. In addition, Maryland law may make it more difficult for someone to acquire us, such as a board of directors' ability to adopt stockholders' rights plans and power to fix the record date, time and place for special meetings of the stockholders.

TRANSACTIONS WITH AFFILIATES

     We purchased (i) the junior debt of your partnership (the "Junior Debt") on November 19, 1999, (ii) a significant interest in the residual value of the properties on November 16, 1999, (iii) economic and voting rights in a 0.61% interest in Partners Liquidating Trust ("PLT"), which effectively owns a significant interest in the residual value of the properties, in September 2000,
(iv) a 1.1% interest in PLT in March 2001, and (v) a 72.34% interest in the VMS bankruptcy claim owned by the PLT in March 2001. In connection with our purchase of the Junior Debt, (i) the seller, which owned the senior loans on the properties until October 1998, acknowledged its prior consent to $1,749,286 of capital expenditures made on the properties in addition to those funded pursuant to the capital expenditure reserves for the senior and junior loans, which capital expenditures were funded out of cash flow that would otherwise have been used to pay debt service on the Junior Debt, and (ii) certain deadlines as to the timelines and completion of certain scheduled deferred maintenance items were waived. In addition, we, VMS, and the servicer of the senior loans encumbering the properties (the "Servicer") agreed to a methodology to reach agreement as to whether or not additional capital expenditures, in addition, to permitted capital expenditures of $300 per unit per year, are needed at each property and the methodology from funding any such capital expenditures. Capital expenditures identified pursuant to these procedures are funded out of operating cash flow from the properties that otherwise would be used to service the Junior Debt on the properties; longer term capital expenditures so identified are funded through an increase in required capital expenditure reserve funding. On November 19, 1999, an agreement was executed relating to the required capital expenditures at Towers of Westchester Park. On July 10, 2000, similar agreements were executed relating to North Park Apartments, Scotchollow, Pathfinder, Buena Vista Apartments, Mountain View Apartments, Casa de Monterey and The Bluffs. In August 2000, similar agreements were executed relating to Shadowood Apartments, Crosswood Park Apartments, Vista Village Apartments, Watergate Apartments, Chapelle Le Grande Apartments, and Forest Ridge Apartments and on September 19, 2000, a similar agreement was executed relating to Terrace Gardens Apartments. These agreements and their economic impact on VMS are more fully discussed in VMS' Annual Report on Form 10-K for the period ended December 31, 2001.

     It is anticipated that such funding will significantly increase the period of time that it takes to amortize the Junior Debt, may cause the Junior Debt to negatively amortize for some period of time, and may result in or increase the amount of balloon payments due on the Junior Debt at the end of the term. If the properties cannot be refinanced or sold at or before the end of such term for a sufficient amount VMS will risk losing such properties through foreclosure. There can be no assurance of the effect that such additional capital expenditures, and the funding therefor, will have on the operations of the properties, or whether the properties will be maintained in the future in an acceptable or marketable state of repair.

FUTURE EXCHANGE OFFERS

     If the results of operations were to improve for your partnership under AIMCO's management, AIMCO might pay a higher price for any future exchange offers it may make for units of your partnership. Although we have no current plans to conduct future exchange offers for your units, our plans may change based on future circumstances. Any such future offers that we might make could be for consideration that is more or less than the consideration we are currently offering.

             SOURCE AND AMOUNT OF FUNDS AND TRANSACTIONAL EXPENSES

     The AIMCO Operating Partnership expects that approximately $959,747 plus expenses will be required to purchase all of the units sought in the offer, if such units are tendered for cash. The AIMCO Operating Partnership may from time to time commence offers to acquire interests in other limited partnerships prior to the expiration of this offer. We believe that we will have sufficient cash on hand and available sources of financing to acquire all units tendered pursuant to this offer and any other offers that we may commence and complete during the offering period for this offer. As of June 30, 2002, we had $60.7 million of cash on hand and $400 million available for borrowing under existing lines of credit. We intend to repay any amounts borrowed to finance the offer out of future working capital.

     We have a secured $400 million revolving credit facility with Bank of America, Fleet National Bank and First Union National Bank with a syndicate comprised of a total of ten lender participants. Our revolving credit facility was amended and restated on March 11, 2002. The obligations under the amended and restated credit facility are secured by a first priority pledge of certain non-real estate assets of the Company and a second priority pledge of the equity ownership of the Company and certain subsidiaries of AIMCO. Borrowings under the amended and restated credit facility are available for general corporate purposes. The amended and restated credit facility matures in July 2004 and can be extended once at AIMCO's option, for a term of one year. The annual interest rate under the credit facility is based either on LIBOR or a base rate which is the higher of Bank of America, N.A.'s reference rate of 0.5% over the federal funds rate, plus, in either case, an applicable margin.

     The AIMCO Operating Partnership will pay all of the costs of the offer and not your partnership. Below is an itemized statement of the estimated expenses incurred and to be incurred in the offer by the AIMCO Operating Partnership:

SEC Registration Fee........................................  $     77
Information Agent Fees......................................  $  2,500
Accountant's Fees...........................................  $ 50,000
Legal Fees..................................................  $ 50,000
Printing Fees...............................................  $  7,500
Other.......................................................  $ 10,000
                                                              --------
Total.......................................................  $120,077
                                                              ========

                      WHERE YOU CAN FIND MORE INFORMATION

     AIMCO, the AIMCO Operating Partnership and VMS are subject to the informational requirements of the Securities Exchange Act of 1934, a amended, and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document so filed at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public at the SEC's web site at http://www.sec.gov.

     We are incorporating by reference the information that AIMCO, the AIMCO Operating Partnership and VMS file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings made by AIMCO, the AIMCO Operating Partnership and VMS with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities hereby is completed.

     - Apartment Investment and Management Company's Proxy Statement for Annual Meeting of Stockholders, filed April 1, 2002;

     - Apartment Investment and Management Company's Annual Report on Form 10-K for the year ended December 31, 2001;

     - Apartment Investment and Management Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

     - Apartment Investment and Management Company's Current Reports on Form 8-K, filed February 25, 2002, March 13, 2002, March 20, 2002, March 26,
       2002, April 16, 2002, May 2, 2002 (as amended on May 3, 2002), June 6,
       2002, July 30, 2002 and August 7, 2002;

     - The description of Apartment Investment and Management Company's capital stock contained in its Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or reports filed for the purpose of updating this description;

     - AIMCO Properties, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2001;

     - AIMCO Properties L.P.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

     - AIMCO Properties, L.P.'s Current Report on Form 8-K, filed on March 13, 2002;

     - AIMCO Properties, L.P.'s Registration Statement on Form 10 (File No. 0-24497) filed September 4, 1998, including any amendment or reports filed for the purpose of updating this Registration Statement;

     - VMS National Properties Joint Venture's Annual Report on Form 10-K for the year ended December 31, 2001; and

     - VMS National Properties Joint Venture's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

        Corporate Secretary
        Apartment Investment and management Company
        Colorado Center, Tower Two
        2000 South Colorado Boulevard
        Suite 2-1000
        Denver, Colorado 80222
        (303) 757-8101

     You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                 LEGAL MATTERS

     Skadden, Arps, Slate, Meagher & Flom LLP has delivered an opinion to the effect that the OP Units offered by this prospectus will be validly issued. Skadden, Arps, Slate, Meagher & Flom LLP has delivered an opinion with regard to the material Federal income tax consequences of the offer. Skadden,

Arps, Slate, Meagher & Flom LLP has previously performed certain legal services on behalf of AIMCO and the AIMCO Operating Partnership and their affiliates.

     The two opinions of Skadden, Arps, Slate, Meagher & Flom LLP are not attached to this prospectus. However, upon receipt of a written request by a unitholder or representative so designated in writing, a copy of such opinions will be sent by the Information Agent.

     The validity of the Class A common stock issuable upon redemption of the OP Units will be passed upon by Piper Rudnick LLP, Baltimore, Maryland.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited (i) AIMCO's consolidated financial statements and schedule included in AIMCO's Annual report on Form 10-K for the year ended December 31, 2001, and (ii) AIMCO Properties, L.P.'s consolidated financial statements and schedule included in AIMCO Properties, L.P.'s Annual report on Form 10-K for the year ended December 31, 2001, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited VMS's combined financial statements included in VMS National Properties Joint Venture's Annual report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                                                         ANNEX A

                             OFFICERS AND DIRECTORS

     The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"); AIMCO-GP, Inc. ("AIMCO-GP") and the general partner of your partnership are set forth below. The directors of AIMCO are also set forth below. The two directors of AIMCO-GP are Terry Considine and Peter Kompaniez. The two directors of the general partner of your partnership are Peter K. Kompaniez and Patrick J. Foye. The two officers of your partnership are Patrick J. Foye and Martha L. Long. Unless otherwise indicated, the business address of each executive officer and director is 2000 South Colorado Boulevard, Suite 2-1000, Denver, Colorado 80222-7900. Each executive officer and director is a citizen of the United States of America.

NAME                                                             POSITION
----                                                             --------
Terry Considine......................  Chairman of the Board of Directors and Chief Executive
                                       Officer
Peter K. Kompaniez...................  Vice Chairman, President and Director
Harry G. Alcock......................  Executive Vice President and Chief Investment Officer
Miles Cortez.........................  Executive Vice President, General Counsel and Secretary
Joseph DeTuno........................  Executive Vice President -- Redevelopment
Patrick J. Foye......................  Executive Vice President
Lance J. Graber......................  Executive Vice President -- Acquisitions
Paul J. McAuliffe....................  Executive Vice President and Chief Financial Officer
Ronald D. Monson.....................  Executive Vice President and Head of Property Operations
David Robertson......................  Executive Vice President -- Affordable Properties
James N. Bailey......................  Director
Richard S. Ellwood...................  Director
J. Landis Martin.....................  Director
Thomas L. Rhodes.....................  Director
Martha L. Long.......................  Senior Vice President and Controller of MAERIL, Inc.
NAME                                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                          ---------------------------------------------
Terry Considine......................  Mr. Considine has been Chairman and Chief Executive Officer of AIMCO and AIMCO-GP since July 1994. Mr. Considine serves as Chairman of the Board of Directors of American Land
                                       Lease, Inc. (formerly Asset Investors Corporation and
                                       Commercial Asset Investors, Inc.), another public real
                                       estate investment trust. Mr. Considine has been and remains involved as a principal in a variety of other business
                                       activities.

Peter K. Kompaniez...................  Mr. Kompaniez has been Vice Chairman and a director of AIMCO since July 1994 and was appointed President in July 1997.
                                       Mr. Kompaniez has also served as Chief Operating Officer of
                                       NHP Incorporated, which was acquired by AIMCO in December
                                       1997. From 1986 to 1993, he served as President and Chief
                                       Executive Officer of Heron Financial Corporation ("HFC"), a
                                       United States holding company for Heron International,
                                       N.V.'s real estate and related assets. While at HFC, Mr.
                                       Kompaniez administered the acquisition, development and
                                       disposition of approximately 8,150 apartment units
                                       (including 6,217 units that have been acquired by the AIMCO)
                                       and 3.1 million square feet of commercial real estate.

NAME                                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                          ---------------------------------------------
Harry G. Alcock......................  Mr. Alcock served as a Vice President of AIMCO from July
                                       1996 to October 1997, when he was promoted to Senior Vice
                                       President -- Acquisitions. Mr. Alcock served as Senior Vice
                                       President -- Acquisitions until October 1999, when he was
                                       promoted to Executive Vice President and Chief Investment
                                       Officer. Mr. Alcock has held responsibility for AIMCO's
                                       acquisition and financing activities since July 1994. From
                                       June 1992 until July 1994, Mr. Alcock served as Senior
                                       Financial Analyst for PDI and HFC. From 1988 to 1992, Mr.
                                       Alcock worked for Larwin Development Corp., a Los Angeles-
                                       based real estate developer, with responsibility for raising debt and joint venture equity to fund land acquisition and development. From 1987 to 1988, Mr. Alcock worked for Ford
                                       Aerospace Corp. He received his B.S. from San Jose State
                                       University.

Miles Cortez.........................  Mr. Cortez was appointed Executive Vice President, General
                                       Counsel and Secretary in August 2001. Since December 1997,
                                       Mr. Cortez has been a founding partner and the senior
                                       partner of the law firm of Cortez Macaulay Bernhardt &
                                       Schuetze LLC. From August 1993 to November 1997, Mr. Cortez
                                       was a partner in the law firm of McKenna & Cuneo, LLP. Mr.
                                       Cortez was the President of the Denver Bar Association from
                                       1982-1983; was Chairman of the Ethics Committee of the
                                       Colorado Bar Association from 1977-1978, was President of
                                       the Colorado Bar Association from 1996-1997, and was a
                                       member of the American Bar Association House of Delegates
                                       from 1990-1995. Mr. Cortez is a Life Fellow of the Colorado
                                       Bar Foundation and American Bar Foundation. Mr. Cortez has
                                       been listed in the national publication "The Best Lawyers in
                                       America" for business litigation for the past ten years.

Joseph DeTuno........................  Mr. DeTuno was appointed Executive Vice President --
                                       Redevelopment of AIMCO in February 2001. Mr. DeTuno has been
                                       Senior Vice President -- Property Redevelopment of AIMCO
                                       since August 1997. Mr. DeTuno was previously President and founder of JD Associates, his own full service real estate consulting, advisory and project management company that he founded in 1990.

Patrick J. Foye......................  Mr. Foye was appointed Executive Vice President of AIMCO in
                                       May 1998. He is responsible for acquisitions of partnership securities, consolidation of minority interests, and
                                       corporate and other acquisitions. Prior to joining AIMCO,
                                       Mr. Foye was a merger and acquisitions partner in the law
                                       firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1989 to 1998 and was Managing Partner of the firm's Brussels,
                                       Budapest and Moscow offices from 1992 through 1994. Mr. Foye is also Deputy Chairman of the Long Island Power Authority and serves as a member of the New York State Privatization
                                       Council. He received a B.A. from Fordham College and a J.D.
                                       from Fordham University Law School and was Associate Editor of the Fordham Law Review.

NAME                                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                          ---------------------------------------------
Lance Graber.........................  Mr. Graber was appointed Executive Vice
                                       President -- Acquisitions in October 1999. His principal
                                       business function is acquisitions. Prior to joining AIMCO,
                                       Mr. Graber was an Associate from 1991 through 1992 and then a Vice President from 1992 through 1994 at Credit Suisse
                                       First Boston engaged in real estate financial advisory
                                       services and principal investing. He was a Director there
                                       from 1994 to May 1999, during which time he supervised a
                                       staff of seven in the making of principal investments in
                                       hotel, multi-family and assisted living properties. Mr.
                                       Graber received a B.S. and an M.B.A. from the Wharton School of the University of Pennsylvania.

Paul J. McAuliffe....................  Mr. McAuliffe has been Executive Vice President of AIMCO since February 1999 and was appointed Chief Financial
                                       Officer in October 1999. Prior to joining AIMCO, Mr.
                                       McAuliffe was Senior Managing Director of Secured Capital
                                       Corporation and prior to that time had been a Managing
                                       Director of Smith Barney, Inc. from 1993 to 1996, where he was a key member of the underwriting team that led AIMCO's initial public offering in 1994. Mr. McAuliffe was also a
                                       Managing Director and head of the real estate group at CS
                                       First Boston from 1990 to 1993 and he was a Principal in the real estate group at Morgan Stanley & Co., Inc. from 1983 to
                                       1990. Mr. McAuliffe received a B.A. from Columbia College
                                       and an MBA from University of Virginia, Darden School.

Ronald D. Monson.....................  Mr. Monson was appointed Executive Vice President and Head of Property Operations of AIMCO on February 6, 2001. Mr.
                                       Monson has been with AIMCO since 1997 and was promoted to
                                       Divisional Vice President in 1998. Prior to joining AIMCO,
                                       Mr. Monson worked for 13 years in operations management
                                       positions in the lawn care and landscaping industries,
                                       principally with True Green/Chemlawn. Mr. Monson received a
                                       Bachelor of Science from the University of Minnesota and a
                                       Masters in Business Administration from Georgia State
                                       University.

David Robertson......................  Mr. Robertson was appointed Executive Vice
                                       President -- Affordable Properties in February 2002. He is
                                       responsible for affordable property operations, refinancing and other value creation within AIMCO's affordable
                                       portfolio. Prior to joining AIMCO, Mr. Robertson was a
                                       member of the investment-banking group at Smith Barney from
                                       1991 to 1996, where he was responsible for real estate
                                       investment banking transactions in the western United
                                       States, and was part of the Smith Barney team that managed
                                       AIMCO's initial public offering in 1994. Since February
                                       1996, Mr. Robertson has been Chairman and Chief Executive
                                       Officer of Robeks Corporation, a privately held chain of
                                       specialty food stores.

James N. Bailey......................  Mr. Bailey was appointed a Director of AIMCO in June 2000.
  Cambridge Associates, Inc.           In 1973, Mr. Bailey co-founded Cambridge Associates, Inc.,
  1 Winthrop Square,                   which is an investment consulting firm for non-profit
  Suite 500                            institutions and wealthy family groups. He is also
  Boston, MA 02110                     Co-Founder, Treasurer and Director of The Plymouth Rock
                                       Company, Direct Response Corporation and Homeowners' Direct
                                       Corporation, each of which is a United States personal lines insurance company. He received his M.B.A. and J.D. degrees in 1973 from Harvard Business School and Harvard Law School.

NAME                                          PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS
----                                          ---------------------------------------------
Richard S. Ellwood...................  Mr. Ellwood was appointed a Director of AIMCO in July 1994
  12 Auldwood Lane                     and is currently Chairman of the Audit Committee and a
  Rumson, NJ 07660                     member of the Compensation Committee. Mr. Ellwood is the
                                       founder and President of R.S. Ellwood & Co., Incorporated, a real estate investment banking firm. Prior to forming R.S.
                                       Ellwood & Co., Incorporated in 1987, Mr. Ellwood had 31
                                       years experience on Wall Street as an investment banker,
                                       serving as: Managing Director and senior banker at Merrill
                                       Lynch Capital Markets from 1984 to 1987; Managing Director at Warburg Paribas Becker from 1978 to 1984; general partner and then Senior Vice President and a director at White, Weld
                                       & Co. from 1968 to 1978; and in various capacities at J.P.
                                       Morgan & Co. from 1955 to 1968. Mr. Ellwood currently serves as a director of Felcor Lodging Trust, Incorporated and
                                       Florida East Coast Industries, Inc.

J. Landis Martin.....................  Mr. Martin was appointed a director of AIMCO in July 1994
  199 Broadway                         and became Chairman of the Compensation Committee on March
  Suite 4300                           19, 1998. Mr. Martin is a member of the Audit Committee. Mr.
  Denver, CO 80202                     Martin has served as President and Chief Executive Officer of NL Industries, Inc., a manufacturer of titanium dioxide, since 1987. Mr. Martin has served as Chairman of Tremont
                                       Corporation ("Tremont"), a holding company operating though its affiliates Titanium Metals Corporation ("TIMET") and NL
                                       Industries, Inc. ("NL"), since 1990 and as Chief Executive
                                       Officer and a director of Tremont since 1988. Mr. Martin has served as Chairman of TIMET, an integrated producer of
                                       titanium, since 1987 and Chief Executive Officer since
                                       January 1995. From 1990 until its acquisition by a
                                       predecessor of Halliburton Company ("Halliburton") in 1994,
                                       Mr. Martin served as Chairman of the Board and Chief
                                       Executive Officer of Baroid Corporation, an oilfield
                                       services company. In addition to Tremont, NL and TIMET, Mr.
                                       Martin is a director of Halliburton, which is engaged in the petroleum services, hydrocarbon and engineering industries, and Crown Castle International Corporation, a communications company.

Thomas L. Rhodes.....................  Mr. Rhodes was appointed a Director of AIMCO in July 1994
  215 Lexington Avenue                 and is a member of the Audit and Compensation Committees.
  4th Floor                            Mr. Rhodes has served as the President and a Director of
  New York, NY 10016                   National Review magazine since November 1992, where he has also served as a Director since 1998. From 1976 to 1992, he held various positions at Goldman, Sachs & Co. and was
                                       elected a General Partner in 1986 and served as a General
                                       Partner from 1987 until November 1992. He is currently
                                       Co-Chairman of the Board, Co-Chief Executive Officer and a
                                       Director of American Land Lease, Inc. He also serves as a
                                       Director of Delphi Financial Group and its subsidiaries,
                                       Delphi International Ltd., Oracle Reinsurance Company and
                                       the Lynde and Harry Bradley Foundation.

Martha L. Long.......................  Ms. Long has been Senior Vice President and Controller of
                                       MAERIL, Inc. since October 1998. In February 2001, Ms. Long was appointed head of the service business for AIMCO. From
                                       June 1994 until January 1997, Ms. Long was the Controller
                                       for Insignia, and was promoted to Senior Vice
                                       President -- Finance and Controller in January 1997,
                                       retaining that title until October 1998. From 1988 to June
                                       1994, Ms. Long was Senior Vice President and Controller for
                                       The First Savings Bank, FSB in Greenville, South Carolina.

     Questions and requests for assistance or for additional copies of this prospectus and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

           By Mail:                  By Overnight Courier:                 By Hand:
         P.O. Box 2065                 111 Commerce Road               111 Commerce Road
S. Hackensack, N.J. 07606-2065       Carlstadt, N.J. 07072           Carlstadt, N.J. 07072
                                  Attn.: Reorganization Dept.     Attn.: Reorganization Dept.

                                         By Telephone:
                                   TOLL FREE (888) 349-2005
                                              or
                                        (201) 896-1900

                                            By Fax:
                                        (201) 460-2889

                             LETTER OF TRANSMITTAL

                TO TENDER UNITS OF LIMITED PARTNERSHIP INTEREST
                                       IN

                      VMS NATIONAL RESIDENTIAL PORTFOLIO I
            (A PARTICIPANT IN VMS NATIONAL PROPERTIES JOINT VENTURE)

                              PURSUANT TO AN OFFER
                             DATED AUGUST 22, 2002
                                       BY

                             AIMCO PROPERTIES, L.P.

            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 21, 2002, UNLESS EXTENDED.

                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

           By Mail:                  By Overnight Courier:                 By Hand:
         P.O. Box 2065                 111 Commerce Road               111 Commerce Road
S. Hackensack, N.J. 07606-2065       Carlstadt, N.J. 07072           Carlstadt, N.J. 07072
                                  Attn.: Reorganization Dept.     Attn.: Reorganization Dept.

                                 By Telephone:
                            TOLL FREE (888) 349-2005
                                       or
                                 (201) 896-1900

                                    By Fax:
                                 (201) 460-2889

     To participate in the offer, you must send a duly executed copy of this Letter of Transmittal and you must send such duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal so that such documents are received by River Oaks Partnership Services, Inc., the Information Agent, on or prior to October 21, 2002 (the "Expiration Date"). THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF THIS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

     FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF THIS LETTER OF TRANSMITTAL, PLEASE CONTACT THE INFORMATION AGENT AT (888) 349-2005 (TOLL FREE) OR (201) 896-1900.

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

----------------------------------------------------------------------------------------------------------------------------
                                               DESCRIPTION OF UNITS TENDERED
----------------------------------------------------------------------------------------------------------------------------
 NAME(S) AND ADDRESS(ES) OF REGISTERED
 HOLDER(S) (PLEASE INDICATE CHANGES OR
CORRECTIONS TO THE NAME, ADDRESS AND TAX                              NUMBER OF UNITS TENDERED
 IDENTIFICATION NUMBER PRINTED BELOW.)                         (ATTACH ADDITIONAL LIST, IF NECESSARY)
----------------------------------------------------------------------------------------------------------------------------
                                                               2. NUMBER OF UNITS
                                          1. TOTAL NUMBER OF  TENDERED FOR COMMON   3. NUMBER OF UNITS   4. TOTAL NUMBER OF
                                             UNITS OWNED            OP UNITS        TENDERED FOR CASH      UNITS TENDERED
                                                 (#)                  (#)                  (#)                  (#)

                                            ----------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------
                                            ----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

                          SPECIAL PAYMENT INSTRUCTIONS
                         (SEE INSTRUCTIONS 2, 4 AND 9)

     To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be issued in the name of someone other than the undersigned.

[ ] Issue consideration to:

Name:
----------------------------------------
                             (PLEASE TYPE OR PRINT)

Address

------------------------------------------------

------------------------------------------------
                               (INCLUDE ZIP CODE)

------------------------------------------------
                  (TAX IDENTIFICATION OR SOCIAL SECURITY NO.)
                           (SEE SUBSTITUTE FORM W-9)

                         SPECIAL DELIVERY INSTRUCTIONS
                         (SEE INSTRUCTIONS 2, 4 AND 9)

     To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

[ ] Mail Consideration to:

Name:
----------------------------------------
                             (PLEASE TYPE OR PRINT)

Address

------------------------------------------------

------------------------------------------------
                               (INCLUDE ZIP CODE)

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned (the "Limited Partner") hereby acknowledges that he or she has received and reviewed (i) the Prospectus (the "Prospectus") of AIMCO Properties, L.P. (the "Purchaser"), dated August 22, 2002, which describes the exchange offer (the "Offer"), as supplemented or amended from time to time, and
(ii) this Letter of Transmittal, including the Instructions hereto, as it may be supplemented or amended from time to time (the "Letter of Transmittal").

     Upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal, the undersigned hereby tenders to the Purchaser the units of limited partnership interest ("Units") in VMS National Residential Portfolio I, an Illinois limited partnership and a participant in VMS National Properties Joint Venture (the "Partnership"), set forth in the box above entitled "Description of Units Tendered" under the column entitled "Total Number of Units Tendered." For each Unit that the undersigned tenders, the undersigned may choose to receive as consideration per Unit (the "Offer Price") any combination of 64.50 Partnership Common Units ("Common OP Units") or $3,000 in cash, reduced, in each case, for the amount of distributions, if any, made or declared by the Partnership from the date the Offer commences (the "Offer Date") until the Expiration Date. The number of Units you choose to tender for each type of consideration will be set forth by you in the box above entitled "Description of Units Tendered" under the columns entitled "Number of Units Tendered for Common OP Units" and "Number of Units Tendered for Cash." All holders of Units who do not specify which type of consideration they wish to receive will be deemed to have elected to receive cash.

     Subject to and effective upon acceptance for payment of any of the Units tendered hereby in accordance with the terms of the Offer, the undersigned hereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all right, title and interest in and to such Units tendered hereby that are accepted for payment pursuant to the Offer, including, without limitation, (i) all of the undersigned's interest in the capital of the Partnership, and the undersigned's interest in all profits, losses and distributions of any kind to which the undersigned shall at any time be entitled in respect of the Units; (ii) all other payments, if any, due or to become due to the undersigned in respect of the Units, under or arising out of the Partnership Agreement, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (iii) all of the undersigned's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Amended and Restated Limited Partnership Agreement of the Partnership (the "Partnership Agreement") or the undersigned's ownership of the Units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of the Partnership; and (iv) all present and future claims, if any, of the undersigned against the Partnership, the other partners of the Partnership, or the general partner and its affiliates, including the Purchaser, under or arising out of the Partnership Agreement, the undersigned's status as a limited partner, or the terms or conditions of the Offer.

     The undersigned hereby irrevocably constitutes and appoints the Purchaser and any designees of the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote or act in such manner as any such attorney and proxy or substitute shall, in its sole discretion, deem proper with respect to such Units, to do all such acts and things necessary or expedient to deliver such Units and transfer ownership of such Units on the partnership books maintained by the general partner of the Partnership, together with all accompanying evidence of transfer and authenticity to, or upon the order of, the Purchaser, to sign any and all documents necessary to authorize the transfer of the Units to the Purchaser, including, without limitation, the "Transferor's (Seller's) Application for Transfer" created by the National Association of Securities Dealers, Inc., if required, and upon receipt by the Information Agent (as the undersigned's agent) of the consideration pursuant to the terms of the Offer, to become a substitute limited partner, to receive any and all distributions made by the Partnership from and after the Expiration Date (regardless of the record date for any such distribution), and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, all in accordance with the terms of the Offer. This appointment is effective upon the purchase of the Units by the Purchaser as provided in the Offer. Upon the purchase of Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Units will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

     In addition to and without limiting the generality of the foregoing, the undersigned hereby irrevocably (i) requests and authorizes (subject to and effective upon acceptance for payment of any Unit tendered hereby) the Partnership and general partner to take any and all actions as may be required to effect the transfer of the undersigned's Units to the Purchaser (or its designee) and to admit the Purchaser as a substitute limited partner in the Partnership under the terms of the Partnership Agreement; (ii) empowers the Purchaser and its agent to execute and deliver to the general partner a change of address form instructing the general partner to send any and all future distributions to the address specified in the form, and to endorse any check payable to or upon the order of such Limited Partner representing a distribution to which the Purchaser is entitled pursuant to the terms of the Offer, in each case in the name and on behalf of the tendering Limited Partner; and (iii) agrees not to exercise any rights pertaining to the Units without the prior consent of the Purchaser.

     NOTWITHSTANDING ANY PROVISION IN THE PARTNERSHIP AGREEMENT TO THE CONTRARY, THE UNDERSIGNED HEREBY DIRECTS THE GENERAL PARTNER OF THE PARTNERSHIP TO MAKE ALL DISTRIBUTIONS AFTER THE PURCHASER ACCEPTS THE TENDERED UNITS FOR PAYMENT TO THE PURCHASER OR ITS DESIGNEE. Upon request, the undersigned will execute and deliver additional documents deemed by the Information Agent or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. The Purchaser reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering limited partners to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

     By executing this Letter of Transmittal, the undersigned represents that either (i) the undersigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (ii) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.

     The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment may be destroyed by the Purchaser (or its agent). EXCEPT AS STATED IN THE OFFER, THIS TENDER IS IRREVOCABLE, PROVIDED THAT UNITS TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE AND AFTER THE EXPIRATION DATE UNLESS ALREADY ACCEPTED FOR PAYMENT AS PROVIDED IN THE OFFER.

     THE UNDERSIGNED HAS BEEN ADVISED THAT THE PURCHASER IS AN AFFILIATE OF THE GENERAL PARTNER OF THE PARTNERSHIP AND THE GENERAL PARTNER OF THE PARTNERSHIP MAKES NO RECOMMENDATION TO THE UNDERSIGNED AS TO WHETHER TO TENDER OR TO REFRAIN FROM TENDERING UNITS IN THE OFFER AND THE UNDERSIGNED HAS MADE HIS OR HER OWN DECISION TO TENDER UNITS.

     The undersigned hereby represents and warrants for the benefit of the Partnership and the Purchaser that the undersigned owns the Units tendered hereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein are in compliance with all applicable laws and regulations.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the undersigned.

                                 SIGNATURE BOX
                              (SEE INSTRUCTION 2)
--------------------------------------------------------------------------------

     Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each joint owner must sign. (See Instruction 2).

     TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF A CORPORATION OR OTHER PERSONS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE COMPLETE THIS BOX AND SEE INSTRUCTION 2.

     The signatory hereto hereby tenders the Units indicated in this Letter of Transmittal to the Purchaser pursuant to the terms of the Offers, and certifies under penalties of perjury that the statements in Box A and Box B are true.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X
--------------------------------------------------------------------------------
                              (SIGNATURE OF OWNER)

X
--------------------------------------------------------------------------------
                           (SIGNATURE OF JOINT OWNER)

Name and Capacity (if other than individuals):
--------------------------------------------------------

Title:
--------------------------------------------------------------------------------

Address (Fiduciaries only):
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(CITY)                          (STATE)                          (ZIP)

Area Code and Telephone No. (Day):
------------------------------------------------------------------

                            (Evening):
                           -----------------------------------------------------

                       SIGNATURE GUARANTEE (IF REQUIRED)
                              (SEE INSTRUCTION 2)

Name and Address of Eligible Institution:
--------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Authorized Signature: X
--------------------------------------------------------------------------------

Name:
--------------------------------------------------------------------------------

Title:
------------------------------------------------------  Date:
---------------------------------------

                               TAX CERTIFICATIONS
                              (SEE INSTRUCTION 4)

     By signing the Letter of Transmittal in the Signature Box, the Limited Partner certifies as true under penalty of perjury, the representations in Boxes A and B below. Please refer to the attached Instructions for completing this Letter of Transmittal and Boxes A and B below.

                                     BOX A
                              SUBSTITUTE FORM W-9
                          (SEE INSTRUCTION 5 -- BOX A)
--------------------------------------------------------------------------------

The Limited Partner hereby certifies the following to the Purchaser under penalties of perjury:

     (i) The Taxpayer Identification No. ("TIN") printed (or corrected) on the front of this Letter of Transmittal is the correct TIN of the Limited Partner, unless the Units are held in an Individual Retirement Account (IRA); or if this box [ ] is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future (it being understood that if the Limited Partner does not provide a TIN to the Purchaser, 30% of all reportable payments made to the Limited Partner will be withheld); and

     (ii) Unless this box [ ] is checked, the Limited Partner is not subject to backup withholding either because the Limited Partner: (a) is exempt from backup withholding; (b) has not been notified by the IRS that the Limited Partner is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

     Note: Place an "X" in the box in (ii) above, only if you are unable to certify that the Limited Partner is not subject to backup withholding.

                                     BOX B
                                FIRPTA AFFIDAVIT
                          (SEE INSTRUCTION 4 -- BOX B)
--------------------------------------------------------------------------------

Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Limited Partner's Units in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

     (i) Unless this box [ ] is checked, the Limited Partner, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     (ii) The Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose on the front of the Letter of Transmittal;

     (iii) The Limited Partner's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal.

     The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

                                  INSTRUCTIONS
                      FOR COMPLETING LETTER OF TRANSMITTAL

     1. REQUIREMENTS OF TENDER. To be effective, a duly completed and signed Letter of Transmittal (or facsimile thereof) and any other required documents must be received by the Information Agent at one of its addresses (or its facsimile number) set forth herein before midnight, New York City, on October 21, 2002, unless extended. To ensure receipt of the Letter of Transmittal and any other required documents, it is suggested that you use overnight courier delivery or, if the Letter of Transmittal and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested. WHERE NO DEFINITIVE INDICATION IS MARKED IN THE BOX ENTITLED "DESCRIPTION OF UNITS TENDERED" UNDER THE COLUMNS ENTITLED "NUMBER OF UNITS TENDERED FOR COMMON OP UNITS" AND "NUMBER OF UNITS TENDERED FOR CASH," LETTERS OF TRANSMITTAL THAT HAVE BEEN DULY EXECUTED SHALL BE DEEMED TO HAVE TENDERED ALL UNITS FOR CASH PURSUANT TO THE OFFER.

     WHEN TENDERING BY FACSIMILE, PLEASE TRANSMIT ALL PAGES OF THE LETTER OF TRANSMITTAL, INCLUDING TAX CERTIFICATIONS (BOXES A AND B).

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     2. SIGNATURE REQUIREMENTS.

     INDIVIDUAL AND JOINT OWNERS. After carefully reading and completing the Letter of Transmittal, to tender Units, Limited Partners must sign at the "X" in the Signature Box of the Letter of Transmittal. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Letter of Transmittal. If the Letter of Transmittal is signed by the Limited Partner (or beneficial owner in the case of an IRA), no signature guarantee on the Letter of Transmittal is required. If any tendered Units are registered in the names of two or more joint owners, all such owners must sign this Letter of Transmittal.

     IRA'S/ELIGIBLE INSTITUTIONS. For Units held in an IRA account, the beneficial owner should sign in the Signature Box and no signature guarantee is required. Similarly, if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no signature guarantee is required.

     TRUSTEES, CORPORATIONS, PARTNERSHIPS AND FIDUCIARIES. Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in the Signature Box of the Letter of Transmittal. If the Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

     3. DOCUMENTATION REQUIREMENTS. In addition to the information required to be completed on the Letter of Transmittal, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Information Agent at its telephone number set forth herein.

Deceased Owner (Joint
Tenant).......................   Copy of death certificate.

Deceased Owner (Others).......   Copy of death certificate (see also
                                 Executor/Administrator/ Guardian below).

Executor/administrator/guardian...
                                 Copy of court appointment documents for
                                 executor or administrator; and (a) a copy of applicable provisions of the will (title page, executor(s)' powers, asset distribution); or
                                 (b) estate distribution documents.

Attorney-in-Fact..............   Current power of attorney.

Corporation/partnership.......   Corporate resolution(s) or other evidence of
                                 authority to act. Partnership should furnish copy of the partnership agreement.

Trust/Pension Plans...........   Unless the trustee(s) are named in the
                                 registration, a copy of the cover page of the trust or pension plan, along with a copy of the section(s) setting forth names and powers of trustee(s) and any amendments to such sections or appointment of successor trustee(s).

     4. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Letter of Transmittal or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Letter of Transmittal in the box entitled "Description of Units Tendered," the appropriate boxes on the Letter of Transmittal should be completed.

     5. TAX CERTIFICATIONS. The limited partner(s) tendering Units to the Purchaser pursuant to the Offer must furnish the Purchaser with the limited partner's taxpayer identification number ("TIN") and certify as true, under penalties of perjury, the representations in Box A and Box B. By signing the Signature Box, the Limited Partner(s) certifies that the TIN as printed (or corrected) on this Letter of Transmittal in the box entitled "Description of Units Tendered" and the representations made in Box A and Box B are correct. See attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance in determining the proper TIN to give the Purchaser.

     U.S. PERSONS. A limited partner that is a U.S. citizen or a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "U.S. Persons"), as those terms are defined in the Code, should follow the instructions below with respect to certifying Box A and Box B.

     BOX A.  Substitute Form W-9.

     PART (i), TAXPAYER IDENTIFICATION NUMBER. Tendering limited partners must certify to the Purchaser that the TIN as printed (or corrected) on this Letter of Transmittal in the box entitled "Description of Units Tendered" is correct. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (the "IRS"), in addition to the limited partner being subject to backup withholding.

     PART (ii), BACKUP WITHHOLDING. In order to avoid 30% Federal income tax backup withholding, the tendering limited partner must certify, under penalties of perjury, that such limited partner is not subject to backup withholding. Certain limited partners (including, among others, all corporations and certain exempt non-profit organizations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. DO NOT CHECK THE BOX IN BOX A, PART (II), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

    When determining the TIN to be furnished, please refer to the following as a guide:

    Individual accounts -- should reflect owner's TIN.
    Joint accounts -- should reflect the TIN of the owner whose name appears first.
    Trust accounts -- should reflect the TIN assigned to the trust.
    IRA custodial accounts -- should reflect the TIN of the custodian (not necessary to provide).
    Custodial accounts for the benefit of minors -- should reflect the TIN of the minor.
    Corporations, partnership or other business entities -- should reflect the TIN assigned to that entity.

     By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on the front of the Letter of Transmittal is correct.

     NON-U.S. PERSON. In order for a limited partner(s) that is not a U.S. Person ("Non-U.S. Person") to qualify as exempt, such limited partner(s) must submit a completed Form W-8BEN "Certificate of Foreign Status," Form W-8ECI "Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a U.S. Trade or Business," or Form W-8IMY "Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding" signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the IRS at www.irs.gov.

     BOX B -- FIRPTA AFFIDAVIT. Section 1445 of the Code requires that each limited partner transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in Box B, or be subject to withholding of tax equal to 10% of the amount realized for interests purchased. Tax withheld under Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS. PART (I) SHOULD BE CHECKED ONLY IF THE TENDERING LIMITED PARTNER IS NOT A U.S. PERSON, AS DESCRIBED THEREIN.

     6. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

     7. VALIDITY OF LETTER OF TRANSMITTAL. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these Instructions for this Letter of Transmittal) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. This Letter of Transmittal will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent are under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

     8. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

     9. TRANSFER TAXES. Except as set forth in this Instruction 9, the Purchaser will pay, or cause to be paid, all transfer taxes, if any, in respect of the Unit(s) accepted for payment pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if tendered Units are registered in the name of, any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

       ------------------------------------------------------------------

                                         GIVE THE TAXPAYER IDEN-
FOR THIS TYPE OF ACCOUNT:                TIFICATION NUMBER OF --
---------------------------------------------------------------------
 1.  An individual account               The individual
 2.  Two or more individuals (joint      The actual owner of the ac-
     account)                            count or, if combined funds,
                                         the first individual on the
                                         account
 3.  Husband and wife (joint account)    The actual owner of the ac-
                                         count or, if joint funds,
                                         either person
 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)     The adult or, if the minor
                                         is the only contributor, the
                                         minor(1)
 6.  Account in the name of guardian     The ward, minor or incompe-
     or committee for a designated       tent person(3)
     ward, minor or incompetent
     person(3)
 7.  a. The usual revocable savings      The grantor trustee(1)
     trust account (grantor is also
        trustee)                         The actual owner(1)
     b. So-called trust account that
     is not a legal or valid trust
        under state law
 8.  Sole proprietorship account         The owner(4)
 9.  A valid trust, estate or pension    The legal entity (Do not
     trust                               furnish the identifying
                                         number of the personal
                                         representative or trustee
                                         unless the legal entity
                                         itself is not designated in
                                         the account title.)(5)
10.  Corporate account                   The corporation
11.  Religious, charitable, or           The organization
     educational organization account
12.  Partnership account held in the     The partnership
     name of the business
13.  Association, club, or other         The organization
     tax-exempt organization
14.  A broker or registered nominee      The broker or nominee
15.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments

       ------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's or incompetent person's name and furnish such person's social security number or employer identification number.
(4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security
Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a) of the Internal Revenue
  Code of 1986, as amended (the "Code"), or an individual retirement plan.
- The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
- An international organization or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a) of the Code.
- An exempt charitable remainder trust, or a non-exempt trust described in section 4947 (a)(1).
- An entity registered at all times under the Investment Company Act of 1940.
- A foreign central bank of issue.
- A futures commission merchant registered with the Commodity Futures Trading
  Commission.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under section 1441 of the Code.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received in not paid in money.
- Payments made by certain foreign organizations.
- Payments made to an appropriate nominee.
- Section 404(k) payments made by an ESOP.

  Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer. Payments of tax exempt interest (including exempt interest dividends under section 852 of the Code).
- Payments described in section 6049(b)(5) of the Code to nonresident aliens.
- Payments on tax-free covenant bonds under section 1451 of the Code.
- Payments made by certain foreign organizations.
- Payments of mortgage interest to you.
- Payments made to an appropriate nominee.

Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR
TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND
RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE
DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A
FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED
INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(A), 6045, and 6050A.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
SERVICE
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                    The Information Agent for the offer is:

                     RIVER OAKS PARTNERSHIP SERVICES, INC.

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
           By Mail:                  By Overnight Courier:                 By Hand:
         P.O. Box 2065                 111 Commerce Road               111 Commerce Road
S. Hackensack, N.J. 07606-2065       Carlstadt, N.J. 07072           Carlstadt, N.J. 07072
                                  Attn.: Reorganization Dept.     Attn.: Reorganization Dept.

                                 By Telephone:
                            TOLL FREE (888) 349-2005
                                       OR
                                 (201) 896-1900

                                    By Fax:
                                 (201) 460-2889